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                                                                     EXHIBIT 4.2

                                TRUST INDENTURE

       THIS TRUST INDENTURE, dated as of August 1, 2002, between the GULF COAST WASTE DISPOSAL AUTHORITY, a governmental agency and body politic and corporate of the State of Texas (herein called the "Issuer"), operating as a conservation and reclamation district and political subdivision of the State of Texas pursuant to Article XVI, Section 59 of the Texas Constitution and the laws of the State of Texas, particularly, Chapter 409, Acts of the 61st Legislature of the State of Texas, Regular Session, 1969, as amended (originally compiled as Article 7621d-2 Vernon's Texas Civil Statutes (the "Authority Act") and U.S BANK NATIONAL ASSOCIATION (the "Trustee"), a national banking association, as Trustee.

                                    WITNESS:

       WHEREAS, the Issuer and Waste Corporation of Texas, L.P. (the "Company"), a limited partnership organized and existing under and by virtue of the laws of the State of Delaware; and its successors and assigns as permitted under the Agreement (hereinafter defined), have duly executed an Installment Sale Agreement, dated as of August 1, 2002 (hereinafter, the "Agreement"), relating to the below-defined Bonds;

       WHEREAS, the recitals and provisions of the Agreement are incorporated herein as if set forth in their entirety;

       WHEREAS, pursuant to the Agreement, the Board of Directors of the Issuer duly adopted a resolution authorizing the Bonds (together with any amendment or supplement to such resolution as authorized therein, hereinafter called the "Bond Resolution");

       WHEREAS, the Company has requested that the Issuer issue and sell a series of revenue bonds for the purpose of financing the construction, installation and equipping of certain Facilities (as defined in the Agreement) (the "Facilities"); and

       WHEREAS, the Bonds, and the interest thereon, are and shall be payable from and secured by a first priority lien and security interest on and pledge of the payments designated as "Installment Sale Payments" to be made by the Company pursuant to the Agreement in amounts sufficient to pay and redeem, and provide for the payment of the principal of, premium, if any, and interest on, the Bonds, when due, and the fees and expenses of the Trustee and any paying agent for, the Bonds;

       WHEREAS, the Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

       WHEREAS, all other things necessary to make the Bonds, when issued, executed and delivered by the Issuer and authenticated pursuant to this Indenture, the valid, legal and binding obligations of the Issuer, and to constitute this Indenture a valid pledge of the Receipts and Revenues of the Issuer from the Agreement (as hereinafter defined) and other amounts pledged hereunder as security for the payment of the principal of, premium, if any, and interest on, and

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Purchase Price of, the Bonds authenticated and delivered under this Indenture, have been performed, and the creation, execution and delivery of this Indenture and the creation, execution and issuance of the Bonds, subject to the terms hereof, have in all respects been duly authorized;

       NOW, THEREFORE, KNOW ALL BY THESE PRESENTS, THIS INDENTURE WITNESSETH:

       That the Issuer, in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created, and of the purchase and acceptance of the Bonds by the holders thereof, and of the sum of TEN DOLLARS ($10.00), lawful money of the United States of America, to it paid by the Trustee, at or before the execution and delivery of these presents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in order to secure the payment of the principal and purchase price of, and the premium, if any, and the interest on, the Bonds and all other amounts payable by the Issuer pursuant to the terms of the Bonds and/or this Indenture according to their tenor and effect and to ensure the performance and observance by the Issuer of all of the agreements expressed or implied herein and in the Bonds (collectively, the "Bond Obligations"), has given, granted, assigned and pledged and does by these presents give, grant, assign and pledge to the Trustee and to its successors in the trusts hereby created, and to them and their assigns until such time as the Bonds shall have been paid and are no longer Outstanding:

                                 GRANTING CLAUSE

       To secure the payment of the Bond Obligations, the Issuer assigns and pledges to the Trustee and grants to the Trustee for the benefit of the Bondholders a security interest in all right, title and interest of the Issuer in and to:

                                       I.

       The Agreement, including any right to delivery of the Letter of Credit, the Receipts and Revenues of the Issuer from the Agreement, any right to bring actions and proceedings under the Agreement or for the enforcement of the Agreement and to do all things that the Issuer is entitled to do under the Agreement, but excluding the Unassigned Rights (as hereinafter defined) and the right to enforce the Unassigned Rights; and

                                       II.

       All moneys and securities held from time to time by the Trustee under this Indenture, other than moneys and securities held in the Rebate Fund (as hereinafter defined), for the equal and proportionate benefit of all holders of the Bonds without priority or distinction as to lien or otherwise of any Bonds over any other Bonds, and to otherwise secure payment and performance of the Bond Obligations; and

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                                      III.

       Any and all real or personal property of every nature now and from time to time hereafter by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred, as and for additional security hereunder by the Issuer or by anyone on its behalf or with its written consent to the Trustee, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof.

                     ARTICLE I: DEFINITIONS AND RULES OF CONSTRUCTION

       Section 1.01. DEFINITIONS. For all purposes of this Indenture, unless the context or use clearly indicates another or different meaning or intent, the following terms shall have the following meanings, and any other words and terms defined in the Agreement shall have the same meanings when used herein as assigned to them in the Agreement:

       "Act" means collectively, Chapter 1371, Texas Government Code, as amended, Chapter 30, Texas Water Code, as amended, and the Authority Act.

       "Agreement" means the Installment Sale Agreement, dated as of the date of this Indenture, between the Issuer and the Company, as such Agreement may be amended or supplemented from time to time in accordance with its terms.

       "Annual Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the lowest interest rate for the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date and ending on and including the last day of February or August nearest to but not later than the date that is one year from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) at which, as of such Interest Rate Determination Date, the Bonds could be remarketed at par, plus the accrued interest (if any) on the Interest Rate Adjustment Date for that Interest Rate Period or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Annual Interest Rate for whatever reason, or the Annual Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Annual Interest Rate exceed the Maximum Rate.

       "Approval Certificate" means the certificate of the Chairman, General Manager, or Manager, Financial Services, of the Issuer approving certain terms of the Bonds.

       "Authorized Company Representative" means the person or persons designated from time to time to act on behalf of the Company by written instrument furnished to the Issuer and the Trustee by the Company, containing the specimen signature of such person and signed by any officer of the Company. Such instrument may designate an alternate or alternates.

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       "Authorized Denominations" means with respect to all Bonds (i) $100,000 and any integral multiple of $5,000 in excess thereof while Bonds bear interest at a Variable Rate, and, (ii) upon conversion of the Bonds to a Fixed Interest Rate, when evidence is presented to the Issuer and Trustee that the Bonds will receive an Investment Grade Rating from any one or more Rating Agency, any integral multiple of $5,000, and otherwise, in denominations of $100,000 or any integral multiple of $5,000 greater than $100,000.

       "Authorized Officer" means the Chairman or any Vice Chair or Secretary of the Issuer.

       "Available Moneys" means moneys that are (a) continuously on deposit with the Trustee in trust for the benefit of the Bondholders in a separate and segregated account in which only Available Moneys are held and that are (b) proceeds of (i) the Bonds received contemporaneously with and directly from the issuance and sale of the Bonds, (ii) payments made by the Company, or any affiliate or guarantor of the Company, if at the time of the deposit of such payments and for a period of at least 91 days (366 days for any amounts paid by any entity, including, but not limited to any affiliate or guarantor of the Company, deemed to be an "insider" for purposes of the United States Bankruptcy
Code) thereafter no Bankruptcy Filing shall have occurred, (iii) a draw by the Trustee on the Letter of Credit, (iv) refunding bonds for which the Trustee has received a written opinion of Bankruptcy Counsel to the effect that payment of such moneys to the Bondholders would not constitute an avoidable preference under Section 547 of the United States Bankruptcy Code in the event the Company or the Issuer were to become a debtor under the United States Bankruptcy Code, or (v) income derived from the investment of the foregoing.

       "Bank" means Wells Fargo Bank Texas, National Association, as issuer of the initial Letter of Credit, and upon the issuance and delivery of a Substitute Letter of Credit, shall mean the financial institution that issues such Substitute Letter of Credit, and in either case, its successors.

       "Bank Representative" means any officer, employee, or agent of the Bank that has been duly authorized to approve Construction Fund Certificates and Requisitions under the terms of the Agreement.

       "Bankruptcy Counsel" means any counsel nationally recognized in bankruptcy matters that is independent of the Company and the Issuer and is reasonably acceptable to the Bank and the Trustee.

       "Bankruptcy Filing" means the filing of a petition by or against the Company or the Issuer, as the case may be, as debtor under the United States Bankruptcy Code or similar bankruptcy or insolvency act. If the petition has been dismissed and the dismissal is final and not subject to appeal at the relevant time, the filing shall not be considered to have occurred.

       "Beneficial Owner" means, with respect to the Bonds, a Person owning a Beneficial Ownership Interest therein, as evidenced to the satisfaction of the Trustee.

       "Beneficial Ownership Interest" means the beneficial right to receive payments and notices with respect to the Bonds that are held by the Depository under a book-entry system.

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       "Bond Counsel" means, McCall, Parkhurst & Horton L.L.P. or such other firm of attorneys of nationally recognized standing in the field of law relating to municipal bond law and the exemption from federal income taxation of interest on state or local bonds, selected by the Issuer and acceptable to the Company and if a Letter of Credit shall then be in effect with respect to the Bonds, approved by the Bank, and experienced in issuing opinions with respect to tax-exempt bonds under the exemptions provided in the Code.

       "Bond Fund" means the fund by that name created by Section 4.02.

       "Bonds" means the Gulf Coast Waste Disposal Authority Environmental Facilities Revenue Bonds (Waste Corporation of Texas, L.P. Project) Series 2002 being issued pursuant to this Indenture.

       "Business Day" means any day other than (a) a Saturday or Sunday, (b) a day on which commercial banks in New York, New York, or the city or cities in which the corporate trust office of the Trustee, the primary office of the Remarketing Agent or the paying office of the Bank are located are authorized or required by law or executive order to close, or (c) a day on which the New York Stock Exchange or DTC is closed. For purposes of this definition, "paying office of the Bank" means the office of the Bank responsible for making payments under any Letter of Credit.

       "Cede & Co." means Cede & Co., the nominee of DTC or any successor nominee of DTC with respect to the Bonds.

       "Closing Date" means the date of initial delivery of and payment for the Bonds.

       "Code" means the Internal Revenue Code of 1986, as amended, the regulations (whether temporary or final) promulgated under the Code or the statutory predecessor of the Code, and any amendments of, or successor provisions to, the foregoing and any official rulings, announcements, notices, procedures and judicial determinations regarding any of the foregoing, all as and to the extent applicable. Unless otherwise indicated, reference to a Section of the Code means that Section of the Code, including such applicable regulations, rulings, announcements, notices, procedures and determinations pertinent to that Section of the Code.

       "Company" means Waste Corporation of Texas, L.P., a corporation organized and existing under the laws of the State of Texas and its successors and assigns as permitted under the Agreement.

       "Company Bonds" means any Bonds of which the Company or any affiliate or subsidiary thereof is the registered holder.

       "Construction Fund" means the fund by that name created by Section 4.06.

       "Cost of Construction" means all costs incurred by the Issuer or the Company with respect to the acquisition, construction and improvement of the Facilities, including but not limited to, the following items:

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       (i)    obligations incurred or assumed for labor, materials and equipment
              (including obligations payable to the Company for expenditures made or costs incurred by the Company);

       (ii) costs of any surety bonds and insurance deemed necessary or appropriate by the Company;

       (iii) costs of engineering services, including the costs incurred or assumed for preliminary design and development, surveys, estimates and plans and specifications, and for supervising construction and performing all other duties required in connection with the construction, acquisition and improvement of the Facilities;

       (iv) costs that the Company shall be required to pay under the terms of any contract or contracts in connection with the construction, acquisition and improvement of the Facilities including, without limitation, amounts allocated by the Company to the Facilities as a part of the acquisition of assets of which the Facilities comprise a part;

       (v) sums required to reimburse the Company for advances made for any of the above items, and for any other costs (including a portion of the interest costs of general Company borrowings) incurred for work done or caused to be done by the Company that is properly chargeable to the Facilities;

       (vi) interest on the Bonds issued by the Issuer to finance the acquisition, construction and improvement of the Facilities, actually paid during or attributable to the period of construction of the Facilities;

       (vii) to the extent authorized by the Acts, costs of all other items related to the acquisition, construction and improvement of the Facilities; and

       (viii) all Costs of Issuance and other financing costs and fees to be paid during the period of construction.

       "Costs of Issuance" means all costs and expenses incurred by the Issuer or the Company in connection with the initial issuance and sale of the Bonds, including without limitation (i) fees and expenses of accountants, attorneys, engineers, underwriters (whether paid as a fee or a discount) and financial advisors, (ii) materials, supplies and printing and engraving costs, (iii) recording and filing fees, (iv) rating agency fees, (v) initial fees and expenses of any Trustee and Paying Agent, and (vi) the Issuer's administrative and overhead expenses as provided for in Section 5.05(a) of the Agreement.

       "Daily Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent on the Interest Rate Adjustment Date, to be the lowest interest rate for the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date, and remaining in effect to, but not including, the next succeeding Business Day, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions), at which rate, as of such

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Interest Rate Determination Date, the Bonds could be remarketed at par, plus the accrued interest (if any) on the Interest Rate Adjustment Date for that Interest Rate Period or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Daily Interest Rate for whatever reason, or the Daily Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Daily Interest Rate exceed the Maximum Rate.

       "Depository" means any securities depository that is a clearing agency under federal law operating and maintaining, with its participants or otherwise, a book-entry system to record ownership of book entry interests in Bonds, and to effect transfers of book entry interests in Bonds in book entry form, and includes and means initially DTC.

       "Determination of Taxability" has the meaning set forth in Section 3.01(d) hereof.

       "DTC" means The Depository Trust Company, a limited purpose company organized under the laws of the State of New York, and its successors and assigns.

       "DTC Participant" or "DTC Participants" means securities brokers and dealers, banks, trust companies and clearing corporations that have access, as participants or otherwise (directly or indirectly) to the DTC system.

       "Eligible Investments" means and includes any of the following securities, if and to the extent the same are permitted under applicable law:

       (a) Bonds, notes and other evidences of indebtedness of the State or any political subdivision thereof and securities unconditionally guaranteed as to payment of principal and interest by the State, and that currently carry at least the fourth highest rating by any Rating Agency, or all if the Bonds are rated by all of the Rating Agencies;

       (b) U.S. Government Obligations;

       (c) Bonds, debentures, notes or other evidence of indebtedness issued by any of the following agencies or any other like governmental or government-sponsored agencies that are hereafter created: Bank for Cooperatives; Federal Intermediate Credit Banks; Consolidated Farm Credit System-wide Bonds; Federal Financing Bank; Federal Home Loan Bank System; Export-Import Bank of the United States; Rural Economic and Community Development; Small Business Administration; Inter-American Development Bank; International Bank for Reconstruction and Development; Federal Land Banks; Government National Mortgage Association; and Federal National Mortgage Association;

       (d) Repurchase agreements for such obligations specified in paragraphs
(b) and (c) above subject to the limitations set forth below;

       (e) Savings accounts, time deposits, certificates of deposit or other interest-bearing accounts in any bank (including the Trustee and the Bank) within the State, or without the State having

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shareholders' equity of not less than $10,000,000, provided such investment is not then prohibited by the laws of the State and is either (i) fully insured by the Federal Deposit Insurance Corporation or similar federal agency or (ii) collateralized or otherwise secured to the full extent required by law, and provided, further, that no such deposits made under this subsection (e) shall be made for any period in excess of one year;

       (f) Commercial paper, with a maturity of 270 days or less, of issuing corporations organized under the laws of the United States or of any state thereof, including paper issued by banks and bank holding companies, and if rated by Moody's Investors Service, Inc. within its NCO/Moody's ratings of prime 1 or prime 2, or rated by Standard & Poor's Credit Market Services, a division of The McGraw-Hill Companies, Inc. within its ratings of A-1 or A-2, or rated by their corporate successors, within their comparable ratings;

       (g) Shares of an open-end, diversified investment company registered under the Investment Company Act of 1940, as amended, or of a mutual fund or a common trust fund of the Trustee, in any of which cases, that (i) invests its assets solely in obligations of or guaranteed by the United States of America or any instrumentality thereof having in each instance a final maturity date of less than one year from their date of purchase; (ii) seeks to maintain a constant net asset value per share; and (iii) has aggregate net assets of not less than $10,000,000 on the date of purchase of such shares including, but not limited to, a registered investment company described herein for which the Trustee or an affiliate of the Trustee serves as an investment advisor and/or receives compensation from such investment company for that service;

       (h) Bonds, notes, debentures and evidences of indebtedness with a maturity of one year or more of corporations organized under the laws of the United States, or of any state thereof, carrying at least the third highest rating of any one or all of the Rating Agencies, or their corporate successors; and/or

       (i) Any other securities permitted by applicable laws of the State.

       A repurchase agreement pursuant to (d) above shall be made with any bank as principal, including the Trustee or an affiliate of the Trustee, within or without the State having a combined capital, surplus and undivided profits of not less than $50,000,000, provided the bank is obligated to repurchase within one year. Such repurchase agreement shall be considered a purchase of such securities even if title and/or possession of such securities is not transferred to the Trustee so long as (1) the repurchase obligation of the bank is collateralized by the securities themselves and the interest to be paid is secured by collateral of comparable credit rating to the securities that are the subject of the repurchase agreement, (2) the securities have on each day the repurchase agreement is in effect a fair market value equal to at least 100% of the amount of the repurchase obligation of the bank (which shall include principal and interest accrued thereunder), (3) the securities are free and clear of any lien, charge or encumbrance of any person other than of the Trustee or the Bank, (4) the securities are held by a third party and segregated from securities owned generally by the bank, (5) a perfected security interest under the Uniform Commercial Code of the applicable state or book-entry procedures prescribed by federal law in such securities is created for the benefit of the holders of the Bonds, and (6) if the repurchase agreement is with the bank serving as Trustee or any affiliated

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party, the third party holding such securities holds them as agent for the benefit of the holders of the Bonds rather than as agent for the bank serving as Trustee or any other party.

       "Event of Default" is defined in Section 8.01.

       "Facilities" means the solid waste collection and disposal facilities described in Exhibit A to the Agreement.

       "First Optional Redemption Date" means the first Interest Payment Date that is at least thirty (30) days after the date that is the midpoint of the Fixed Rate Period; provided however, that in no event shall the First Optional Redemption Date be less than five years or greater than ten years after the commencement of the Fixed Interest Rate Period. In addition, prior to the commencement of the Fixed Rate Period, at the written direction of the Remarketing Agent, upon the request of the Company and in order to achieve the lowest interest rate which, in the judgment of the Remarketing Agent, on the basis of then current financial market conditions as to interest rates and redemption periods would permit the sale of the Bonds at par plus accrued interest upon the commencement of the Fixed Rate Period, the Issuer and the Trustee agree to modify the First Optional Redemption Date and/or the premium payable in connection with any such optional redemption if the Company delivers to the Issuer, the Bank, the Remarketing Agent and the Trustee an Opinion of Bond Counsel stating that such modification will not adversely affect the exclusion of interest on the Bonds from gross income for federal tax purposes.

       "Fiscal Year" means the Company's fiscal year.

       "Five-Year Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the lowest interest rate for the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date and ending on and including the last day of February or August nearest to but not later than the date that is five years from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) at which, as of such Interest Rate Determination Date, the Bonds could be remarketed at par, plus the accrued interest (if any) on the Interest Rate Adjustment Date for that Interest Rate Period or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed or the Remarketing Agent has failed to determine the Five-Year Interest Rate for whatever reason, or the Five-Year Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Five-Year Interest Rate exceed the Maximum Rate.

       "Fixed Interest Rate" means the fixed rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the Fixed Interest Rate Conversion Date, to be the lowest interest rate from the Fixed Interest Rate Conversion Date to the final maturity date of the Bonds, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) at which, as of such

Interest Rate Determination Date, the Bonds could be remarketed at par, plus the accrued interest (if any) on the Fixed Interest Rate Conversion Date without credit enhancement.

       "Fixed Interest Rate Conversion Date" means the Interest Period Reset Date from and after which the Bonds shall bear interest at the Fixed Interest Rate, as that date shall be established as provided in Section 2.02(c) hereof.

       "Fixed Rate Period" means the Interest Rate Mode during which the interest rate on the Bonds is fixed to the final maturity date of the Bonds, during which period the Bonds bear interest at the Fixed Interest Rate.

       "Indenture" means this Trust Indenture, as it may be amended or supplemented from time to time in accordance with its terms.

       "Installment Sale Payment" means each payment, as defined in Section 5.01 hereof, required to be paid by the Company with respect to the Bonds, including the principal of, redemption premium, if any, and interest on, and Purchase Price of, the Bonds.

       "Instructions to Sell" means the "Notice of Exercise of Tender Option Instructions to Sell" attached to the form of Bond.

       "Interest Payment Date" or "Interest Payment Dates" means (a) while the Bonds bear interest at the Semiannual Interest Rate, the Annual Interest Rate, the Five-Year Interest Rate or the Fixed Interest Rate, the first day of each March and September, and (b) while the Bonds bear interest at the Daily Interest Rate, the Weekly Interest Rate, the Monthly Interest Rate, or the Quarterly Interest Rate, the first Business Day of each month, commencing on the date specified in the Approval Certificate.

       "Interest Period Reset Date" means any date on which the interest rate on the Bonds converts from the Interest Rate Mode applicable to the Bonds prior to such date to a new Interest Rate Mode in accordance with the provisions of
Section 2.02(b) hereof. An Interest Period Reset Date shall be an Interest Rate Adjustment Date for the Interest Rate Mode in effect prior to such conversion.

       "Interest Rate Adjustment Date" means any date on which the interest rate on the Bonds may be adjusted, either as the result of (i) the conversion of the interest rate on the Bonds to a different Interest Rate Mode, or (ii) the adjustment of the interest rate on the Bonds within the applicable Interest Rate Mode. For the initial Interest Rate Period of an Interest Rate Mode, the initial Interest Rate Adjustment Date shall be the Interest Period Reset Date and thereafter, for each succeeding Interest Rate Period, the first day of the first month of the next Interest Rate Period if the Bonds bear interest at the Semiannual, Annual or Five-Year Interest Rate, the first Business Day of the first month of the next Interest Rate Period if the Bonds bear interest at the Quarterly Interest Rate; the first Business Day of a month if the Bonds bear interest at the Monthly Rate; Thursday of each week if the Bonds bear interest at the Weekly Interest Rate; and on each Business Day if the Bonds bear interest at the Daily Interest Rate.

       "Interest Rate Determination Date" means (a) with respect to the Quarterly Interest Rate, the Semiannual Interest Rate, the Annual Interest Rate, the Five-Year Interest Rate and the Fixed Interest Rate, the tenth Business Day preceding an Interest Rate Adjustment Date, (b) with respect to the Monthly Interest Rate, the seventh Business Day preceding an Interest Rate Adjustment Date, (c) with respect to the Weekly Interest Rate, not later than 2:00 p.m. according to local time at the Operations Office of the Trustee on Wednesday of each week, or the next preceding Business Day if such Wednesday is not a Business Day; provided that upon any conversion to the Weekly Interest Rate from a different Interest Rate Mode, the first Interest Rate Determination Date shall mean not later than 2:00 p.m. according to the local time at the Operations Office of the Trustee on the Business Day preceding the Interest Period Reset Date; and (d) with respect to the Daily Interest Rate, not later than 10:30 a.m., New York City time, and provided to the Trustee by the Remarketing Agent by electronic notice by 12:00 noon, New York City time, on that same day; provided that no notice need be given if the Daily Rate then in effect is to be the Daily Rate for the next Daily Rate Period.

       "Interest Rate Mode" means any of those modes of interest with respect to the Bonds permitted by this Indenture, specifically, the Daily Interest Rate, the Weekly Interest Rate, the Monthly Interest Rate, the Quarterly Interest Rate, the Semiannual Interest Rate, the Annual Interest Rate, the Five-Year Interest Rate and the Fixed Interest Rate.

       "Interest Rate Period" means that period of time for which the interest rate with respect to the Bonds has been determined by the Remarketing Agent or otherwise as provided in the definition of the applicable Interest Rate Mode, commencing on the applicable Interest Rate Adjustment Date, and terminating on the day immediately preceding the following Interest Rate Adjustment Date, if any.

       "Investment Grade Rating" means one of the top four rating categories for long-term debt of a Rating Agency, without regard to any refinement or gradation of such rating category or categories by a numerical modifier or otherwise.

       "Issuer" means the Gulf Coast Waste Disposal Authority, a governmental agency and body politic and corporate of the State of Texas.

       "Issuer Representative" means the person or persons designated at the time to act on behalf of the Issuer by a written instrument furnished to the Trustee containing the specimen signature of such person or persons and signed on behalf of the Issuer by an Authorized Officer of the Issuer.

       "Letter of Credit" means an irrevocable direct-pay letter of credit having the characteristics of a "credit" or "letter of credit" set forth in the Uniform Commercial Code of the State of Texas (or in the case of a Substitute Letter of Credit, in the Uniform Commercial Code of the state under whose laws such Substitute Letter of Credit is governed) except that a letter of credit (a) may not be revocable and (b) may only be issued by (i) a national bank, (ii) any banking institution organized under the laws of any state, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar officials, or (iii) a branch or agency of a foreign bank, provided that the nature and extent of federal and/or state regulation and the supervision of the particular branch or agency is substantially equivalent to that applicable to federal or state chartered domestic banks doing business in the same jurisdiction and that meets the requirements of Section
5.07 of the Agreement. Initially, the term "Letter of Credit" shall mean the irrevocable, direct-pay letter of credit issued by the Bank to the Trustee in accordance with Section 5.07 of the Agreement, including any permitted supplements or amendments thereto and any renewals or extensions thereof, and, upon the expiration or termination of the Letter of Credit and the issuance and delivery of a Substitute Letter of Credit meeting the requirements set forth in this paragraph, in Section 5.03 hereof and in Section 5.07 of the Agreement, "Letter of Credit" shall mean such Substitute Letter of Credit.

       "Letter of Credit Termination Date" means the expiration date of the Letter of Credit (initially September 30, 2005) or of any Substitute Letter of Credit, as such date may be extended from time to time in accordance with the provisions of the Letter of Credit.

       "Maturity Date" shall mean the date or dates specified as such in the Approval Certificate.

       "Maximum Rate" means ten percent (10%) per annum, or such higher rate covered by any Letter of Credit or Substitute Letter of Credit then in effect, provided that the Maximum Rate shall be limited to an amount that shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of Texas, or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable Texas laws, that could lawfully be contracted for, charged or received.

       "Monthly Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the lowest interest rate for the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date to and including the day preceding the first Business Day of the next month, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) at which, as of such Interest Rate Determination Date, the Bonds could be remarketed at par, plus the accrued interest (if any) on the Interest Rate Adjustment Date for that Interest Rate Period or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Monthly Interest Rate for whatever reason, or the Monthly Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Monthly Interest Rate exceed the Maximum Rate.

       "Operations Office" means the operations office of the Trustee located at U.S. Bank National Association, 180 East Fifth Street, Attn: Corporation Trust Department EP-MN-T4CT, St. Paul, Minnesota 55101.

       "Opinion of Bond Counsel" means a written opinion of Bond Counsel.

       "Opinion of Counsel" means a written opinion of Counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer, the Trustee, the Remarketing Agent or the Company.

       "Outstanding" when used with reference to Bonds, or "Bonds outstanding" means all Bonds that have been authenticated and delivered by the Trustee under this Indenture, except the following:

       (a) Bonds canceled or purchased by or delivered to the Trustee for cancellation pursuant to the provisions of this Indenture. Except as otherwise provided in Section 3.09, Bonds purchased by the Company pursuant to optional tender or mandatory repurchase under Section 3.06, Section 3.07 or Section 3.08 (including Pledged Bonds) shall continue to be outstanding until the holder of such Bonds directs the Trustee to cancel them;

       (b) Bonds that have become due (at maturity or on redemption, acceleration or otherwise) and for the payment, including interest accrued to the due date, of which sufficient moneys are held by the Trustee;

       (c) Bonds deemed paid pursuant to Section 7.01; and

       (d) Bonds in lieu of which others have been authenticated under Section
2.05 (relating to registration and exchange of Bonds) or Section 2.06 (relating to mutilated, lost, stolen, destroyed or undelivered Bonds).

       "Owner," "owner," "Bondholder," "bondholder," "Holder," "holder" or words of similar import mean: (a) in the event that the book-entry system of evidence and transfer of ownership in the Bonds is employed pursuant to Section 2.05(c), Cede & Co., as nominee for DTC, or its nominee, and (b) in all other cases, the registered owner or owners of any Bond fully registered as shown on the register maintained by the Trustee.

       "Person" means (a) any individual, (b) any corporation, partnership, limited liability company, joint venture, association, joint-stock company, business trust or unincorporated organization, or grouping of any such entities, in each case formed or organized under the laws of the United States of America, any state thereof or the District of Columbia, or (c) the United States of America or any state thereof, or any political subdivision of either thereof, or any agency, authority or other instrumentality of any of the foregoing.

       "Pledged Bonds" means Bonds purchased by the Company with proceeds from a draw under the Letter of Credit, pledged to, and registered in the name of, the Bank as security for the obligations of the Company under the Reimbursement Agreement as provided in Section 3.10 hereof.

       "Purchase Agreement" means the Bond Purchase Agreement, dated as of August 29, 2002, among the Company, the Issuer, and Wells Fargo Brokerage Services, LLC, as the underwriter, with respect to the initial purchase of the Bonds.

       "Purchase Price" means, with respect to a Bond or any portion thereof that is mandatorily or optionally tendered or deemed tendered for purchase in accordance with this Indenture, 100% of the principal amount thereof tendered or deemed tendered for purchase plus accrued but unpaid interest, if any, thereon to the date established for the purchase thereof.

       "Quarterly Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the lowest interest rate for the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date to and including the day preceding the first Business Day of the March, June, September or December nearest to but not later than the date that is three months from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) at which, as of such Interest Rate Determination Date, the Bonds could be remarketed at par, plus the accrued interest (if any) on the Interest Rate Adjustment Date for that Interest Rate Period or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Quarterly Interest Rate for whatever reason, or the Quarterly Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Quarterly Interest Rate exceed the Maximum Rate.

       "Rating Agency" means, if the Bonds are rated, Moody's Investors Service, Inc., if such agency's ratings are in effect with respect to the Bonds, Standard & Poor's Credit Market Services, a division of The McGraw-Hill Companies, Inc., if such agency's ratings are in effect with respect to the Bonds, and Fitch IBCA, Inc., if such agency's ratings are in effect with respect to the Bonds, and their respective successors and assigns. If any such corporation ceases to act as a securities rating agency, the Company may, with the approval of the Remarketing Agent and the Bank, appoint any nationally recognized securities rating agency as a replacement.

       "Rebate Fund" means the fund by that name created by Section 4.12.

       "Rebate Instructions" means the Rebate Instructions set forth in the No-Arbitrage Certificate, delivered by the Issuer at the time of the issuance and delivery of the Bonds, as the same may be amended or supplemented in accordance with its terms.

       "Receipts and Revenues of the Issuer from the Agreement" means all money paid to the Issuer pursuant to Section 5.04(a) of the Agreement, and receipts of the Trustee credited under the provisions of this Indenture against such payments, including all moneys received by the Trustee from a draw under the Letter of Credit (other than moneys drawn to purchase Bonds pursuant to the terms hereof).

       "Record Date" means, with respect to any Bond bearing interest at a Variable Rate, the fifth Business Day next preceding an Interest Payment Date applicable to that Bond, or, with respect to any Bond bearing interest at a Fixed Interest Rate, the February 15 or August 15 next preceding the Interest Payment Date.

       "Reimbursement Agreement" means the agreement among the Company, WCA Waste Systems, Inc., and the Bank pursuant to which the Letter of Credit is issued by the Bank and delivered to the Trustee, and any and all modifications, alterations, amendments and supplements thereto. Initially, the "Reimbursement Agreement" means the Reimbursement Agreement, dated as of August 1, 2002, between the Company and the Bank.

       "Remarketing Agent" means initially Wells Fargo Brokerage Services, LLC, and any successor agent or agents appointed from time to time pursuant to
Section 9.09.

       "Remarketing Agreement" means (a) initially the Remarketing Agreement between the Remarketing Agent and the Company, dated as of August 1, 2002, and any and all modifications, alterations, amendments and supplements thereto, and
(b) any agreement between the Company and any successor remarketing agent appointed pursuant to Section 9.09.

       "Responsible Officer" means, when used with respect to the Trustee, any officer within the Corporate Trust Department (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Trustee's address set forth in Section 12.01 because of his knowledge of and familiarity with the particular subject.

       "Semiannual Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the lowest interest rate for the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date and ending on the last day of February or August nearest to but not later than the date that is six months from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) at which, as of such Interest Rate Determination Date, the Bonds could be remarketed at par, plus the accrued interest (if any) on the Interest Rate Adjustment Date for that Interest Rate Period or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Semiannual Interest Rate for whatever reason, or the Semiannual Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Semiannual Interest Rate exceed the Maximum Rate.

        "Substitute Letter of Credit" is defined in Section 5.03.

       "Trust Estate" means all of the moneys, properties and rights described in the Granting Clause of this Indenture.

       "Trustee" means the entity identified as such in the heading of this Indenture and such entity's successors under this Indenture, and any separate or co-trustee at the time serving as such under this Indenture.

       "Unassigned Rights" means the rights of the Issuer under Section 5.05 (relating to fees and indemnification), Section 6.01 (relating to expenses of collection), and Section 6.05 (relating to payment of counsel fees and expenses), of the Agreement and the rights of the Issuer to receive documentation and notices, to give or withhold consents in connection with the provisions of this Indenture or the Agreement and the right to enforce any of the foregoing.

       "U.S. Government Obligations" means (a) direct obligations of the United States for which its full faith and credit are pledged for the full and timely payment thereof, (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States for the full and timely payment thereof, or (c) securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in (a) or (b).

       "Variable Rate" means any interest rate to be borne on the Bonds other than the Fixed Interest Rate.

       "Weekly Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the lowest interest rate for the Interest Rate Period of one week (or less in the case of any such Interest Rate Period commencing on an Interest Period Reset Date that is not a Thursday) commencing on the applicable Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) at which, as of such Interest Rate Determination Date, the Bonds could be remarketed at par, plus the accrued interest (if any) on the Interest Rate Adjustment Date for that Interest Rate Period or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Weekly Interest Rate for whatever reason, or the Weekly Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Weekly Interest Rate exceed the Maximum Rate.

       Section 1.02. RULES OF CONSTRUCTION. Unless the context otherwise requires,

       (a) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles applied on a consistent basis;

       (b) references to Articles and Sections are to the Articles and Sections of this Indenture;

       (c) terms defined elsewhere in this Indenture shall have the meanings ascribed to them therein;

       (d) words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders;

       (e) headings used in this Indenture are for convenience of reference only and shall not define or limit the provisions hereof;

       (f) each reference herein or in the Bonds to a percentage of Bonds required for notices, consents or for any other reason shall be deemed to refer to Bonds then Outstanding; and

       (g) all references herein to time shall be Eastern Time unless otherwise expressly stated.

                     ARTICLE II: THE BONDS

       Section 2.01. ISSUANCE OF BONDS; FORM; DATING.

       (a) Authorization. The Issuer hereby authorizes and creates under this Indenture a series of Bonds, entitled to the benefit, security and protection of this Indenture, to be designated "Gulf Coast Waste Disposal Authority Environmental Facilities Revenue Bonds (Waste Corporation of Texas, L.P. Project) Series 2002." The total principal amount of Bonds that may be issued and Outstanding hereunder shall not exceed $25,000,000. The Bonds shall be issuable only as fully registered bonds without coupons in Authorized Denominations only, and in substantially the form of Exhibit A to this Indenture, with appropriate variations, omissions, insertions, notations, legends or endorsements required by law or usage or permitted or required by this Indenture. The Bonds may be in printed or typewritten form. No Bonds may be issued under the provisions of this Indenture except in accordance with this Article.

       The Bonds shall be payable in lawful money of the United States but only from the sources pledged to such purpose. The Bonds are limited obligations of the Issuer payable solely from the revenues and receipts derived from payments made by the Company in accordance with the Agreement or by the Bank under the Letter of Credit, which revenues and receipts and security have been pledged and assigned to the Trustee to secure payment of the Bonds in the manner and to the extent provided herein. NEITHER THE STATE NOR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE ISSUER, SHALL BE OBLIGATED TO PAY THE PRINCIPAL OR PREMIUM, IF ANY, OR INTEREST ON OR THE PURCHASE PRICE OF THE BONDS OR OTHER COSTS INCIDENT THERETO EXCEPT FROM THE REVENUES AND RECEIPTS PLEDGED THEREFOR, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE ISSUER, IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OR PREMIUM, IF ANY, OR INTEREST ON OR THE PURCHASE PRICE OF THE BONDS OR OTHER COSTS INCIDENT THERETO. THE BONDS AND THE INTEREST THEREON SHALL NOT BE DEEMED TO CONSTITUTE A DEBT OR PLEDGE OF THE FAITH AND CREDIT OF THE STATE, OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE ISSUER. THE ISSUER HAS NO TAXING POWER. NO PRESENT OR FUTURE OFFICER, MEMBER, DIRECTOR, EMPLOYEE OR AGENT OF THE ISSUER OR THE STATE OF TEXAS SHALL BE PERSONALLY LIABLE ON THE BONDS; AND NO COVENANT, AGREEMENT OR OBLIGATION CONTAINED HEREIN SHALL BE DEEMED TO BE A COVENANT, AGREEMENT OR OBLIGATION OF ANY PRESENT OR FUTURE OFFICER, MEMBER, DIRECTOR, EMPLOYEE OR AGENT OF THE ISSUER IN HIS INDIVIDUAL CAPACITY.

       (b) Details of Bonds. Each of the Bonds shall be dated August 1, 2002, but shall accrue interest from the Closing Date (which shall be shown on the Bonds as the "Date of Initial Delivery") and shall mature, subject to prior redemption, on the Maturity Date. The principal of and Purchase Price or redemption price and premium, if any, on the Bonds shall be payable at the Operations

Office of the Trustee upon presentation and surrender of the Bonds. Payments of interest on the Bonds will be mailed to the persons in whose names the Bonds are registered on the register of the Trustee at the close of business on the Record Date immediately preceding each Interest Payment Date; provided that, any Holder of a Bond or Bonds in an aggregate principal amount of not less than $1,000,000 may, by prior written instructions filed with the Trustee not later than three
(3) Business Days prior to a Record Date (which instructions shall remain in effect until revoked by subsequent written instructions), instruct that interest payments for any period be made by wire transfer to an account in the continental United States or other means acceptable to the Trustee at the expense of the Company. The Bonds shall be numbered from 1 upward as determined by the Trustee and will contain the designation "R" except that temporary Bonds permitted by Section 2.08 hereof shall contain the designation "TR."

       (c) Delivery. Upon the execution and delivery of this Indenture and receipt by the Trustee of the following items, the Trustee shall deliver the Bonds in accordance with the authorization described in (iv) below:

              (i) a copy of the resolution of the Issuer authorizing the issuance of the Bonds, certified by the Issuer's Secretary;

              (ii) original executed counterparts of the Agreement, this Indenture, the Remarketing Agreement, the Purchase Agreement and the Reimbursement Agreement;

              (iii) the original, executed Letter of Credit from the Bank;

              (iv) an authorization and request from the Issuer to the Trustee to deliver $25,000,000 in aggregate principal amount of the Bonds to the initial purchaser or purchasers upon receipt by the Trustee, for the account of the Issuer, of the purchase price for such principal amount of Bonds;

              (v) an Opinion of Bond Counsel to the effect that the Bonds so specified have been validly authorized, executed and issued under the laws of the State of Texas and are not subject to registration under the Securities Act of 1933, as amended (the "Securities Act"), and this Indenture has been duly authorized, executed and delivered by, and is enforceable against, the Issuer and is exempt from qualification under the Trust Indenture Act of 1939, as amended;

              (vi) an Opinion of Counsel to the Bank addressed to the Trustee, or upon which the Trustee may rely, to the effect that the Letter of Credit is a valid, binding and enforceable obligation of the Bank and is not subject to registration under the Securities Act; and

              (vii) the approving opinion of the Attorney General of the State of Texas.

       Section 2.02. INTEREST ON THE BONDS. (a) General; Initial Interest Rate. The Bonds shall mature on the Maturity Date, subject to prior redemption as set forth herein. Interest on the Bonds shall be computed from the Interest Payment Date next preceding the date of authentication thereof, unless such authentication date (i) is prior to the first Interest Payment Date following the Closing Date, in which case interest shall be computed from the Closing Date, (ii) is after a Record Date and before the subsequent Interest Payment Date, in which case interest shall be computed from the subsequent Interest Payment Date, or (iii) is an Interest Payment Date, in which case interest shall be computed from such authentication date; provided, that if interest on the Bonds is in default, the Bonds shall bear interest from the last date to which interest has been paid. Interest on the Bonds shall be payable on the initial Interest Payment Date specified in the Approval Certificate and on each Interest Payment Date thereafter. The Bonds shall bear interest at a Variable Rate or the Fixed Interest Rate, all as more specifically set forth hereinafter. The Bonds shall initially bear interest at the Weekly Interest Rate. The initial Interest Rate Period shall be in effect from the Closing Date through and including the date specified in the Approval Certificate.

       (b) Conversion to Different Variable Rate Interest Rate Mode. On any Interest Period Reset Date on or after the first Interest Payment Date, Bonds bearing interest at a Variable Rate may be converted to a different Variable Rate Interest Rate Mode upon receipt by the Trustee and the Remarketing Agent of a written direction from the Authorized Company Representative, not less than forty-five (45) days prior to such Interest Period Reset Date, to convert the Variable Rate on the Bonds to a different Variable Rate other than the Interest Rate Mode then in effect. Such direction to convert the interest rate on the Bonds to a different Interest Rate Mode shall be accompanied by (i) in the case of a conversion from an Interest Rate Mode of one year or longer to an Interest Rate Mode of less than one year, or in the case of a conversion from an Interest Rate Mode of less than one year to an Interest Rate Mode of one year or longer, an Opinion of Bond Counsel delivered to the Issuer, the Trustee, the Bank and the Remarketing Agent, stating that such conversion to the specified Interest Rate Mode will not adversely affect the exclusion of the interest on the Bonds from gross income for federal income tax purposes; and (ii) evidence reasonably satisfactory to the Trustee that the interest component of the Letter of Credit is equal to the amounts set forth below and that the Letter of Credit Termination Date is no earlier than fifteen (15) days after the end of the new Interest Rate Period. If the Bonds bear interest at the Daily Interest Rate, the Weekly Interest Rate, the Monthly Interest Rate, or the Quarterly Interest Rate, the interest coverage period for the Letter of Credit shall be at least 45 days of interest at the Maximum Rate. If the Bonds bear interest at the the Semiannual Interest Rate, the Annual Interest Rate, or the Five-Year Interest Rate, then the interest coverage period for the Letter of Credit shall be at least 211 days of interest at the Maximum Rate. The Company shall be required to provide a Letter of Credit or a Substitute Letter of Credit that will provide the required interest coverage. Notwithstanding any provision of this paragraph, no conversion shall be effective (A) if the proposed conversion is to the Annual Interest Rate, or the Five-Year Interest Rate and the Company makes an election on or prior to the day immediately succeeding any Interest Rate Determination Date not to proceed with the proposed conversion or (B) the Trustee has not received on the effective date of such conversion an Opinion of Bond Counsel to the same effect as described in clause (i) of this paragraph above, if any such opinion is so required. In either such event, the Interest Rate Mode for the Bonds will remain as the Interest Rate Mode then in effect for the Bonds without regard to any proposed conversion. The Bonds will continue to be subject to tender for purchase on the scheduled effective date of the proposed conversion without regard to the failure of such proposed conversion. If the Trustee shall have sent any notice to Holders regarding the proposed conversion then in the event of a failure of such conversion, as specified above, the Trustee shall promptly notify all Holders of such failure, of the reason for such failure, and of the continuation of the Interest Rate Mode then in effect.

       (c) Conversion to Fixed Interest Rate. On any Interest Period Reset Date on or after the first Interest Payment Date, Bonds bearing interest at a Variable Rate may be converted to a Fixed Interest Rate upon receipt by the Trustee and the Remarketing Agent of a written direction from the Authorized Company Representative, not less than sixty (60) days prior to such Interest Period Reset Date, to convert the interest rate on the Bonds to a Fixed Interest Rate. In such case, the Bonds shall continue to mature on the Maturity Date, but shall be subject to mandatory sinking fund redemption pursuant to Section 3.01(a) hereof. Mandatory sinking fund redemption shall occur on September 1 of each year following the Fixed Interest Rate Conversion Date, and the principal amount subject to sinking fund redemption in each such year, which amount shall be calculated by the Trustee at the time of the conversion and provided by the Trustee to each Rating Agency, the Issuer, and the Company, shall result in substantially level debt service for each year ending on the Maturity Date, rounded to the nearest $5,000 in principal amount; provided, however, upon the written direction of the Company, accompanied by the written consent of the Bank provided to the Trustee and an opinion of Bond Counsel to the effect that the exclusion of interest on the Bonds from gross income will not be adversely affected thereby, the Trustee shall use such alternate mandatory redemption schedule as is provided by the Company. Such direction to convert the interest rate on the Bonds to a Fixed Interest Rate shall be accompanied by (i) in the case that the conversion is from an Interest Rate Mode of less than one year to a Fixed Interest Rate, an Opinion of Bond Counsel delivered to the Issuer, the Trustee, the Bank and the Remarketing Agent, stating that such conversion to the specified Interest Rate Mode will not adversely affect the exclusion of the interest on the Bonds from gross income for federal income tax purposes; and
(ii) either (a) evidence that the Bonds have an Investment Grade Rating from each Rating Agency immediately after the conversion or (b) an investment letter from each purchaser of Bonds addressing the points set forth in Exhibit B hereto. Notwithstanding any provision of this paragraph, no conversion shall be effective (A) if the Company makes an election on or prior to the day immediately succeeding any Interest Rate Determination Date not to proceed with the proposed conversion or (B) the Trustee has not received on the effective date of such conversion an Opinion of Bond Counsel to the same effect as described in clause (i) of this paragraph above, if required. In either such event, the Interest Rate Mode for the Bonds will remain as the Interest Rate Mode then in effect for the Bonds without regard to any proposed conversion. The Bonds will continue to be subject to tender for purchase on the scheduled effective date of the proposed conversion without regard to the failure of such proposed conversion. If the Trustee shall have sent any notice to Holders regarding the proposed conversion then in the event of a failure of such conversion, as specified above, the Trustee shall promptly notify all Holders of such failure, of the reason for such failure, and of the continuation of the Interest Rate Mode then in effect. The Company may, but is not required to, provide for the delivery of a Substitute Letter of Credit pursuant to Section 5.03(c) hereof to be in effect after conversion to the Fixed Interest Rate.

       (d) Determination of Rates Conclusive. The determination of the Variable Rates or the Fixed Interest Rate for the Bonds shall be conclusive and binding upon the Company, the Trustee, the Bank and the respective Holders of the Bonds.

       (e) Notice of Interest Rate Determinations and Conversions to Different Modes; Issuer Veto Right. On each Interest Rate Determination Date, the Remarketing Agent shall give the Trustee and the Company telephonic notice (immediately confirmed in writing) of the interest rate to be borne by the Bonds for the following Interest Rate Period; provided that if the interest rate is determined pursuant to clause (b) of the definition of the applicable Interest Rate Mode, on the Interest Rate Determination Date, the Trustee shall give notice to the Company and the Bank as provided in this section.

       If the interest rate on the Bonds is to be converted to a different Interest Rate Mode in accordance with the provisions of Section 2.02(b) hereof, at least thirty (30) days prior to the Interest Period Reset Date the Trustee shall notify the Bank and the Holders of all outstanding Bonds by first-class mail, by facsimile or by electronic transmission that upon such Interest Period Reset Date the Bonds shall be converted to a different Interest Rate Mode and that all Bonds shall be subject to a mandatory tender pursuant to Section 3.07 hereof. Furthermore, all conversions to a different Interest Rate Mode except any conversion resulting from the failure to determine or announce, or the validity of, an Interest Rate are subject to veto by the Issuer, which veto may not be unreasonably exercised and must be exercised by the Issuer Representative within one hour after the receipt of notice from the Company of such change in interest rate determination method by the sending of a telephonic notice to the Company, the Trustee, and the Remarketing Agent.

       (f) Interest Calculations. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months so long as interest is payable at the Semiannual Interest Rate, the Annual Interest Rate, the Five-Year Interest Rate or the Fixed Interest Rate. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, for the number of days actually elapsed so long as interest is payable at the Daily Interest Rate, the Weekly Interest Rate, the Monthly Interest Rate or the Quarterly Interest Rate. Interest shall be payable on each Interest Payment Date for the period commencing on the immediately preceding Interest Payment Date and to and including the day immediately preceding such payment date. Any calculation of the interest rate to be borne by the Bonds that is not in an integral multiple of one-eighth of one percent (0.125%) shall be rounded to the nearest one-hundredth of one percent (0.01%).

       Section 2.03. EXECUTION AND AUTHENTICATION. The Bonds shall be signed on behalf of the Issuer with the manual or facsimile signature of an Authorized Officer of the Issuer, attested by the manual or facsimile signature of the Issuer's Secretary or Assistant Secretary, and the seal of the Issuer shall be impressed or imprinted on the Bonds by facsimile or otherwise. If any officer of the Issuer whose signature is on a Bond no longer holds that office at the time the Bond is authenticated by the Trustee or registered by the Comptroller, the Bond shall nevertheless be valid. Also, if a person signing a Bond is the proper officer on the actual date of execution, the Bond shall be valid even if that person is not the proper officer on the nominal date of action.

       A Bond shall not be valid for any purpose under this Indenture until either (i) the Trustee manually signs the certificate of authentication on the Bond or (ii) in the case of the Bonds initially delivered hereunder, an executed Certificate of the Comptroller of Public Accounts of the State of Texas (in substantially the form attached to the FORM OF BOND in Exhibit A hereof) to such Bonds. Such signature shall be conclusive evidence that the Bond has been authenticated or registered under this Indenture.

       Section 2.04. BOND REGISTER. The Trustee shall maintain or cause to be maintained within the State of Texas a register of Bonds and of their transfer and exchange. Bonds not held under a book-entry system must be presented at the Operations Office of the Trustee for registration, transfer and exchange, and Bonds may be presented at that office for payment. Bonds not held under a book-entry system and optionally tendered by their holders must be delivered as specified in Section 3.06.

       Section 2.05. REGISTRATION AND EXCHANGE OF BONDS; PERSONS TREATED AS OWNERS; BOOK-ENTRY SYSTEM.

       (a) Bonds may be transferred only on the register maintained by the Trustee. Upon surrender for transfer of any Bond to the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the holder or the holder's attorney duly authorized in writing and in either case, with an appropriate guarantee of signature conforming to the requirements of Exhibit A hereto, the Trustee shall authenticate a new Bond or Bonds in an equal aggregate principal amount and registered in the name of the transferee.

       Bonds may be exchanged for an equal aggregate principal amount of Bonds of different Authorized Denominations. The Trustee shall authenticate and deliver Bonds that the Bondholder making the exchange is entitled to receive, bearing numbers not then outstanding.

       Except in connection with the optional tender of Bonds pursuant to
Section 3.06 and the delivery thereof pursuant to Section 3.10, the Trustee shall not be required to transfer or exchange any Bond during the period beginning fifteen (15) days before the mailing of notice calling the Bond or any portion of the Bond for redemption and ending on the redemption date. Bonds subject to redemption or mandatory repurchase may be transferred or exchanged only if the Trustee provides the new holder thereof with a copy of the notice of redemption or mandatory repurchase, as the case may be.

       The holder of a Bond as shown on the register of the Trustee shall be the absolute owner of the Bond for all purposes, and payment of principal, premium, if any, interest or the Purchase Price shall be made only to or upon the written order of such holder or the holder's legal representative; provided that interest shall be paid to the Person shown on the register as a holder of a Bond on the applicable Record Date.

       (b) The Trustee may require the payment by a Bondholder requesting exchange or registration of transfer of any tax or other governmental charge required to be paid in respect of the exchange or registration of transfer but shall not impose any other charge.

       (c) The Trustee or the Remarketing Agent may make appropriate arrangements for the Bonds to be issued or held by means of a book-entry system administered by DTC with no physical distribution of Bonds made to the public. The Bonds will initially be issued by means of a book-entry system administered by DTC with no physical distribution of Bonds made to the public. References in this subsection to a Bond or the Bonds shall be construed to mean the Bond or the Bonds that are held under the book-entry system. In such event, one Bond of each maturity shall be issued to DTC and immobilized in its custody. A book-entry system shall be employed, evidencing ownership of the Bonds in Authorized Denominations, with transfers of Beneficial Ownership Interests effected on the records of DTC and the DTC Participants pursuant to rules and procedures established by DTC.

       SO LONG AS CEDE & CO., AS NOMINEE FOR DTC, IS THE REGISTERED OWNER OF THE BONDS, THE TRUSTEE SHALL TREAT CEDE & CO. AS THE ONLY HOLDER OF THE BONDS FOR ALL PURPOSES UNDER THIS INDENTURE, INCLUDING RECEIPT OF ALL PRINCIPAL AND PURCHASE PRICE OF, PREMIUM, IF ANY, AND INTEREST ON THE BONDS, RECEIPT OF NOTICES, VOTING AND REQUESTING OR DIRECTING THE TRUSTEE TO TAKE OR NOT TO TAKE, OR CONSENTING TO, CERTAIN ACTIONS UNDER THIS INDENTURE.

       Notwithstanding the provisions of the preceding paragraph, so long as Cede & Co. is the registered owner of the Bonds, optional tender notices hereunder shall be given by the Beneficial Owner of such Bonds exercising ownership rights through DTC Participants pursuant to DTC's operating procedures as in effect from time to time.

       Payments of principal, interest, redemption price and redemption premium, if any, or Purchase Price with respect to the Bonds, so long as DTC or its nominee, Cede & Co., is the only owner of the Bonds, shall be paid by the Trustee directly to DTC or its nominee, Cede & Co., as provided in the Blanket Issuer Letter of Representations from the Issuer to DTC (the "Letter of Representations"). The Issuer, the Company, the Remarketing Agent and the Trustee shall not be responsible or liable for payment by DTC or DTC Participants, for sending transaction statements or for maintaining, supervising or reviewing records maintained by DTC or DTC Participants.

       In the event that (i) DTC determines not to continue to act as securities depository for the Bonds, or (ii) the Company or the Remarketing Agent determines that the continuation of the book-entry system of evidence and transfer of Beneficial Ownership Interests of the Bonds would adversely affect their interests or the interests of the Beneficial Owners of the Bonds, the Issuer shall, at the request of the Company or the Remarketing Agent, discontinue the book-entry system with DTC. If the Remarketing Agent fails to identify another qualified securities depository to replace DTC, the Issuer shall execute, and the Remarketing Agent shall cause the Trustee to authenticate and deliver, replacement Bonds in the form of fully registered Bonds to each Beneficial Owner.

       THE ISSUER, THE COMPANY, THE REMARKETING AGENT AND THE TRUSTEE SHALL NOT HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO ANY DTC PARTICIPANT OR ANY BENEFICIAL OWNER WITH RESPECT TO (I) THE BONDS, (II) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY DTC PARTICIPANT, (III) THE PAYMENT BY DTC OR ANY DTC PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF AND PREMIUM, IF ANY, AND INTEREST ON THE BONDS, (IV) THE DELIVERY OR TIMELINESS OF DELIVERY BY DTC OR ANY DTC PARTICIPANT OF ANY NOTICE DUE TO ANY BENEFICIAL OWNER THAT IS REQUIRED OR PERMITTED UNDER THE TERMS OF THIS INDENTURE TO BE GIVEN TO BENEFICIAL OWNERS, (V) THE SELECTION OF BENEFICIAL OWNERS TO

RECEIVE PAYMENTS IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE BONDS, OR (VI) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC, OR ITS NOMINEE, CEDE & CO., AS OWNER.

       (d) The Trustee or the Remarketing Agent shall not be limited to utilizing a book-entry system maintained by DTC but may enter into a custody agreement with any bank or trust company serving as custodian (which may be the Trustee serving in the capacity of custodian) to provide for a book-entry or similar method for the registration and registration of transfer of all or a portion of the Bonds.

       SO LONG AS A BOOK-ENTRY SYSTEM OF EVIDENCE OF TRANSFER OF OWNERSHIP OF ALL THE BONDS IS MAINTAINED IN ACCORDANCE HEREWITH, THE PROVISIONS OF THIS INDENTURE RELATING TO THE DELIVERY OF PHYSICAL BOND CERTIFICATES SHALL BE DEEMED TO GIVE FULL EFFECT TO SUCH BOOK-ENTRY SYSTEM.

       Section 2.06. MUTILATED, LOST, STOLEN, DESTROYED OR UNDELIVERED BONDS.

       (a) If any Bond is mutilated, lost, stolen or destroyed, the Trustee shall authenticate a new Bond of the same denomination for any mutilated, lost, stolen or destroyed Bond if there shall first be delivered by the Bondholder to the Trustee at the Operations Office (i) in the case of any mutilated Bond, such mutilated Bond, and (ii) in the case of any lost, stolen or destroyed Bond, evidence of such loss, theft or destruction reasonably satisfactory to the Issuer, the Bank, the Trustee and the Company, together with an indemnity from the Bondholder or a surety, reasonably satisfactory to the Trustee and the Company to protect the Issuer, the Company, the Trustee or any agent from any loss that any of them may suffer if a Bond is replaced. If the Bond has matured and if the evidence and indemnity described above have been provided by the Bondholder, instead of issuing a duplicate Bond, the Trustee shall pay the Bond without requiring surrender of the Bond and make such requirements as the Trustee and the Company deem fit for their protection, including a lost instrument bond. The Trustee may charge the Bondholder its reasonable fees and expenses in this connection.

       (b) In the event that any Bond purchased pursuant to an optional tender or mandatory repurchase is not delivered by the holder thereof on the date such Bond is deemed purchased, the Issuer shall execute (if necessary) and the Trustee shall authenticate and deliver a new Bond of like aggregate principal amount as the Bond deemed purchased, which Bond shall, for all purposes of this Indenture, be deemed to evidence the same debt as the Bond deemed purchased and shall be remarketed, delivered and registered in accordance with Section 3.09 and Section 3.10 hereof.

       If any Bond is purchased by the Trustee with Available Moneys provided by the Company and sufficient for such purchase, the Trustee, upon request of the Company, shall authenticate a new Bond in any Authorized Denomination specified by the Company, registered as the Company may direct and deliver it to the Company, or to its order, whether or not such Bond is ever delivered. If any Bond is purchased with funds obtained by a drawing on the Letter of Credit, the Trustee shall comply with the provisions of Section 3.10.

       (c) Every new Bond issued pursuant to this Section shall (i) constitute a substitute contractual obligation of the Issuer regardless of whether, in the case of (a) above, the mutilated, lost, stolen or destroyed Bond and, in the case of (b) above, the Bond deemed purchased shall be enforceable at any time by anyone, and (ii) be entitled to all of the benefits of this Indenture equally and proportionately with any and all other Bonds issued and Outstanding hereunder.

       (d) All Bonds shall be held and owned on the express condition that the foregoing provisions of this Section are exclusive with respect to the replacement or payment of mutilated, lost, stolen or destroyed Bonds and the replacement of any Bond deemed purchased pursuant to an optional tender or mandatory repurchase and, to the extent permitted by law, and shall preclude any and all other rights and remedies with respect to the replacement or payment of negotiable instruments or other investment securities without their surrender, notwithstanding any law or statute to the contrary now existing or enacted hereafter.

       Section 2.07. CANCELLATION OF BONDS. All Bonds paid, redeemed or purchased, either at or before maturity, shall be delivered to the Trustee when such payment, redemption or purchase is made, and except as otherwise provided herein shall be canceled. Whenever a Bond is delivered to the Trustee for cancellation (upon payment, redemption, defeasance or otherwise), or for transfer, exchange or replacement pursuant to Section 2.05 or 2.06, the Trustee shall safeguard such Bond for such period of time as may be required by applicable governmental regulations and shall thereafter promptly cancel and destroy the Bond and supply evidence or certification of such cancellation and destruction to any party so requesting.

       Section 2.08. TEMPORARY BONDS. Until definitive Bonds are ready for delivery, the Issuer may execute and the Trustee shall authenticate temporary Bonds substantially in the form of the definitive Bonds, with appropriate variations. The Issuer, at the sole expense of the Company, shall, without unreasonable delay, prepare and the Trustee shall authenticate definitive Bonds in exchange for the temporary Bonds. Such exchange shall be made by the Trustee without charge to the Bondholders. Temporary Bonds shall not otherwise be eligible for transfer or exchange under Section 2.05.

                     ARTICLE III: REDEMPTION, PURCHASE AND REMARKETING

       Section 3.01. TERMS OF REDEMPTION OF BONDS. The Bonds are subject to redemption prior to stated maturity as follows:

       (a) Mandatory Sinking Fund Redemption Following Conversion to a Fixed Interest Rate. If the Bonds are converted to a Fixed Interest Rate, the Bonds shall be subject to mandatory redemption pursuant to mandatory sinking fund requirements, at a redemption price of 100% of the principal amount redeemed plus accrued interest, if any, thereon to the redemption date, on September 1 of each year following such conversion in the amounts determined as set forth in
Section 2.02(c) hereof.

       (b) Optional Redemption. Unless previously redeemed, the Bonds are subject to redemption (from funds other than those deposited in accordance with the mandatory sinking fund requirements of this Section), at the option of the Issuer upon direction of the Company (subject to compliance with Section 3.03 hereof), (i) if the Bonds do not bear interest at the Fixed Interest Rate, in whole or in part (in integral multiples of $5,000, provided that the unredeemed portion of any Bond redeemed in part shall be $100,000 or more) on any Interest Rate Adjustment Date (except in the case of Bonds bearing interest at the Daily Interest Rate or the Weekly Interest Rate, only on the first Business Day of each month) at a redemption price of 100% of the principal amount redeemed plus accrued interest, if any, thereon to the redemption date, and (ii) after the Fixed Interest Rate Conversion Date and on or after the First Optional Redemption Date, in whole or in part (in integral multiples of $5,000, provided that, in the case that the Authorized Denominations are required to be $100,000 or greater, the unredeemed portion of any Bond redeemed in part shall be $100,000 or more) at any time at a redemption price equal to the following percentages of the principal amount redeemed, plus in each case accrued interest to the date fixed for redemption (if the Maturity Date of the Bonds is prior to the First Optional Redemption Date, then the Bonds bearing interest at a Fixed Interest Rate shall not be subject to optional redemption prior to maturity).

              Redemption Date                         Optional Redemption Price
              ---------------                         -------------------------
First Optional Redemption Date, through the
       following last day of August                             102%

First Anniversary of the First Optional
       Redemption Date, through the
       following last day of August                             101%

Second Anniversary of the First Optional
       Redemption Date, through the
       following last day of August                             100%

       (c) Extraordinary Optional Redemption Upon the Occurrence of Certain Events Affecting the Facilities. The Bonds are subject to redemption, in whole or in part, at a redemption price equal to the principal amount thereof plus accrued interest to, but not including, the redemption date, without premium, on the earliest date for which notice of redemption can be given to the extent the Company has exercised its option to make prepayments pursuant to Section 5.04(b) of the Agreement. When a Letter of Credit is in effect, the redemption price of the Bonds to be redeemed pursuant to this subsection (c) shall be paid from moneys drawn under such Letter of Credit as provided in Sections 4.01(c) and 5.02.

       (d) Mandatory Redemption of Bonds on Determination of Taxability. The Bonds are also subject to mandatory redemption at a redemption price equal to the principal amount thereof plus accrued interest to, but not including, the redemption date in whole (or in part as provided below), without premium (except as provided below with respect to Bonds that bear interest at a Fixed

Interest Rate), on the first day of a month within 180 days after the Company receives written notice from a Bondholder or former Bondholder or the Trustee of a final determination by the Internal Revenue Service, or a court of competent jurisdiction, from which no appeal is taken that the interest paid or to be paid on any Bond is or was includable in the gross income of the Bond's owner for federal income tax purposes (a "Determination of Taxability"), or if such date is not a Business Day, on the next succeeding Business Day; provided that with respect to any Bonds that bear interest at a Fixed Interest Rate, the redemption price in the event of a redemption pursuant to this Section shall be the same as if the Bonds had been optionally redeemed on such date pursuant to (b) above. No such determination will be considered final unless the Bondholder or former Bondholder involved in the determination gives the Company, the Trustee, the Remarketing Agent and the Bank, if any, prompt written notice of the commencement of the proceedings resulting in the determination and offers the Company, subject to the Company's agreeing to pay all expenses of the proceeding and to indemnify the holder against all liabilities that might result from it, the opportunity to control the defense of the proceeding and either the Company does not agree within thirty (30) days to pay the expenses, indemnify the holder and control the defense or the Company exhausts or chooses not to exhaust available procedures to contest or obtain review of the result of the proceedings. If the redemption of fewer than all of the Bonds would, in the Opinion of Bond Counsel, result in the interest on the Bonds outstanding following such redemption not being includable in the gross income for federal income tax purposes of the holders of such Bonds Outstanding, then fewer than all of the Bonds may be redeemed in the amount specified in such opinion. If fewer than all Bonds are redeemed, the Trustee shall select the Bonds to be redeemed by lot as provided in Section 3.02 or by such other method acceptable to the Trustee. Only holders of Bonds on the date of redemption shall be entitled to the redemption premium, if applicable. No premium shall be due to former Bondholders or with respect to any Bonds that were not Outstanding as of the date of the Determination of Taxability. If Bonds mature after a Determination of Taxability, but before redemption pursuant to this subsection, the applicable premium for such Bonds, if any, shall be paid at their maturity.

       (e) Use of Certain Funds to Redeem Bonds. Except as provided in Section
7.01 hereof, the Trustee shall pay the redemption price on all Bonds redeemed under this Section in the same manner and from the same sources as provided in
Section 4.01 (b) and (c) hereof for the payment of regularly scheduled debt service (i.e., first from Available Moneys on deposit in the Bond Fund, and second from drawings on the Letter of Credit) and from sources provided in
Section 4.01(d) and (e) (i.e. from Available Moneys in the Construction Fund and from any other moneys available to the Trustee).

       Section 3.02. PARTIAL REDEMPTION. If fewer than all of the outstanding Bonds are called for redemption at one time, the selection of Bonds to be redeemed, or portions thereof, in amounts equal to $5,000 or any integral multiple thereof shall be made by lot by the Trustee in any manner that the Trustee may determine; provided that the Trustee shall select Bonds for redemption so as to assure that after such redemption no Holder shall retain Bonds in an aggregate amount less than $100,000 if the Bonds then bear interest at a Variable Rate, or, at a Fixed Interest Rate, if the Authorized Denominations of the Bonds are required to be $100,000 or greater; and provided further that, if less than all of an outstanding Bond in a book-entry system is to be called for redemption, the Trustee shall give notice to the Depository or the nominee of the Depository that is the Holder of such Bond, and the selection of the Beneficial Ownership Interests in that Bond to be redeemed shall be at the sole discretion of the Depository and its participants. In the case of a partial redemption of Bonds by lot, each unit of face value of principal thereof equal to $5,000 (each such $5,000 unit is hereinafter referred to as a "Unit") shall be treated as though it were a separate Bond in the amount of such Unit. If it is determined that one or more, but not all of the Units represented by a Bond are to be called for redemption, then upon notice of redemption of a Unit or Units of Bonds, the Holder of that Bond shall surrender the Bond to the Trustee (a) for payment of the redemption price of the Unit or Units of Bonds called for redemption (including without limitation, the interest accrued to the date fixed for redemption and any premium), and (b) for issuance, without charge to the Holder thereof, of a new Bond or Bonds of the same series, of $100,000 if Bonds bear interest at a Variable Rate or, at a Fixed Interest Rate, if the Authorized Denominations of the Bonds are required to be $100,000 or greater, or of $5,000, in all other cases, or amounts in excess thereof in such integrals as are permitted hereunder, aggregating a principal amount equal to the unmatured and unredeemed portion of, and bearing interest at the same rate and maturing on the same date as, the Bond surrendered.

       Notwithstanding anything in this Section to the contrary, any Pledged Bonds (or book entry interests therein) pledged to the Bank pursuant to the Reimbursement Agreement shall be selected for redemption pursuant to this Section prior to the selection of any other Bonds.

       Section 3.03. ELECTION TO REDEEM. Except in the case of redemption pursuant to any mandatory sinking fund requirements or pursuant to other mandatory redemption provisions hereof, Bonds shall be redeemed only by written notice from the Company to the Issuer, the Trustee and the Bank directing such redemption. That notice shall specify the redemption date and the principal amount of each maturity of Bonds to be redeemed, and shall be given at least forty-five (45) days prior to the redemption date or such shorter period as shall be reasonably acceptable to the Trustee. Except with the prior written consent of the Bank, in the case of any optional redemption of Bonds pursuant to
Section 3.01(b) or (c) hereof, either (i) there shall be Available Moneys on deposit with the Trustee prior to the giving of the notice required by Section
3.04 hereof in an amount that will be sufficient (either without reinvestment or with reinvestment only in U.S. Government Obligations maturing on or before the redemption date) to redeem at the redemption price thereof and interest accrued to the redemption date, all of the Bonds for which notice of redemption is to be given or (ii) if at the time of mailing of notice of any optional redemption pursuant to Section 3.01(b) or (c) hereof, the Company shall not have deposited with the Trustee Available Moneys sufficient to redeem all of the Bonds called for redemption, such notice may state that it is conditional in that it is subject to the deposit of such Available Moneys with the Trustee not later than 10:00 a.m., on the redemption date, and such notice shall be of no effect unless such moneys are so deposited and failure to deposit such Available Moneys shall not constitute an Event of Default hereunder..

       Section 3.04. NOTICE OF REDEMPTION. Unless waived by any Holder of Bonds to be redeemed, official notice of any such redemption shall be given by the Trustee on behalf of the Issuer by mailing a copy of an official redemption notice by first class mail at least thirty (30) days and not more than sixty
(60) days prior to the date fixed for redemption (except in the case of a Section 3.01(b) redemption of Bonds bearing interest at a Variable Rate, in which case such notice shall be given at least five (5) days and not more than fifteen (15) days prior to the date fixed for redemption) to the registered owner of the Bond or Bonds to be redeemed at the address shown on the Register or at such other address as is furnished in writing by such registered owner to the Trustee.

       All official notices of redemption shall be dated and shall state:

              the redemption date,

              the redemption price,

              if less than all outstanding Bonds are to be redeemed, the identification by designation, letters, numbers or other distinguishing marks (and, in the case of partial redemption, the respective principal amounts) of the Bonds to be redeemed, that on the redemption date the redemption price will become due and payable upon each such Bond or portion thereof called for redemption, and that interest thereon shall cease to accrue from and after said date, and the place where such Bonds are to be surrendered for payment of the redemption price, which place of payment shall be the Operations Office of the Trustee.

       In addition to the foregoing notice, further notice shall be given by the Trustee as set out below, but no defect in said further notice nor any failure to give all or any portion of such further notice shall in any manner defeat the effectiveness of a call for redemption if notice thereof is given as above prescribed.

       Each further notice of redemption given hereunder shall contain the information required above for an official notice of redemption plus (i) the CUSIP numbers of all Bonds being redeemed; (ii) the date of issue of the Bonds as originally issued; (iii) the rate of interest or Interest Rate Mode borne by each Bond being redeemed; (iv) the maturity date of each Bond being redeemed; and (v) any other descriptive information needed to identify accurately the Bonds being redeemed.

       Each notice of redemption shall be sent at least thirty (30) days before the redemption date by registered or certified mail or overnight delivery service to all registered securities depositories then in the business of holding substantial amounts of obligations of types comprising the Bonds (such depositories now being The Depository Trust Company, New York, New York; the Mid-West Securities Trust Company, Chicago, Illinois; the Pacific Securities Depository Trust Company, San Francisco, California; and the Philadelphia Depository Trust Company, Philadelphia, Pennsylvania) and to one or more national information services that disseminate notices of redemption of obligations such as the Bonds.

       Upon the payment of the redemption price of Bonds being redeemed, each check or other transfer of funds issued for such purpose shall bear the CUSIP number (if any) identifying, by issue and maturity, the Bonds being redeemed with the proceeds of such check or other transfer.

       Failure to receive notice by mailing or any defect in that notice regarding any Bond, however, shall not affect the validity of the proceedings for the redemption of any other Bond.

       Notice of any redemption hereunder with respect to Bonds held under a book-entry system shall be given by the Trustee only to the Depository, or its nominee, as the Holder of such Bonds. Selection of book entry interests in the Bonds called for redemption is the responsibility of the Depository and any failure of any Direct Participant, Indirect Participant or Beneficial Owner to notify the book entry interest owners of any such notice and its contents or effect will not affect the validity of such notice of any proceedings for the redemption of such Bonds.

       Notwithstanding the foregoing provisions of Section 3.04, (i) no notice of redemption under this Section 3.04 shall be required with respect to any Bond which is subject to mandatory tender on the date fixed for redemption and (ii) if all of the outstanding Bonds to be redeemed are subject to mandatory tender on the date fixed for redemption, the Company shall be required to direct the redemption of such Bonds by the Issuer and give to the Trustee written notice of such direction not less than five (5) days prior to the date fixed for redemption of said Bonds.

       Section 3.05. PAYMENT OF REDEEMED BONDS. Notice having been mailed to the registered owner of the Bond or Bonds to be redeemed in the manner provided in
Section 3.04 hereof, and, in the event of optional redemption pursuant to
Section 3.01 (b) or (c) hereof, upon money being deposited as and if required by
Section 3.03 hereof, the Bonds and portions thereof called for redemption shall become due and payable on the redemption date, and upon presentation and surrender thereof at the place or places specified in that notice, shall be paid at the redemption price, including interest accrued to the redemption date. Except with respect to an optional redemption pursuant to Section 3.01(b) or (c) in which Available Moneys have been deposited as required by Section 3.03 hereof, the Trustee shall make a drawing under the Letter of Credit to pay the redemption price of the Bonds being redeemed (including accrued and unpaid interest to the date of redemption). Any moneys received by the Trustee from the Company that are available to be applied toward the payment of such redemption price shall be paid to the Bank on the date of redemption to reimburse the Bank for any drawing made under the Letter of Credit to pay such redemption price.

       If money for the redemption of all of the Bonds and portions thereof to be redeemed, together with interest accrued thereon to the redemption date, is held by the Trustee on the redemption date, so as to be available therefor on that date and if notice of redemption has been deposited in the mail to the Holder of the Bond or Bonds to be redeemed as aforesaid, then from and after the redemption date those Bonds and portions thereof called for redemption shall cease to bear interest and no longer shall be considered to be outstanding hereunder and shall cease to be entitled to any lien, benefit or security under this Indenture, and the Holders shall have no rights in respect thereof except for the payment of the redemption price thereof. If those moneys shall not be so available on the redemption date, or that notice shall not have been deposited in the mail as aforesaid, those Bonds and portions thereof shall continue to bear interest, until they are paid, at the same rate or rates as they would have borne had they not been called for redemption.

       All moneys deposited in the Bond Fund and held by the Trustee for the redemption of particular Bonds shall be held in trust for the account of the Holders thereof and shall be paid to them, respectively, upon presentation and surrender of those Bonds, except as provided in Section 3.6 hereof.

       Section 3.06. TENDER OPTIONS.

       (a) Optional Tender While Bonds Bear Interest at the Monthly Interest Rate, the Quarterly Interest Rate, the Semiannual Interest Rate, the Annual Interest Rate or the Five-Year Interest Rate. While the Bonds bear interest at the Monthly Interest Rate, the Quarterly Interest Rate, the Semiannual Interest Rate, the Annual Interest Rate or the Five-Year Interest Rate, on each Interest Rate Adjustment Date (each a "Bond Purchase Date") each Holder shall have the option to tender for purchase at the Purchase Price (a "Bond Purchase Date"), all of the Bonds owned by such Holder or such lesser principal amount thereof (in denominations of $100,000 or integral multiples of $5,000 in excess thereof, provided that the untendered portion of any Bond shall be $100,000 or more in principal amount) as such Holder may specify in accordance with the terms, conditions and limitations hereinafter set forth. The Purchase Price for each such Bond or portion thereof shall be payable in lawful money of the United States of America by check or draft, shall equal the principal amount, or such portion thereof, to be purchased and shall be paid in full on the applicable Bond Purchase Date.

       (b) Optional Tender While Bonds Bear Interest at Daily Interest Rate or Weekly Interest Rate. While the Bonds bear interest at the Daily Interest Rate or the Weekly Interest Rate, on each Interest Rate Adjustment Date (each a "Bond Purchase Date") each Holder shall have the option to tender for purchase, at the Purchase Price (a "Bond Purchase Date"), all of the Bonds owned by such Holder or such lesser principal amount thereof (in denominations of $100,000 or integral multiples of $5,000 in excess thereof, provided that the untendered portion of any Bond shall be $100,000 or more in principal amount) as such Holder may specify in accordance with the terms, conditions and limitations hereafter set forth. The Purchase Price of each such Bond shall be payable in lawful money of the United States of America, and shall be paid in full on the applicable Bond Purchase Date.

       (c) Notification of Optional Tender. To exercise the option granted in
Section 3.06(a) hereof, the Holder shall (i) no earlier than fifteen (15) days before the Bond Purchase Date and no later than 11:00 a.m. according to the local time at the Operations Office of the Trustee on the eighth Business Day prior to the Bond Purchase Date, or in the event the Bonds bear interest at the Monthly Interest Rate, the fifth Business Day prior to the Bond Purchase Date, give notice to the Remarketing Agent and the Trustee by telecopy or in writing that states (A) the name and address of the Holder (B) the principal amount and, if the Bonds are not held pursuant to a book-entry system, the CUSIP number and Bond numbers of the Bonds to be purchased, (C) that such Bonds are to be purchased on such Bond Purchase Date pursuant to the terms hereof, and (D) that such notice is irrevocable; (ii) if the Bonds are not held pursuant to a book-entry system, no later than 10:00 a.m. according to the local time at the Operations Office of the Trustee on the seventh day preceding such Bond Purchase Date (or the next preceding Business Day if such seventh day is not a Business
Day), or in the event the Bonds bear interest at the Monthly Interest Rate, the fourth

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

day preceding such Bond Purchase Date (or the next preceding Business Day if such fourth day is not a Business Day), deliver to the Operations Office of the Trustee the Bonds to be purchased in proper form, accompanied by fully completed and executed Instructions to Sell, the form of which shall be printed on the Bonds; and (iii) in the case of a Beneficial Owner, no later than 10:00 a.m. (according to the local time at the Operations Office of the Trustee) on the Bond Purchase Date, cause the transfer of the Beneficial Owner's Beneficial Ownership Interest on the records of the Depository. In the case of a Bond or portion thereof to be purchased prior to an Interest Payment Date and after the Record Date in respect thereof, the Holder shall deliver a due-bill check, in form satisfactory to the Trustee, for interest due on such Interest Payment Date.

       To exercise the option granted in Section 3.06(b) hereof, the Holder shall (i) no later than 8:00 a.m. according to the local time at the Operations Office of the Trustee on the second Business Day prior to the Bond Purchase Date (or, while the Bonds bear interest at the Daily Interest Rate, not later than 11:00 a.m., according to the local time at the Operations Office of the Trustee, on the Bond Purchase Date) give notice to the Remarketing Agent and the Trustee by telecopy or in writing that states (A) the name and address of the Holder,
(B) the principal amount and, if the Bonds are not held pursuant to a book-entry system, the CUSIP number and Bond numbers of the Bonds to be purchased, (C) that such Bonds are to be purchased on the Bond Purchase Date, and (D) that such notice is irrevocable; (ii) if the Bonds are not held pursuant to a book-entry system, no later than 10:00 a.m. according to the local time at the Operations Office of the Trustee on such Bond Purchase Date, deliver to the Operations Office of the Trustee the Bonds to be purchased in proper form, accompanied by fully completed and executed Instructions to Sell, the form of which shall be printed on the Bonds; and (iii) in the case of a Beneficial Owner, no later than 10:00 a.m. (according to the local time at the Operations Office of the Trustee) on such Bond Purchase Date, cause the transfer of the Beneficial Owner's Beneficial Ownership Interest on the records of the Depository. In the case of a Bond or portion thereof to be purchased prior to an Interest Payment Date and after the Record Date in respect thereof, the Holder shall deliver a due-bill check, in form satisfactory to the Trustee, for interest due on such Interest Payment Date.

       (d) Bonds Deemed Tendered. Any Bonds for which a notice of tender has been given by the Holder shall be deemed to be tendered for remarketing notwithstanding any failure of delivery of such Bonds to the Trustee. Subject to the right of such non-delivering Holders to receive the Purchase Price of such Bonds, including interest accrued thereon to the day preceding the applicable Bond Purchase Date, such Bonds shall be null and void and, if the Bonds are not held pursuant to a book-entry system, the Trustee shall authenticate and deliver new Bonds in replacement thereof pursuant to the remarketing of such Bonds or the pledge of such Bonds to the Bank in lieu of remarketing such Bonds as described in Section 3.10 hereof. Any Beneficial Owners who have elected to tender Beneficial Ownership Interests shall be obligated to transfer such Beneficial Ownership Interests on the record of the Depository.

       Upon the giving of the notice pursuant to Section 3.06(c) hereof with respect to Bonds or portions of Bonds, the Holder's tender of such Bonds or portions thereof shall be irrevocable. Upon receipt of the Bonds, if the Bonds are not held in a book-entry system, the Trustee shall determine whether Instructions to Sell have been properly submitted and its determination shall be binding. If the Bonds are not held in a book-entry system and if less than all of a Bond so delivered or deemed

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

tendered is to be purchased, the Trustee shall, pursuant to this Indenture authenticate one or more Bonds in exchange therefor, registered in the name of such Holder, having the aggregate principal amount being retained by such Holder, and shall deliver such authenticated Bond or Bonds to such Holder.

       While tendered Bonds are in the custody of the Trustee pending purchase pursuant hereto, the tendering Holders thereof shall be deemed the owners thereof for all purposes, and interest accruing on tendered Bonds through the day preceding the applicable Bond Purchase Date is to be paid from the Bond Fund as if such Bonds had not been tendered for purchase.

       Notwithstanding anything herein to the contrary, any Bond or portion thereof tendered under this Section or Section 3.07 or Section 3.08 hereof will not be purchased if such Bond or portion thereof matures or is redeemed on or prior to the applicable Bond Purchase Date.

       (e) Notwithstanding any provisions to the contrary set forth above in this Section 3.06, so long as CEDE & Co. is the registered owner of the Bonds, optional tender notices hereunder shall be given by the Beneficial Owner of such Bonds exercising ownership rights through DTC Participants pursuant to DTC's operating procedures as in effect from time to time.

       Section 3.07. MANDATORY TENDER UPON CONVERSION TO A NEW INTEREST RATE MODE. If at any time the Issuer at the direction of the Company shall convert the interest rate on the Bonds to a different Interest Rate Mode in accordance with the provisions of Section 2.02 hereof, on the Interest Period Reset Date upon which such conversion is effective, all Bonds shall be subject to mandatory tender by the Holders thereof for purchase on the Interest Period Reset Date (a "Bond Purchase Date") at the Purchase Price. Notice of such mandatory tender shall be delivered in accordance with Section 2.02(e) above.

       Bonds not tendered for purchase as required by this Section shall be deemed to have been tendered without further notice or action by the Holders, subject to the right of the Holders of such Bonds to receive the Purchase Price of such Bonds, including interest accrued thereto, to the Bond Purchase Date. Such Bonds shall be null and void and the Trustee shall authenticate and deliver new Bonds in replacement thereof pursuant to the remarketing of such Bonds or the pledge of such Bonds to the Bank in lieu of remarketing such Bonds as described in Section 3.10 hereof.

       Section 3.08. MANDATORY TENDER UPON EXPIRATION OF LETTER OF CREDIT. The Bonds are subject to mandatory tender in whole on the Interest Payment Date that next precedes the Letter of Credit Termination Date (a "Bond Purchase Date"), at the Purchase Price unless, at least forty-five (45) days prior to any such Bond Purchase Date, the Bank shall have extended or further extended the Letter of Credit Termination Date to a date not earlier than one year from the Letter of Credit Termination Date being extended.

       At least thirty (30) days prior to such Interest Payment Date pursuant to this Section, the Trustee shall notify the Holders of all outstanding Bonds by first-class mail, facsimile or electronic transmission of the Letter of Credit Termination Date and advise the Holders that all Bonds shall be subject to mandatory tender on such Interest Payment Date.

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

       Bonds not tendered for purchase as required by this Section shall be deemed to have been tendered without further notice or action by the Holders thereof, subject to the right of the Holders of such Bonds to receive the Purchase Price of such Bonds, including interest accrued thereto to the Bond Purchase Date. Such Bonds shall be null and void and, in the event the book-entry system is no longer in effect with respect to the Bonds, the Trustee shall authenticate and deliver new Bonds in replacement thereof pursuant to the remarketing of such Bonds or the pledge of such Bonds to the Bank in lieu of remarketing such Bonds as described in Section 3.10 hereof.

       Section 3.09. REMARKETING OF BONDS. On (a) the eighth Business Day prior to each Bond Purchase Date while the Bonds bear interest at the Quarterly Interest Rate, the Semiannual Interest Rate, the Annual Interest Rate or the Five-Year Interest Rate, or (b) the fifth Business Day prior to each Bond Purchase Date while the Bonds bear interest at the Monthly Interest Rate, or (c) the seventh calendar day prior to each Bond Purchase Date or the next succeeding Business Day if such seventh day is not a Business Day while the Bonds bear interest at the Weekly Interest Rate, or (d) on each Business Day while the Bonds bear interest at the Daily Interest Rate, the Trustee shall give notice to the Remarketing Agent by telephone or telecopy, confirmed on the same day in writing, that states (i) the name and address of each Holder that has given notice of exercise of an option with respect to such Bond Purchase Date as provided in paragraph (c) of Section 3.06 hereof, and the principal amount of Bonds to be tendered by such Holder or deemed tendered by such Holder, and (ii) the aggregate principal amount of Bonds that are deemed to be tendered pursuant to Sections 3.07 and 3.08 hereof.

       The Remarketing Agent shall use its best efforts to sell all Bonds tendered pursuant to Sections 3.06 and 3.07 hereof for settlement on the applicable Bond Purchase Date at par.

       The Remarketing Agent shall have the right to remarket any Bond (or portion thereof) tendered pursuant to Sections 3.06 and 3.07 hereof; provided, however, that no such Bond shall be remarketed at a price less than 100% of the principal amount thereof plus accrued interest (if any) without the prior written consent of the Company and the Bank. The Remarketing Agent shall have the right to purchase any Bond tendered or deemed tendered pursuant to Sections
3.06 or 3.07 hereof at 100% of the principal amount thereof plus accrued interest (if any) and to thereafter sell such Bond. Any such purchase shall constitute a remarketing hereunder.

       The Remarketing Agent shall not remarket any Bond to the Issuer, the Company, any guarantor of the Bonds (excluding the Bank) or any person that is an "insider" of the Company or any such guarantor within the meaning of the United States Bankruptcy Code.

       No later than 10:00 a.m. according to the local time at the Operations Office of the Trustee on each Bond Purchase Date, the Remarketing Agent shall
(i) pay to the Trustee, in immediately available funds, the proceeds theretofore received by the Remarketing Agent from the remarketing of Bonds tendered for purchase on such Bond Purchase Date, or (ii) cause the purchasers of the remarketed Bonds to pay the Purchase Price directly to the Trustee in immediately available funds. The proceeds from the remarketing of the Bonds shall be segregated from any funds of the Company or the Issuer and shall in no case be considered to be or be assets of the Company or the Issuer.

       In compliance with the provisions of Section 4.09(a), there shall be deposited into an account with the Trustee, separate and segregated from the Bond Fund (herein referred to as the "Remarketing Account"), on each Bond Purchase Date, the remarketing proceeds received by the Trustee pursuant to this Section plus, if necessary, any moneys from a draw on the Letter of Credit to be used to pay the Purchase Price of tendered Bonds. The Trustee shall use the amounts deposited in the Remarketing Account to pay the Purchase Price of tendered Bonds. If the Trustee fails to receive moneys pursuant to a draw properly made on the Letter of Credit to pay the Purchase Price of tendered Bonds, (a) any amount paid by the Bank on such draw shall be deposited in the Bond Fund and (b) pursuant to Section 8.02 hereof, the Trustee shall declare the Bonds to be due and payable.

       Section 3.10. DELIVERY OF PURCHASED BONDS AND REMARKETING OF PLEDGED BONDS. On or before 11:30 a.m. on the Business Day next preceding each Bond Purchase Date (or, while the Bonds bear interest at the Daily Interest Rate, by 11:30 a.m. on the Bond Purchase Date), the Remarketing Agent, by telephonic advice, shall notify the Trustee, and the Bank of (i) the principal amount of to be sold by the Remarketing Agent pursuant to Section 3.09 hereof and the Purchase Price, names, addresses and social security numbers or other tax identification numbers of the proposed purchasers thereof, (ii) the amount of remarketing proceeds the Remarketing Agent has available to purchase Bonds on the Bond Purchase Date, and (iii) the principal amount of Bonds tendered for purchase on such Bond Purchase Date that will not be sold by the Remarketing Agent pursuant to Section 3.09 hereof. Such telephonic advice shall be confirmed by written notice delivered or mailed on the same date as the telephonic advice.

       Bonds purchased on a Bond Purchase Date shall be delivered as follows:

       Bonds sold by the Remarketing Agent pursuant to Section 3.09 hereof shall be delivered to the purchasers thereof. With respect to Beneficial Ownership Interests sold by the Remarketing Agent pursuant to Section 3.09 hereof, the Remarketing Agent shall take such actions as may be necessary to reflect the transfer of such Beneficial Ownership Interests to the purchasers thereof in the book-entry system maintained by the Depository.

       Bonds not sold by the Remarketing Agent pursuant to Section 3.09 hereof and that are purchased with a draw on the Letter of Credit shall be held as Pledged Bonds, by the Trustee, as agent for the Bank, subject to (i) any instructions from the Bank to deliver the Pledged Bonds to the Bank and (ii) the pledge in favor of the Bank created pursuant to the provisions of the "Bond Pledge Agreement" executed pursuant to the Reimbursement Agreement. Any Pledged Bonds held by the Trustee shall not be released or transferred except to the Bank or to the Remarketing Agent at the written direction of the Bank as provided in the last paragraph of this Section. Bonds not sold by the Remarketing Agent shall be deemed purchased by the Company, as Pledged Bonds, upon application of the proceeds of a draw on the Letter of Credit to pay the Purchase Price thereof.

       Bonds (other than Pledged Bonds) delivered as provided in this Section shall be registered (or recorded through the Depository) in the manner directed by the recipient thereof. Pledged Bonds shall be registered (or recorded through the Depository) in the name of the Bank or its designee, as requested by the Bank. In addition to the delivery of the Bonds to the recipients thereof as herein provided, the Trustee shall deliver the due-bill checks, if any, received pursuant to Article II hereof, to the recipients of the Bonds.

       The Remarketing Agent shall use its best efforts to remarket Pledged Bonds; provided, however, the Remarketing Agent shall not remarket Pledged Bonds held as a result of a mandatory tender pursuant to Section 3.08 hereof prior to receiving written notice from the Trustee that the Letter of Credit or any Substitute Letter of Credit has been replaced with a letter of credit that satisfies Section 5.03 hereof. Upon the remarketing of the Pledged Bonds, the Remarketing Agent shall notify the Bank, the Trustee and the Company of such remarketing, the name, address and social security or other tax identification number of the purchaser, and the date (the "Placement Date") that the purchaser shall deliver the purchase price to the Trustee or the Remarketing Agent by 11:00 a.m. local time at the Operations Office of the Trustee. The Placement Date shall be at least two (2) Business Days after the date the notice of the purchase is given by the Remarketing Agent.

       No later than 11:00 a.m. according to the local time at the Operations Office of the Trustee on each Placement Date, the Remarketing Agent shall pay to the Trustee, in immediately available funds, the proceeds theretofore received by the Remarketing Agent from the remarketing of Pledged Bonds on such Placement Date; provided, that the Remarketing Agent may use its best efforts to cause the purchasers of the remarketed Pledged Bonds to pay the Purchase Price directly to the Trustee in immediately available funds. The proceeds from the remarketing of the Pledged Bonds shall be segregated from any funds of the Company or the Issuer and shall in no case be considered to be or be assets of the Issuer. The Trustee shall deposit such funds in the Remarketing Account and shall pay the Bank such funds by wire transfer on the Placement Date. The Bank shall deliver any Pledged Bonds held by the Bank (or evidence of book entry interests in such Pledged Bonds) that have been so remarketed to the Trustee against payment on the Placement Date. With respect to any Pledged Bonds not so held by the Bank, the Bank shall direct the Trustee to release such Pledged Bonds that have been so remarketed to the Remarketing Agent against payment therefor on the Placement Date. Notwithstanding the foregoing, no Pledged Bonds shall be released until the Trustee shall have received written evidence that the Bank has reinstated amounts available to be drawn on the Letter of Credit to the levels required by
Section 2.02(b) hereof. On the Placement Date, the Trustee shall authenticate and deliver, if applicable, new Bonds in replacement of the remarketed Pledged Bonds to the purchasers thereof.

                     ARTICLE IV: PAYMENT OF BONDS AND CREATION OF FUNDS

       Section 4.01. PAYMENT OF BONDS. When a Letter of Credit is in effect, the Trustee shall make payments when due of principal of, premium, if any, and interest on Bonds, and the Trustee or the Remarketing Agent, as applicable, shall make payments of the Purchase Price of Bonds purchased pursuant to an optional tender or a mandatory repurchase:

       (a) first, (but only with respect to payments of Purchase Price) from remarketing proceeds under Section 3.09 and Section 3.10, excluding any remarketing to the Issuer, the Company or any subsidiary or affiliate of either thereof unless the proceeds thereof constitute Available Moneys;

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

       (b) second, from any moneys held by the Trustee in the Bond Fund that constitute Available Moneys;

       (c) third, from moneys drawn by the Trustee under the Letter of Credit;

       (d) fourth, subject to the provisions of Section 4.04(b), from any moneys that constitute Available Moneys in the Construction Fund directed to be paid into the Bond Fund in accordance with the provisions of Section 4.08; and

       (e) last, from any other moneys available to the Trustee including, without limitation, moneys paid by the Company pursuant to Section 5.04(a) of the Agreement.

Notwithstanding the foregoing, however, payments of Purchase Price, principal, premium, if any, and interest on Pledged Bonds or Company Bonds shall be paid only from the first and last categories of moneys. The proceeds of investments of any moneys in any of these categories may be used to the same extent as the moneys invested could be used.

       If a Letter of Credit is not in effect, the Trustee or the Remarketing Agent, as applicable, shall make payments of principal and Purchase Price of, premium, if any, and interest on the Bonds, first (with respect to Purchase Price), from remarketing proceeds under Section 3.09 and Section 3.10, and, second, from any other moneys available to the Trustee for such purpose.

       Section 4.02. CREATION OF BOND FUND. There is hereby created by the Issuer and ordered established with the Trustee a trust fund to be designated "Bond Fund, Series 2002 Bonds, Waste Corporation of Texas, L.P. Project". The money and securities in such fund shall be held in trust by the Trustee and applied as herein provided and, until such application, the money and securities in such Fund shall be subject to a lien and charge in favor of the Bondholders.

       Section 4.03. PAYMENTS INTO BOND FUND.

       (a) There shall be deposited into the Bond Fund, as and when received:

              (i) all Installment Sale Payments under the Agreement;

              (ii) all moneys received from a drawing under the Letter of Credit;

              (iii) all other moneys received by the Trustee under and pursuant to any of the provisions of the Agreement (other than Sections 5.05, 6.01 and 6.02 thereof) that are required, or that are accompanied by directions that such moneys are, to be paid into the Bond Fund;

              (iv) any amount in the Construction Fund directed to be paid into the Bond Fund in accordance with the provisions of Section 4.08.

To the extent that moneys described in (i), (ii) or (iii) above would not constitute Available Moneys at the time of such deposit, the Trustee shall create separate subaccounts in the Bond Fund in which moneys described in each of (i), (ii) and (iii) above shall be held until such moneys constitute Available Moneys. The Trustee shall create a separate subaccount in the Bond Fund for and shall not commingle moneys described in
Section 4.01(c) with any other moneys hereunder. The Trustee shall create a separate subaccount in the Bond Fund for and shall not commingle moneys described in Section 4.01(d) with any other moneys hereunder.

       (b) The Trustee shall apply all amounts received in accordance with subsection (a)(i) above (if any) on each Interest Payment Date in the following order:

              (i) first, to the payment of the principal of and interest payable on the Bonds on such Interest Payment Date; provided, however, to the extent any such principal and interest is paid pursuant to a draw under the Letter of Credit, an amount equal to such draw shall be paid by the Trustee to the Bank; and

              (ii) second, all remaining funds shall be deposited in the Bond Fund.

       (c) So long as any of the Bonds issued hereunder are Outstanding, the Issuer shall deposit, or cause to be paid to the Trustee for deposit in the Bond Fund for its account, sufficient sums from the amounts derived from the Agreement promptly to pay when due the principal of all Bonds (whether at maturity, upon redemption or acceleration or otherwise), premium, if any, on all Bonds, and interest on the Bonds as the same become due and payable. The Issuer makes no representation or warranty that the amount deposited shall be adequate to make all payments when due.

       Section 4.04. USE OF MONEYS IN BOND FUND.

       (a) Except as provided in subsection (b) of this Section and in Sections
4.10 and 4.12 hereof, moneys in the Bond Fund shall be used solely for the payment of the principal of, premium, if any, and interest on the Bonds as the same shall become due and payable whether at maturity, upon redemption or otherwise and for the Purchase Price of the Bonds as the same shall become due; provided, however, that to the extent such principal, premium (to the extent permitted by the Letter of Credit), interest or Purchase Price is paid with proceeds of a drawing under the Letter of Credit and the Company does not reimburse the Bank directly, the Trustee shall promptly reimburse the Bank from funds on deposit in the Bond Fund (other than remarketing proceeds or proceeds from a drawing on the Letter of Credit) in accordance with written instructions given from time to time to the Trustee by the Bank.

       (b) Moneys deposited pursuant to Section 4.08 into the Bond Fund, and any income or other gain from the investment thereof, shall be applied by the Trustee in whole or in part at the direction of the Company (i) to pay the principal upon any optional redemption of Bonds pursuant to Section 3.01 or to reimburse the Bank for any draws under the Letter of Credit in connection with such redemption, or (ii) in any other manner for the payment of principal and/or interest on the Bonds that, as clearly stated in an Opinion of Bond Counsel furnished by the Company to the Issuer, the Bank and the Trustee, will not impair the validity under the Act of the Bonds or the exclusion of the interest on the Bonds from gross income of the owners thereof for federal income tax purposes.

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

Pending the application of moneys deposited into the Bond Fund pursuant to
Section 4.08, such moneys shall be held in a separate segregated account and may be invested in Eligible Investments in the manner indicated in an Opinion of Bond Counsel furnished by the Company to the Issuer and the Trustee or in the absence of such an Opinion of Bond Counsel, such moneys shall be promptly invested at a yield not in excess of the yield on the Bonds or invested in Eligible Investments other than "specified private activity bonds" within the meaning of Section 57(a)(5) of the Code, the interest on which is excludable from gross income of the owners thereof under Section 103 of the Code. Any Bonds purchased or redeemed by the Trustee in accordance with this subsection shall be canceled, and the Company shall receive a credit corresponding to such Bonds and to any deposit in the Bond Fund as contemplated by this Section, against its obligations to make payments under the Agreement.

       Section 4.05. CUSTODY OF BOND FUND. The Bond Fund shall be held in the custody of the Trustee but in the name of the Issuer. The Issuer hereby authorizes and directs the Trustee to withdraw sufficient funds from the Bond Fund to pay the principal of, premium, if any, interest on and the Purchase Price of the Bonds as the same become due and payable, and to withdraw from the Bond Fund funds sufficient to pay any other amounts payable therefrom as the same become due and payable, which authorization and direction the Trustee hereby accepts; provided, however, that to the extent such principal, premium, if any, interest or Purchase Price is paid with proceeds of a drawing under the Letter of Credit and the Bank certifies to the Trustee that amounts are due and owing under the Reimbursement Agreement , the Trustee shall promptly pay such amounts to the Bank from (i) funds on deposit in the Bond Fund, (ii) remarketing proceeds to be paid to former holders in the case of Bonds that were purchased with the proceeds from a draw on the Letter of Credit, or (iii) proceeds from a drawing on the Letter of Credit that were not required in order to pay the principal, interest or Purchase Price of the Bonds, in accordance with written instructions given from time to time to the Trustee by the Bank.

       Section 4.06. CREATION OF CONSTRUCTION FUND. There is hereby created by the Issuer and ordered established with the Trustee a trust fund designated "Construction Fund, Series 2002 Bonds, Waste Corporation of Texas, L.P. Project". The Construction Fund shall be held in the custody of the Trustee but in the name of the Issuer for the benefit of the Company and for use pursuant to this Indenture and the Agreement. The money and securities in the Construction Fund shall be held in trust by the Trustee and applied as provided herein and in the Agreement.

       Section 4.07. PAYMENTS INTO THE CONSTRUCTION FUND; DISBURSEMENTS. The proceeds of the issuance and sale of the Bonds shall be deposited in the Construction Fund. The Trustee is hereby authorized and directed to make each disbursement required by the provisions of the Agreement and to issue its checks therefor or otherwise pay upon receipt of a Company requisition in accordance with Section 4.02 of the Agreement. The Trustee shall keep and maintain adequate records pertaining to the Construction Fund and all disbursements therefrom.

       Section 4.08. COMPLETION OF FACILITIES AND DISPOSITION OF CONSTRUCTION FUND BALANCE. The completion of the Facilities and payment or provision made for payment of the Cost of Construction shall be evidenced by notification of the Issuer as required by Section 3.06(a) of the Agreement. As soon as practicable and in any event not later than the earlier of sixty (60) days from the date of the certificate referred to in the preceding sentence or the third anniversary of the date of closing of the issuance and sale of the Bonds, any balance remaining in the Construction Fund (except amounts the Company shall have directed the Trustee to retain for any Cost of Construction not then due and payable or otherwise required to be deposited to the Rebate Fund in the manner provided in Section 4.12 hereof) shall without further authorization be transferred by the Trustee from the Construction Fund for deposit in the Bond Fund and used in the manner provided in Section 4.04(b).

       Section 4.09. MONEYS TO BE HELD IN TRUST.

       (a) All money that the Trustee shall have withdrawn from the Bond Fund or shall have received from any other source and set aside for the purpose of paying any of the Bonds, either at the maturity thereof or by purchase (other than as provided in Sections 3.09 and 3.10) or call for redemption or for the purpose of paying any interest on the Bonds, shall be held in trust for the respective Holders. Moneys received by the Remarketing Agent or the Trustee from the sale of a Bond under Sections 3.09 and 3.10 or from the purchase of any Bond shall be held segregated from other funds held by the Remarketing Agent or the Trustee in trust for the benefit of the Person from whom such Bond was purchased and shall not be invested while so held.

       (b) Any moneys so deposited and not so applied to the payment of Bonds for at least two years after the date on which the same shall have become due shall then be paid by the Trustee to the Bank, if at such time the Bank shall have notified the Trustee in writing that amounts are due and owing the Bank under the Reimbursement Agreement, or if no such notice has then been given by the Bank, to the Company upon the written direction of the Company. Thereafter, Bondholders shall be entitled to look only to the Company for payment, the Company shall not be liable for any interest thereon and shall not be regarded as a trustee of such moneys and the Trustee shall have no further responsibilities with respect to such moneys. The obligation of the Trustee under this Section to pay any such funds to the Bank or the Company shall be subject, however, to any provisions of law applicable to the Trustee or to such funds providing other requirements for disposition of unclaimed property, including Title 6 of the Texas Property Code.

       Section 4.10. PAYMENT TO COMPANY FROM BOND FUND OR CONSTRUCTION FUND. Any amounts remaining in the Bond Fund or Construction Fund after payment in full of the principal of, premium, if any, and interest on the Outstanding Bonds, the fees, charges and expenses of the Issuer, the Trustee, the Remarketing Agent and the Bank (including without limitation the fees and expenses of their respective counsel) and all other amounts required to be paid hereunder and under the Reimbursement Agreement, including payments of rebatable arbitrage, shall be paid immediately to the Company.

       Section 4.11. INVESTMENT OF MONEYS. To the extent permitted by law and if directed in writing by the Authorized Company Representative and except as otherwise provided herein, the

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Trustee shall invest and reinvest moneys held by it representing proceeds of drawings under the Letter of Credit and moneys on deposit in the Bond Fund only in U.S. Government Obligations (or in a mutual fund composed solely of U.S. Government Obligations or repurchase agreements that are secured by U.S. Government Obligations, that at the time of any such investment has a securities rating from each Rating Agency equal to or higher than the then current rating on the Bonds), maturing at such times as such amounts shall be needed for the purposes thereof, or, if during a Fixed Rate Period, in such other investment provided below in this Section, with a term of the lesser of thirty (30) days or such earlier date as needed for payment in accordance with this Indenture, and as directed in writing by an Authorized Company Representative. Unclaimed moneys held by the Trustee or the Remarketing Agent under Section 4.09 shall be held uninvested by the Trustee or the Remarketing Agent, as the case may be. Moneys held by the Trustee representing proceeds of the initial sale of Bonds (except for any proceeds described in the preceding sentence) shall be invested and reinvested by the Trustee, to the extent permitted by law, in any Eligible Investments on which neither the Company nor any of its subsidiaries is the obligor, as directed by an Authorized Company Representative.

       To the extent that the Trustee has not received written directions from the Company regarding investment of moneys, the Trustee shall, until such directions are received, invest such moneys in the First America Funds Treasury Obligations Fund Class S.

       The Trustee may make investments permitted by this Article through or from its own bond department or the department of any bank, trust company or affiliate under common control with the Trustee. Investments will be made so as to mature or be subject to redemption at the option of the holder on or before the date or dates that the Trustee or the Company, as appropriate, anticipates that moneys from the investments will be required. Investments shall be registered in the name of the Trustee or its nominee and held by or under the control of the Trustee. The Trustee shall sell and reduce to cash a sufficient amount of investments whenever the cash held by the Trustee is insufficient for its purposes, regardless of the loss on liquidation. The Issuer certifies to the Trustee for the benefit of the Bondholders that moneys held by the Trustee in connection with the Bonds, whether or not such moneys were derived from the proceeds of the sale of the Bonds, shall not be used in a manner that shall cause the Bonds to be classified as "arbitrage bonds" within the meaning of
Section 148 of the Code.

       All such investments shall be held by or under the control of the Trustee and while so held shall be deemed a part of the particular fund in which held. The interest accruing thereon and any profit realized from such investments shall be credited to such fund, and any loss resulting from such investments shall be charged to such fund. The Trustee shall not be responsible for any losses on investments made in accordance with this section or the tax consequences thereof.

       Notwithstanding the foregoing, during any Fixed Rate Period while the Letter of Credit is outstanding, the Bank may notify the Trustee in writing of any additional restrictions as to the investment of funds hereunder and the Trustee shall abide by such restrictions.

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

       Section 4.12. CREATION OF REBATE FUND.

       (a) A special Rebate Fund is hereby established by the Issuer. The Rebate Fund shall be for the sole benefit of the United States of America and shall not be subject to the claim of any other person, including without limitation the Bondholders. The Rebate Fund is established for the purpose of complying with
Section 148 of the Code and the Treasury Regulations promulgated pursuant thereto. The money deposited in the Rebate Fund, together with all investments thereof (as permitted in Section 4.12(h) hereof) and investment income therefrom, shall be held in trust and applied solely as provided in this section. The Rebate Fund is not a portion of the Trust Estate and is not subject to the lien of this Indenture. Notwithstanding the foregoing, the Trustee with respect to the Rebate Fund is afforded all the rights, protections and immunities otherwise accorded to it hereunder.

       (b) Within ten days after the close of each fifth anniversary date of the issuance of the Bonds, the Trustee shall receive from the Company a computation in the form of a certificate of an authorized officer of the Company of the amount of "Excess Earnings," if any, for the period beginning on the date of delivery of the Bonds and ending at the close of such immediately preceding "Bond Year" and the Company shall pay to the Trustee for deposit into the Rebate Fund an amount equal to the difference, if any, between the amount then in the Rebate Fund and the Excess Earnings so computed. The term "Bond Year" means with respect to the Bonds each one-year period ending on the anniversary of the date of delivery of the Bonds or such other period as may be elected by the Issuer in accordance with the Regulations and notice of which election has been given to the Trustee. If, at the close of any Bond Year, the amount in the Rebate Fund exceeds the amount that would be required to be paid to the United States of America under paragraph (d) below if the Bonds had been paid in full, such excess may be transferred from the Rebate Fund and paid to the Company at the written instructions of the Company, and the Company shall use such excess for such purposes for which, or to be redeposited to such fund from which, such amounts were originally derived.

       (c) In general, "Excess Earnings" for any period of time means the sum of

              (i) the excess of -

                    (A) the aggregate amount earned during such period of time on all "Nonpurpose Investments" (including gains on the disposition of such Obligations) in which "Gross Proceeds" of the issue are invested (other than amounts attributable to an excess described in this subparagraph (c)(i), over

                    (B) the amount that would have been earned during such
              period of time if the "Yield" on such Nonpurpose Investments (other than amounts attributable to an excess described in this subparagraph (c)(i)) had been equal to the yield on the issue, plus

              (ii) any income during such period of time attributable to the excess described in subparagraph (c)(i) above.

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

       The term Nonpurpose Investments, Gross Proceeds, and Yield shall have the meanings given to such terms in Section 148 of the Code and the Regulations promulgated pursuant to such Section.

       (d) The Trustee shall pay to the United States of America at least once every five years, to the extent that funds are available in the Rebate Fund or otherwise provided by the Company, an amount that ensures that at least 90 percent of the Excess Earnings from the date of delivery of the Bonds to the close of the period for which the payment is being made will have been paid. The Trustee shall pay to the United States of America not later than 60 days after the Bonds have been paid in full, to the extent that funds are available in the Rebate Fund or otherwise provided by the Company, 100 percent of the amount then required to be paid under Section 148(f) of the Code as a result of Excess Earnings.

       (e) The amounts to be computed, paid, deposited or disbursed under this section shall be determined by the Company acting on behalf of the Issuer within ten days after each fifth anniversary of the issuance of the Bonds. By such date, the Company shall also notify, in writing, the Trustee and the Issuer of the determinations the Company has made and the payment to be made pursuant to the provisions of this section. Upon written request of any registered owner of Bonds, the Company shall furnish to such registered owner of Bonds a certificate (supported by reasonable documentation, which may include calculation by counsel having special expertise in federal tax law or by some other service organization) showing compliance with this section and other applicable provisions of Section 148 of the Code.

       (f) The Trustee shall maintain a record of the periodic determinations by the Company of the Excess Earnings for a period beginning on the fifth anniversary date of the issuance of the Bonds and ending on the date six years after the final retirement of the Bonds. Such records shall state each such anniversary date and summarize the manner in which the Excess Earnings, if any, was determined.

       (g) If the Trustee shall declare the principal of the Bonds and the interest accrued thereon immediately due and payable as the result of an Event of Default specified in the Indenture, or if the Bonds are optionally or mandatorily prepaid or redeemed prior to maturity as a whole in accordance with their terms, any amount remaining in any of the funds established under this Indenture shall be transferred to the Rebate Fund at the written instructions of the Company, to the extent that the amount in the Rebate Fund is less than the Excess Earnings computed by the Company as of the date of such acceleration or redemption, and the balance of such amount shall be used immediately by the Trustee for the purpose of paying principal of, redemption premium, if any, and interest on the Bonds when due. In furtherance of such intention, the Issuer hereby authorizes and directs its General Manager to execute any documents, certificates or reports required by the Code and to make such elections, on behalf of the Issuer, that may be permitted by the Code as are consistent with the purpose for the issuance of the Bonds.

       (h) To the extent permitted by law and if directed in writing by the Authorized Company Representative and except as otherwise provided herein, the Trustee shall invest and reinvest moneys held in the Rebate Fund only in U.S. Government Obligations (or in a mutual fund composed solely of U.S. Government Obligations that at the time of any such investment has a securities rating from each Rating Agency equal to or higher than the then current rating on the Bonds), maturing at such times as such amounts shall be needed for the purposes thereof. To the extent that the Trustee has not received written directions from the Company regarding investment of moneys on deposit in the Rebate Fund, the Trustee shall, until such directions are received, invest such moneys in the Wells Fargo 100% Treasury Money Market Fund.

       Section 4.13. LIMITATION ON TRUSTEE'S AND ISSUER'S RESPONSIBILITIES RESPECTING ARBITRAGE. Notwithstanding any provision of this Indenture to the contrary, the Trustee and the Issuer shall not be liable or responsible for any calculation or determination that may be required in connection with or for the purpose of complying with Section 148 of the Code or any applicable Treasury regulations, including, without limitation, the calculation of amounts required to be paid to the United States under the provisions of Section 148 of the Code and the applicable Treasury regulations, the maximum amount that may be invested in "nonpurpose obligations" as defined in the Code and the fair market value of any investments made hereunder, and the sole obligation of the Trustee with respect to investments of funds hereunder shall be to invest the moneys received by the Trustee in obligations listed in Section 4.11 pursuant to the instructions of the Authorized Company Representative. The Trustee shall have no responsibility for determining whether or not the investments made pursuant to the direction of the Authorized Company Representative comply with the requirements of Section 5.06 of the Agreement.

                     ARTICLE V: LETTER OF CREDIT

       Section 5.01. REQUIREMENTS FOR LETTER OF CREDIT. In order to secure its obligations under the Agreement, pursuant to Section 5.07 of the Agreement, the Company has agreed (a) upon the initial authentication and delivery of the Bonds, to deliver to the Trustee, the Letter of Credit, issued by the Bank in favor of the Trustee and for the benefit of the holders of the Bonds (other than Pledged Bonds and Company Bonds), (b) to ensure that so long as any Bonds that bear interest at a Variable Rate remain Outstanding, a Letter of Credit shall be in effect with respect to such Bonds with terms substantially conforming to those of the original Letter of Credit and (c) upon remarketing of the Bonds at a Fixed Rate without an Investment Grade Rating, a Letter of Credit shall be in effect with respect to such Bonds with terms otherwise conforming to those of the Original Letter of Credit, except that the term thereof shall extent to the Maturity Date.

       Section 5.02. DRAWS ON LETTER OF CREDIT; EXTENSIONS.

       (a) If the Letter of Credit is in effect, the Trustee shall make timely draws in accordance with the Letter of Credit such that timely payment under
Section 4.01 is made without resort to the sources of payment described in Subsections (d) and (e) of Section 4.01. Such draws shall be in amounts equal to
(i) the Purchase Price payable with respect to the Bonds (excluding Pledged Bonds and Company Bonds, which are not entitled to any benefit of the Letter of Credit), less the amounts, if any, available under Section 4.01(a) and (b), or
(ii) the total principal, premium, if any (to the extent permitted therefor in the Letter of Credit), and interest due on the Bonds (excluding Pledged

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

Bonds and Company Bonds, which are not entitled to any benefit of the Letter of Credit). In the event the Trustee uses Available Moneys (other than Available Moneys arising from a draw under the Letter of Credit) for the payment of principal of, premium, if any, or interest on the Bonds as the same become due and payable whether at maturity, upon redemption or otherwise or for Purchase Price of the Bonds when due, the Trustee shall, within 10 days after such payment, give notice thereof to the Bank in accordance with the terms of the Letter of Credit. The notice from the Trustee to the Bank shall be in the form attached to the Letter of Credit. The Trustee agrees to make such draws so as to be able to obtain from the Bank by 1:45 p.m. Eastern Time such funds to the extent necessary to permit the Trustee to make such payment when due in accordance with this Indenture and the Bonds, but the Trustee agrees that in no event shall such draw be made any sooner than is reasonably necessary to ensure funds will be delivered by such time.

       (b) In drawing on the Letter of Credit, the Trustee shall be acting on behalf of the Bondholders by facilitating payment of the Bonds and not on behalf of the Issuer or the Company and shall not be subject to the control of either. Proceeds of draws on the Letter of Credit shall be segregated from, and not commingled with, other moneys held by the Trustee. Such moneys shall be held in the Bond Fund.

       (c) The Trustee shall advise the Company by telecopy or telex on the date of each draw on the Letter of Credit of the amount and date of such draw and of the reason for such draw.

       (d) For extensions of the term of the Letter of Credit, the Trustee shall, at the direction of an Authorized Company Representative, but only if required to evidence an extension of the term of the Letter of Credit, surrender the Letter of Credit to the Bank in exchange for a new letter of credit of the Bank or the Letter of Credit with notations thereon, as the Bank may so elect, conforming in all material respects to the Letter of Credit except that the expiration date shall be extended. Any such extension shall be for a period of at least 364 days or, if less, until the fifteenth day following the maturity date of the Bonds.

       (e) No draws shall be made by the Trustee under the Letter of Credit for such Company Bonds or Pledged Bonds.

       Section 5.03. SUBSTITUTE LETTER OF CREDIT.

       (a) Except when a Letter of Credit is in effect during the Fixed Rate Period, at any time while a Letter of Credit is in effect with respect to the Bonds, upon at least sixty (60) days' prior written notice to the Trustee and the Remarketing Agent, the Company may, subject to the approval of the Remarketing Agent, provide for the delivery to the Trustee of a substitute Letter of Credit complying with the provisions of this Indenture (the "Substitute Letter of Credit"), which shall be effective upon acceptance by the Trustee.

       (b) Not later than 20 days prior to the effective date of any Substitute Letter of Credit delivered to the Trustee, as a condition to the acceptance by the Trustee of such Substitute Letter of Credit, the Company shall furnish to the Trustee:

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

              (i) An Opinion of Counsel addressed to the Trustee to the effect that (A) on the effective date of any Substitute Letter of Credit, such Substitute Letter of Credit will be the valid and binding obligation of the issuer thereof enforceable against such issuer in accordance with its terms except insofar as its enforceability may be limited by any insolvency or similar proceedings applicable to the issuer or by proceedings affecting generally the rights of the issuer's creditors or by general equitable principles, and (B) the Substitute Letter of Credit, on the date it becomes effective, would not constitute a separate security requiring registration under any applicable federal or state securities laws or, alternatively, that such registration has been filed and is effective. In the case of a Substitute Letter of Credit, issued by a branch or agency of a foreign commercial bank, there shall also be delivered an Opinion of Counsel from a firm licensed to practice law in the jurisdiction in which the head office of such bank is located, addressed to the Trustee to the effect that the Substitute Letter of Credit is the valid and binding obligation of such bank, enforceable against such bank in accordance with its terms, subject to the limitations referred to in Section 5.03(b)(i)(A) above;

              (ii) written evidence satisfactory to the Trustee that the issuer of the Substitute Letter of Credit meets the requirements for an issuer of a Letter of Credit set forth in the definition of Letter of Credit in
       Article I hereof;

              (iii) an Opinion of Bond Counsel addressed to the Trustee to the effect that the delivery and acceptance of such Substitute Letter of Credit is authorized under this Indenture and will not adversely affect the exclusion from gross income of the interest on the Bonds for federal income tax purposes;

              (iv) written confirmation from the Remarketing Agent that it has agreed to remarket the Bonds on or after the date of the delivery of the Substitute Letter of Credit; and

              (v) if the Bonds will be rated following the acceptance by the Trustee of such Substitute Letter of Credit, a letter from each Rating Agency rating such Bonds setting forth such rating.

The Trustee shall accept any such Substitute Letter of Credit only in accordance with the terms, and upon satisfaction of the conditions, contained in this Section and any other applicable provisions of this Indenture. Notwithstanding anything to the contrary herein, any Substitute Letter of Credit shall become effective on a Business Day.

       (c) If after the Fixed Rate Conversion Date the Bonds will be secured by a Letter of Credit, the Company shall deliver to the Trustee not later than twenty (20) days prior to the Fixed Rate Conversion Date a Substitute Letter of Credit with an expiration date at least fifteen (15) days following the stated maturity date for the Bonds and covering the principal of the Bonds after the Fixed Rate Conversion Date plus at least 190 days of interest at the Fixed Interest Rate (or such greater number of days coverage as may be required by a Rating Agency then rating the Bonds).

Such Substitute Letter of Credit may or may not cover any premium, as determined by the Company, the Remarketing Agent and the Bank.

       Section 5.04. ENFORCEMENT OF THE LETTER OF CREDIT. The Trustee shall hold and maintain the Letter of Credit for the benefit of the Owners of the Bonds until the Letter of Credit terminates or expires in accordance with its terms. When the Letter of Credit terminates or expires in accordance with its terms, the Trustee shall immediately surrender it to the Bank. The Trustee hereby agrees that, except in the case of a redemption in part pursuant to Article III hereof or any other reduction in the principal amount of Bonds Outstanding, it will not under any circumstances request that the Bank reduce the amount of the Letter of Credit, but the Trustee hereby agrees promptly to request that the Bank reduce the amount of the Letter of Credit following a redemption in part pursuant to Article III hereof or any other reduction in the principal amount of the Bonds by the principal amount of Bonds so redeemed or reduced plus a corresponding amount of interest related thereto. If at any time all Bonds shall cease to be outstanding, the Trustee shall surrender the Letter of Credit to the Bank in accordance with the terms thereof. If at any time, Bank fails to honor a draft presented under the Letter of Credit, in conformity with the terms thereof, the Trustee shall give immediate telephonic notice thereof to the Remarketing Agent and the Company.

                     ARTICLE VI: COVENANTS

       Section 6.01. PAYMENT OF BONDS; LIMITED OBLIGATIONS. The Issuer shall promptly pay, or cause to be paid, the principal of (whether at maturity, by acceleration, call for redemption or otherwise), premium, if any, and interest on and Purchase Price of every Bond issued under this Indenture to the Trustee for payment to the owners of the Bonds, on the dates and in the manner provided herein according to the true intent and meaning thereof, subject to the limitations set forth in Section 2.01(a).

       Notwithstanding anything contained in this Indenture to the contrary, the Bonds shall be limited obligations of the Issuer, payable solely from the Receipts and Revenues of the Issuer from the Agreement, including amounts drawn under the Letter of Credit. The Bonds and the interest thereon shall not constitute a debt of the State of Texas, and the State shall not be liable thereon. In no event shall the Bonds be payable out of any funds or properties other than those acquired for the purpose of the Act, and the Bonds shall not constitute an indebtedness within the meaning of any constitutional or statutory debt limitation or restriction.

       No recourse shall be had by any Bondholder for the payment of the principal of, redemption or purchase premium, if any, and interest or Purchase Price of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in this Indenture or the Agreement against any past, present or future member, officer, agent, director, commissioner or employee of the Issuer or the State of Texas, or any incorporator, member, officer, employee, director, commissioner or trustee of any successor entity, as such, either directly or through the Issuer or the State of Texas, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, member, officer, employee, director, agent, commissioner or trustee as such is hereby expressly waived and released as a condition of an consideration for the execution of this Indenture and the Agreement and the issuance of the Bonds.

       Section 6.02. FURTHER COVENANTS AND REPRESENTATIONS OF ISSUER. The Issuer shall observe and perform all covenants, conditions and agreements required on its part in this Indenture, in each Bond executed, authenticated and delivered hereunder, in all other documents related hereto, and under any laws or regulations related to the issuance of the Bonds; provided, however, that the liability of the Issuer for a breach of any such covenant, condition or agreement shall be limited solely to the Receipts and Revenues of the Issuer from the Agreement. The Issuer represents that it is duly authorized under the Constitution and the laws of the State (including without limitation the Act) to issue the Bonds authorized by this Indenture, to make the assignment described in Section 3.05 of the Agreement, and to pledge the Receipts and Revenues of the Issuer from the Agreement in the manner and to the extent herein set forth; that all action required on its part with respect to the issuance of the Bonds and the execution and delivery of this Indenture has been taken; and that the Bonds when issued will be valid limited obligations of the Issuer.

       Section 6.03. FURTHER ASSURANCES. The Issuer shall execute and deliver such supplemental indentures and such further instruments and do such further acts, as the Trustee may reasonably require for the better assuring, assigning and confirming to the Trustee the amounts assigned under this Indenture for the payment of the Bonds; provided, that the Issuer shall not be obligated to incur any expense or liability in the performance of its obligations described in this Section.

       Section 6.04. TAX COVENANT. The Issuer covenants and agrees that it has not knowingly engaged and will not knowingly engage in any activities and that it has not knowingly taken and will not knowingly take any action that might result in its income becoming taxable to it or any interest on the Bonds becoming includable in the gross income of the owners thereof under the federal income tax law.

                     ARTICLE VII: DISCHARGE OF INDENTURE

       Section 7.01. BONDS DEEMED PAID; DISCHARGE OF INDENTURE. All Bonds shall be deemed paid for all purposes of this Indenture when payment of the greater of the principal of and the maximum amount of interest that may become due on the Bonds to the due date of such principal and interest (whether at maturity, upon redemption, acceleration or otherwise) and the payment of the Purchase Price of any Bond that may be optionally tendered by the owner either (i) has been made in accordance with the terms of Section 3.05 or Section 3.09, or (ii) has been provided for by depositing with the Trustee (A) moneys sufficient to make such payment, which moneys must constitute Available Moneys, and/or (B) noncallable U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as will ensure the availability of sufficient moneys to make such payment without regard to the reinvestment thereof, provided that
(i) such U.S. Government Obligations must be purchased from Available Moneys and
(ii) unless the Bonds bear interest at a Fixed Interest Rate, the Trustee shall have received written evidence from each Rating Agency that as a result of such action, their rating on the Bonds will not be lowered or eliminated. When a Bond is deemed paid, it shall no longer be secured by or entitled to the benefits of this Indenture, except for payment from moneys or U.S. Government Obligations under the preceding sentence and except that it may be optionally tendered if and as provided in Section 3.06(a) and Section 3.06(b) and it may be transferred, exchanged, registered, discharged from registration or replaced as provided in Article II.

       Notwithstanding the foregoing, no deposit under the first paragraph of this Section made for the purpose of paying the redemption price of a Bond (as opposed to the final payment thereof upon maturity) will be deemed a payment of a Bond as aforesaid until (x) notice of redemption of the Bond is given in accordance with Section 3.04 or, if the Bond is not to be redeemed within the next sixty (60) days, until the Company has given the Trustee, in form satisfactory to the Trustee, irrevocable instructions to notify, as soon as practicable, the holder of the Bond, in accordance with Section 3.04, that the deposit required by the first paragraph of this Section has been made with the Trustee and that the Bond is deemed to be paid under this Article and stating the redemption date upon which moneys are to be available for the payment of the principal of the Bond or (y) the maturity of the Bond. Additionally, and while the deposit under the first paragraph of this Section made for the purpose of paying the final payment of a Bond upon its maturity shall be deemed a payment of such Bond as aforesaid, the Trustee shall mail notice to the Owner of such Bond, as soon as practicable stating that the deposit required by the first paragraph of this Section has been made with the Trustee and that the Bond is deemed to be paid under this Article.

       When all Outstanding Bonds are deemed paid under the foregoing provisions of this Section and other sums due hereunder and under the Agreement and the Reimbursement Agreement are paid, the Trustee shall, upon request, acknowledge the discharge of the Issuer's obligations under this Indenture except for obligations relating to optional tender as provided in Section 3.06(a) and
Section 3.06(b), obligations under Section 2.04, 2.05 and 2.06 hereof in respect of the transfer, exchange, registration, discharge from registration and replacement of Bonds, and obligations under Section 9.06 hereof with respect to the Trustee's compensation and indemnification, and the Trustee without further direction shall surrender the Letter of Credit to the Bank, in accordance with the terms of the Letter of Credit. Bonds delivered to the Trustee for payment shall be canceled by the Trustee pursuant to Section 2.05.

       An Authorized Company Representative shall direct the deposit, investment and use of the moneys and securities described in this Section such that no deposit will be made and no use made of any such deposit that would cause any Bonds to be treated as "arbitrage bonds" within the meaning of Section 148 of the Code. Before accepting or using any such deposit, the Trustee may request an Opinion of Bond Counsel as to whether such use or acceptance would cause the Bonds to be so treated and, that all conditions hereunder have been satisfied, and the Trustee may conclusively rely on such Opinion with regard thereto.

       The Trustee may request and shall be fully protected in relying upon a certificate of an independent certified public accountant, obtained at the expense of the Company, to the effect that a deposit will be sufficient to defease the Bonds as provided in this Section.

       Upon receipt of any amount pursuant to this Article VII, the Trustee shall give written notice thereof, which notice shall include, without limitation, the amount of such deposit and any

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

instructions given to the Trustee pursuant thereto and to the Remarketing Agent by first-class mail, postage prepaid.

       Section 7.02. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with them pursuant to the preceding Section and shall apply the deposited money and the money from the U.S. Government Obligations in accordance with this Indenture only to the payment of principal of, and premium, if any, and interest on, or Purchase Price of, the Bonds.

                     ARTICLE VIII: DEFAULTS AND REMEDIES

       Section 8.01. EVENTS OF DEFAULT. Each of the following events shall be an Event of Default:

       (a) Default in the due and punctual payment of any interest on any Bond;

       (b) Default in the due and punctual payment of the principal or Purchase Price of or premium, if any, on any Bond (whether at maturity, by acceleration or redemption, upon purchase or otherwise);

       (c) In the event no Letter of Credit is in effect, and subject to the provisions of Section 8.11, default in the observance or performance of any other covenants, conditions or agreements required on the part of the Issuer under this Indenture or in the Bonds;

       (d) Receipt by the Trustee of written notice from the Bank that the Bank has determined (i) not to reinstate the Letter of Credit, or (ii) that an "Event of Default" has occurred under the Reimbursement Agreement and that the Bank has instructed the Trustee to accelerate the maturity of the Bonds in accordance with the Reimbursement Agreement;

       (e) In the event (i) no Letter of Credit is in effect, or (ii) the Bank has failed to honor a proper draw under the Letter of Credit strictly complying with the terms thereof, the occurrence of an Event of Default under the Agreement.

       For purposes of this Section, the Trustee shall not be deemed to have knowledge of an Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is an Event of Default is received by the Trustee from Holders of 25% or more of the Outstanding Bonds and such notice references the Bonds or this Indenture.

       Section 8.02. ACCELERATION AND DUTY TO DRAW ON LETTER OF CREDIT.

       (a) Upon the occurrence of an Event of Default under Section 8.01(a), (b) or (d) hereof, the Trustee shall, by notice to the Issuer, the Holders, the Bank, the Remarketing Agent and the Company, declare the entire unpaid principal of and premium, if any, and interest on the Bonds immediately due and payable and, thereupon, the entire unpaid principal of and premium, if any, and interest on the Bonds shall forthwith become immediately due and payable. Upon the occurrence and continuance of any other Event of Default, the Trustee may, and if requested by the holders of

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

not less than 25% in aggregate principal amount of Bonds then Outstanding shall, by notice to the Issuer, the Holders, the Bank, the Remarketing Agent and the Company, declare the entire unpaid principal of and premium, if any, and interest on the Bonds immediately due and payable and, thereupon, the entire unpaid principal of and premium, if any, and interest on the Bonds shall forthwith become due and payable. Upon any such declaration, the Issuer shall forthwith pay to the holders of the Bonds the entire unpaid principal of and premium, if any, and accrued interest on the Bonds, but only from the revenues and receipts herein specifically pledged for such purpose. Upon the occurrence of an Event of Default specified in Section 8.01 and a declaration of acceleration hereunder, the Trustee as assignee of the Issuer shall immediately exercise its right under Section 5.04(b) of the Agreement to declare all Installment Sale Payments under the Agreement to be immediately due and payable. In the event the Trustee fails to accelerate as required by this subsection, the owners of a majority in aggregate principal amount of Bonds Outstanding shall have the right to take such actions.

       (b) Upon the acceleration of the maturity of the Bonds, by declaration or otherwise, the Trustee shall immediately draw upon the Letter of Credit an amount equal to the difference between (i) the aggregate unpaid principal amount of the Bonds and all premiums, if any (but only to the extent permitted therefor in the Letter of Credit), and interest accrued thereon, and (ii) the amount of Available Moneys on deposit in the Bond Fund and that have not otherwise been designated for another use, and such amount drawn shall be applied immediately as set forth in Section 8.03. Upon such acceleration, interest on the Bonds (other than Pledged Bonds) shall cease to accrue as of the date of declaration of such acceleration.

       Section 8.03. DISPOSITION OF AMOUNTS DRAWN ON LETTER OF CREDIT; ASSIGNMENT OF RIGHTS TO CONTEST.

       (a) All amounts drawn on the Letter of Credit by the Trustee in accordance with Section 8.02(b) shall be first deposited in the Bond Fund (and may be invested in accordance with Section 4.11), shall be applied immediately to the payment of principal of and premium, if any, and interest accrued on the Bonds unless, prior to or with the proceeds of the draw on the Letter of Credit, the Trustee receives written instructions from the Bank to use such proceeds to purchase all Bonds. If such instructions are received by the Trustee, such draw proceeds shall be immediately applied to the purchase of the Bonds, the acceleration of the Bonds shall be canceled, the Bonds shall become Pledged Bonds and the Bonds shall be registered in the name of the Bank or its designee and pledged under the "Bond Pledge Agreement" executed by the Company in connection with the Reimbursement Agreement as additional security for repayment of the Company's obligations under the Reimbursement Agreement. Thereafter, such Bonds shall not be remarketed by the Remarketing Agent unless the Letter of Credit is reinstated or a Substitute Letter of Credit is delivered pursuant to
Section 5.03 or the Bonds are remarketed at a Fixed Interest Rate in accordance with the terms hereof.

       (b) The Trustee hereby assigns to the Bank all its rights to contest or otherwise dispute in the Trustee's name, place and stead and at the Bank's sole election and cost any claim of preferential transfer made by a bankruptcy trustee, debtor-in-possession or other similar official with respect to any amount paid to the Trustee by or on behalf of the Company or the Issuer to be applied to principal of and premium, if any, or interest on or Purchase Price of the Bonds, to the extent of payments made to the Trustee pursuant to a drawing under the Letter of Credit. The Trustee shall cooperate with and assist the Bank in any such contest or dispute as the Bank may reasonably request; provided, however, that the Bank shall reimburse the Trustee for its reasonable costs incurred in connection with providing such cooperation and assistance. The Trustee shall give the Bank prompt notice of any claim of preferential transfer of which the Trustee has actual knowledge. The foregoing assignment shall not be deemed to confer upon the Bank any right to contest or otherwise dispute any claim of preferential transfer with respect to any amount as to which there has been no drawing under the Letter of Credit. The assignment set forth above shall in no event be effective until the Bank shall have first furnished to the Trustee an agreement to indemnify the Trustee and the holders of the Bonds against any claim, liability or damage that they might suffer by reason of any such contest or dispute.

       Section 8.04. OTHER REMEDIES; RIGHTS OF BONDHOLDERS. Upon the occurrence of an Event of Default, the Trustee, subject to the terms of this Indenture, may proceed to protect and enforce its rights and the rights of the Bondholders by mandamus or other suit, action or proceeding, at law or in equity, including but not limited to an action for specific performance of any agreement herein contained or making a demand for payment from the Company and taking action pursuant to any other document to which the Trustee is a party.

       Upon the occurrence of an Event of Default, if requested to do so by the holders of not less than 25% in aggregate principal amount of Bonds Outstanding and if indemnified as provided in Section 9.01(d), the Trustee, subject to the terms of this Indenture, shall exercise such one or more of the rights and powers conferred by this Article as the Trustee, upon being advised by counsel, shall deem most expedient in the interests of the Bondholders.

       No remedy conferred by this Indenture upon or reserved to the Trustee or to the Bondholders is intended to be exclusive of any other remedy, but each such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Bondholders hereunder or now or hereafter existing at law or in equity. No delay or failure to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or Event of Default or acquiescence therein, and every such right and power may be exercised from time to time and as often as may be deemed necessary. No waiver of any default or Event of Default hereunder, whether by the Trustee pursuant to
Section 8.10 or by the Bondholders, shall extend to or shall affect any subsequent default or Event of Default or shall impair any rights or remedies consequent thereon.

       Section 8.05. RIGHT OF BONDHOLDERS TO DIRECT PROCEEDINGS. Notwithstanding anything in this Indenture to the contrary, but subject to Section 8.14, the holders of a majority in aggregate principal amount of Bonds Outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture or for the appointment of a receiver or any other proceedings hereunder; provided, however, that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture.

       Section 8.06. APPLICATION OF MONEYS. All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall, after payment of the reasonable cost and expenses of the proceedings resulting in the collection of such moneys and of the reasonable expenses, liabilities and advances incurred or made by the Trustee and the reasonable fees and expenses, if any, of the Issuer in carrying out this Indenture or the Agreement, be deposited in the Bond Fund; provided, however, that no proceeds from any draw on the Letter of Credit shall be used for any purpose other than payment of the principal of and premium, if any (to the extent permitted therefor in the Letter of Credit), and interest on the Bonds or the purchase price thereof. All moneys in the Bond Fund shall be applied as follows:

       (a) Unless the principal of all Bonds shall have become or shall have been declared due and payable:

              First, to the payment to the persons entitled thereto of all installments of interest then due on the Bonds, in the order of the maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or preference except as provided in Section 8.13, and as to any difference in the respective rates of interest specified in the Bonds;

              Second, to the payment to the persons entitled thereto of the unpaid principal of and premium, if any, on any of the Bonds that shall have become due (other than Bonds called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), in the order of their due dates, with interest on such Bonds at the respective rates specified therein from the respective dates upon which they become due and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then first to the payment of such interest ratably, according to the amount of such interest due on such date, and then to the amount of such principal and premium, if any, ratably, according to the amount of such principal and premium, if any, due on such date, to the persons entitled thereto, without any discrimination or preference, except as provided in Section 8.13, and as to any difference in the respective rates of interest specified in the Bonds; and

              Third, to the extent permitted by law, to the payment to the persons entitled thereto of the unpaid interest on overdue installments of interest ratably, according to the amounts of such interest due on such date, without any discrimination or preference, except as provided in Section 8.13, and as to any difference in the respective rates of interest specified in the Bonds.

       (b) If the principal of all Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and premium, if any, and interest then due and unpaid upon the Bonds, including to the extent permitted by law, interest on overdue installments of interest, without preference or priority of principal and premium, if any, over interest or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably according to the amounts due respectively for principal and premium, if any, and interest, to the persons entitled thereto, without any discrimination or privilege, except as provided in
Section 8.13.

       (c) If the principal of all Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article, then, subject to the provisions of Section 8.06(b) in the event that the principal of all Bonds shall later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of Section 8.06(a).

       (d) All amounts received from a draw upon the Letter of Credit shall be applied exclusively to the payment of the principal of and premium, if any (to the extent permitted under the Letter of Credit), and interest on the Bonds or the purchase price thereof.

       Whenever moneys are to be applied pursuant to the provisions of this Section, such moneys shall be applied at such times and from time to time as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such moneys, it shall fix the date (which shall be an Interest Payment Date unless it shall deem another date more suitable or as required by Section 8.03(a)) upon which such application is to be made. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the holder of any Bond until such Bond is presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

       Whenever all principal of and premium, if any, and interest on all Bonds have been paid under the provisions of this Section and all expenses and charges of the Trustee and the Issuer have been paid, and all obligations of the Company to the Bank pursuant to the Reimbursement Agreement shall have been paid in full and all rebatable arbitrage payments have been made, the balance remaining in the Bond Fund shall be paid to the Company as provided in Section 4.10.

       Section 8.07. REMEDIES VESTED IN TRUSTEE. All rights of action (including the right to file proof of claims) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceeding relating thereto and any such suit or proceeding instituted by the Trustee may be brought in its name, as Trustee, without the necessity of joining as plaintiffs or defendants any holders of the Bonds, and any recovery of judgment shall be for the equal benefit of the holders of the Outstanding Bonds.

       Section 8.08. LIMITATIONS ON SUITS. Except to enforce the rights given under Sections 8.02(a), 8.05 and 8.12, no holder of any Bond shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust thereof or any other remedy hereunder, unless (a) a default has occurred of which the Trustee has been notified as provided in Section 9.05, or of which by such Section it is deemed to have notice, (b) such default shall have become an Event of Default and the holders of at least 25% in aggregate principal amount of Bonds Outstanding shall have made written request to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, (c) such holders have provided to the Trustee indemnity as provided in Section 9.01(d), (d) the Trustee for sixty (60) days after such notice shall fail or refuse to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name or in the name of such holders, (e) no direction inconsistent with such request has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of Bonds Outstanding, and (f) notice of such action, suit or proceeding is given to the Trustee; it being understood and intended that no one or more holders of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice this Indenture by its, his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted and maintained in the manner herein provided and for the equal benefit of the holders of all Bonds Outstanding.

       The notification, request and offer of indemnity set forth in the preceding paragraph, at the option of the Trustee, shall be conditions precedent to the execution of the powers and trusts in this Indenture and to any action or cause of action for the enforcement of this Indenture or for any other remedy hereunder.

       Section 8.09. TERMINATION OF PROCEEDINGS. In case the Trustee shall have proceeded to enforce any right under this Indenture by the appointment of a receiver, by entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case the Issuer, the Company, the Bondholders, the Bank and the Trustee shall be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

       Section 8.10. WAIVERS OF EVENTS OF DEFAULT. The Trustee, with the written consent of the Bank (if there is a Letter of Credit in effect), may waive any Event of Default hereunder and its consequences and rescind any declaration of maturity of principal of and premium, if any, and interest on the Bonds and the Installment Sale Payments, and shall do so, with the written consent of the Bank (if there is a Letter of Credit in effect), upon the written request of the holders of (a) a majority in aggregate principal amount of Bonds Outstanding in respect of which default in the payment of principal and/or premium, if any, and/or interest exists, or (b) a majority in aggregate principal amount of Bonds Outstanding in the case of any other default; provided, however, that:

              (i) there shall not be waived without the consent of the holders of all Bonds then Outstanding: (A) any default in the payment of the principal of or premium, if any, on any Outstanding Bonds when due (whether at maturity or by mandatory or optional redemption); or (B) any default in the payment when due of the interest on any such Bonds unless, in either case, prior to such waiver or rescission (1) there shall have been paid or provided for all arrears of interest at the rate borne by the Bonds on overdue installments of principal, all arrears of payments of principal and premium, if any, when due and all reasonable expenses of the Trustee in connection with such default, and (2) in case of any such waiver or rescission, or in case of the discontinuance, abandonment or adverse determination of any proceeding taken by the Trustee on account of any such default, the Trustee and the Bondholders shall be restored to their respective former positions and rights hereunder;

              (ii) no declaration of maturity under Section 8.02 made at the request of the holders of not less than 25% in aggregate principal amount of Bonds Outstanding shall be rescinded unless requested by the holders of a majority in aggregate principal amount of Bonds Outstanding; and

              (iii) unless the Trustee has been notified by the Bank in writing that the Letter of Credit is reinstated in full as to principal, interest and premium, if any (if the Letter of Credit covers payment of premium) and that the Bank has rescinded or withdrawn the written notice referred to in Section 8.01(d), there shall be no waiver or rescission so long as the Letter of Credit is in effect.

       No such waiver or rescission shall extend to any subsequent or other default or impair any right consequent thereon.

       Section 8.11. NOTICE OF DEFAULTS; OPPORTUNITY OF COMPANY TO CURE DEFAULTS. Notwithstanding anything in this Indenture to the contrary, no default specified in Section 8.01(c) on the part of the Issuer shall constitute an Event of Default until (a) notice of such default shall be given (i) by the Trustee to the Issuer and the Company, or (ii) by the holders of not less than 25% in aggregate principal amount of Bonds Outstanding to the Trustee, the Issuer and the Company, and (b) the Issuer and the Company shall have had thirty (30) days after such notice to correct such default or cause such default to be corrected, and shall not have corrected such default or caused such default to be corrected within such period; provided, however, if any default specified in Section 8.01(c) shall be such that it cannot be corrected within such period, it shall not constitute an Event of Default if corrective action is instituted by the Issuer or the Company within such period and diligently pursued until such default is corrected; provided, further, that the period for corrective action shall not in any event extend more than 180 days after such notice to correct such default.

       With regard to any alleged default concerning which notice is given to the Company or the Bank, the Company or the Bank may, but is under no obligation to, perform any covenant, condition or agreement the nonperformance of which is alleged in such notice to constitute a default, in the name and stead of the Issuer with full power to do any and all things and acts to the same extent that the Issuer could do and perform any such things and acts with power of substitution.

       Section 8.12. UNCONDITIONAL RIGHT TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST. Nothing in this Indenture shall affect or impair the right of any Bondholder to enforce, by action at law, payment of the principal of and premium, if any, and interest on or Purchase Price of any Bond at and after the maturity thereof, or on the date fixed for redemption or purchase or (subject to the provisions of Section 8.02) on the same being declared due prior to maturity as herein provided, or the obligation of the Issuer to pay the principal of, premium, if any, and interest on or Purchase Price of each of the Bonds issued hereunder to the respective holders thereof at the time, place, from the source and in the manner herein and in the Bonds expressed.

       Section 8.13. BONDS OUTSTANDING. Notwithstanding anything else in this Article to the contrary, but subject to Section 8.14, Company Bonds shall not be deemed to be Outstanding for purposes of this Article and the Company as holder thereof shall not be entitled to any rights or payments therefor pursuant to Sections 8.05, 8.06, 8.08 and 8.10.

       Section 8.14. BANK DEEMED OWNER. For all purposes of this Article VIII (other than receipt of payments), the Bank shall, so long as the Letter of Credit shall be in effect and the Bank shall not have dishonored any draw under the Letter of Credit strictly complying with the terms thereof, be deemed the holder and registered owner of all Bonds. As such, the Bank may take all actions permitted by this Article VIII to be taken by the holders or registered owners of the Bonds, to the exclusion of the actual holders and registered owners of the Bonds; the purpose of this Section being to permit the Bank to direct the taking of actions and enforcement of remedies permitted by this Article VIII so long as the Letter of Credit shall be in effect and the Bank shall not have dishonored any draw under the Letter of Credit complying with the terms thereof.

       Section 8.15. SUBROGATION RIGHTS OF THE BANK.

       (a) Notwithstanding anything else contained herein, whenever the Trustee shall make any payment to any Bondholder with funds drawn under Letter of Credit pursuant hereto, the Trustee shall make such payments as agent for the Bank and not as agent for the Issuer, and the Bank and its assigns shall thereafter, to the extent of the amount so paid, be subrogated to the rights thereon of the Bondholders to whom such payment was made, and the Trustee shall, in the event of the payment of principal, keep a written record of such payments. When a Bondholder has been paid the entire principal of and interest on his Bond in connection with a mandatory or optional tender of such Bond with funds drawn on the Letter of Credit, such Bond shall be surrendered to the Trustee and become a Pledged Bond.

       (b) In the event the Bank makes any payment with respect to the payment of the principal or interest on or Purchase Price of any Bond to the Trustee under the Letter of Credit, the Bank shall be subrogated to the rights possessed under the Indenture and in and to the Trust Estate by the Trustee, the Issuer and the owners of such Bonds so paid, and the Bank shall be subrogated to the rights of the Issuer and the Trustee under any other document, instrument or agreement securing repayment of the principal and interest on or Purchase Price of the Bonds. For purposes of the Bank's subrogation rights hereunder, (i) any reference in the Indenture to the Bondholders shall include the Bank, which shall be entitled to be treated as if the Bank were a registered owner of Bonds in the principal amount of any principal payment made by the Bank under the Letter of Credit, (ii) any portion of any Bond as to which the purchase price is paid with money collected pursuant to the Letter of Credit shall be deemed to be a Pledged Bond, and (iii) the Bank may exercise any and all rights and benefits it would have under this Indenture as a Holder of Bonds to the extent of the principal amount of Bonds owned or deemed to be owned by the Bank and any and all interest so due and unpaid thereon; provided that such Pledged Bonds (A) shall not be taken into account in determining any deficiency for which a claim or draw is to be made under the Letter of Credit, and (B) shall be subordinated in right of payment as of any Interest Payment Date or upon the redemption or acceleration of the Bonds. Subrogation rights granted to the Bank hereunder are not intended to be exclusive of any other rights or remedies available to the Bank, and such subrogation rights shall be cumulative and shall be in addition to every right or remedy given hereunder or under any other instrument or agreement with respect to reimbursement of money paid by the Bank pursuant to the Letter of Credit, and every other right or remedy now or hereafter existing at law or in equity or by statute.

       Section 8.16. RIGHTS AND DUTIES OF THE ISSUER.

       (a) Remedies of the Issuer. Notwithstanding any contrary provision in this Indenture, the Issuer shall have the right to take any action or make any decision with respect to proceedings for indemnity against the liability of the Issuer and for collection or reimbursement from sources other than moneys or property held under this Indenture or subject to the lien hereof. The Issuer may enforce its rights under this Indenture which have not been assigned to the Trustee by legal proceedings for the specific performance of any obligation contained herein or for the enforcement of any other appropriate legal or equitable remedy, and may recover damages caused by any breach by the Company of their respective obligations to the Issuer under this Indenture, including court costs, reasonable attorney's fees and other costs and expenses incurred in enforcing such obligations.

       (b) Limitations on Actions. The Issuer shall not be required to monitor the financial condition of the Company or the physical condition of the Facilities and, unless otherwise expressly provided, shall not have any responsibility with respect to notices, certificates or other documents filed with it hereunder. The Issuer shall not be required to take notice of any breach or default except when given notice thereof by the Trustee or the Bank. The Issuer shall not be required to take any action unless indemnity reasonably satisfactory to it is furnished for expenses or liability to be incurred thereby (other than the giving of notice). The Issuer, upon written request of the Bondholders, the Bank, or the Trustee, and upon receipt of reasonable indemnity for expenses or liability, shall cooperate to the extent reasonably necessary to enable the Trustee to exercise any power granted to the Trustee by this Indenture. The Issuer shall be entitled to reimbursement pursuant to Section
8.17 hereof to the extent that it acts without previously obtaining full indemnity.

       (c) Responsibility. The Issuer shall be entitled to the advice of counsel (who may be counsel for any party, for the Paying Agent or the Remarketing Agent, or for any Bondholder) and shall be wholly protected as to any action taken or omitted to be taken in good faith in reliance on such advice. The Issuer may rely conclusively on any notice, certificate or other document furnished to it under this Indenture and reasonably believed by it to be genuine. The Issuer shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it, or in good faith omitted to be taken by it and reasonably believed to be beyond such discretion or power, or taken by it pursuant to any direction or instruction by which it is governed under this Indenture or omitted to be taken by it by reason of the lack of direction or instruction required for such action under this Indenture, unless such actions were taken or omitted to be taken as a result of the Issuer's willful misconduct or gross negligence, and the Issuer shall not be responsible for the consequences of any error of judgment reasonably made by it. When any consent or other action by the Issuer is called for by this Indenture, the Issuer may defer such action pending such investigation or inquiry or receipt of such evidence, if any, as it may require in support thereof. A permissive right or power to act shall not be construed as a requirement to act, and no delay in the exercise of a right or power shall affect the subsequent exercise thereof. The Issuer shall in no event be liable for the application or misapplication of funds, or for other acts or defaults by any person or entity except by its own directors, officers and employees. No recourse shall be had by the Company, the Trustee or any Bondholder for any claim based on this Indenture or the Bonds against any director, officer, employee or agent of the Issuer unless such claim is based upon the wilful misconduct, bad faith, fraud or deceit of such person. No covenant, obligation or agreement of the Issuer contained in this Indenture shall be deemed to be a covenant, obligation or agreement of any present or future director, officer, employee or agent of the Issuer in his individual capacity, and no person executing a Bond shall be liable personally thereon or be subject to any personal liability or accountability by reason of the issuance thereof.

       Section 8.17. EXPENSES OF THE ISSUER. In addition to any payments due to the Issuer under the Agreement, the Company shall pay or reimburse the Issuer within thirty (30) days after notice for all expenses incurred in the exercise of the Issuer's rights or their performance of its obligations hereunder. Any expenses, reimbursements or other charges which the Issuer may be entitled to receive from the Company hereunder, if not paid when due, shall bear interest at 10% per annum.

       Section 8.18. ACTIONS BY ISSUER. Any action that may be taken by the Issuer hereunder shall be deemed sufficiently taken if taken on its behalf by its Chairman, its Vice Chair, its General Manager, the Issuer Representative or by any other director, officer or agent whom it may designate from time to time.

                     ARTICLE IX: TRUSTEE AND REMARKETING AGENT

       Section 9.01. DUTIES OF TRUSTEE.

       (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

       (b) Except during the continuance of an Event of Default:

              (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee, and

              (ii) in the absence of bad faith, negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to the requirements of this Indenture.

       (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

              (i) this subsection does not limit the effect of (b) above;

              (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee or Responsible Officer was negligent in ascertaining the pertinent facts; and

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              (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05.

       (d) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense, but (i) the Trustee may not require indemnity as a condition to declaring the principal of and premium, if any, and interest on the Bonds to be due immediately under Section 8.02, and (ii) the Trustee may not require indemnity as a condition to drawing on the Letter of Credit. The Trustee shall not be required to give any bond or surety in respect of the execution of the trust created hereby or the powers granted hereunder. The permissive right of the Trustee to do things enumerated under this Indenture shall not be construed as a duty of the Trustee.

       (e) The Trustee shall not be liable for interest on any cash held by it except as the Trustee may agree with the Company or with the Issuer with the consent of the Company.

       (f) The Trustee may conclusively rely on an Authorized Company Representative's certificate as to whether a Bankruptcy Filing has occurred.

       (g) The Trustee shall comply with the terms of the Letter of Credit.

       (h) The Trustee shall maintain adequate records pertaining to the funds held by the Trustee, the investment thereof and the disbursement therefrom; notwithstanding anything to the contrary in this Indenture or the Agreement, the Trustee shall not be required to advance its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

       (i) Every provision of this Indenture that in any way relates to the Trustee is subject to all the foregoing paragraphs of this Section.

       (j) The Trustee shall not in any event be responsible for ensuring that the rate of interest due and payable on the Bonds under this Indenture does not exceed the highest legal rate of interest permissible under federal or state law applicable thereto.

       Section 9.02. RIGHTS OF TRUSTEE.

       (a) Subject to the foregoing Section, including, but not limited to, Sections 9.01(b)(ii) and 9.01(c), the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person, who at the time of making such request or authority or consent is the owner of any Bond, shall be conclusive and binding upon all future owners of any Bond issued in replacement thereof.

       (b) Before the Trustee acts or refrains from acting, it may require, with respect to a particular covenant or condition, a certificate of an appropriate officer or officers of the Issuer or the Company or an Opinion of Counsel stating that (i) the person making such certificate or opinion has read such covenant or condition, (ii) the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (iii) in the opinion of such

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person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with. The Trustee shall not be liable for any loss or damage or action it takes or omits to take in good faith in reliance on the certificate or Opinion of Counsel.

       (c) The Trustee may execute any of the trusts or powers hereunder and perform any of its duties through agents, attorneys or co-trustees and shall not be responsible for the misconduct or negligence of any agent, attorney or co-trustee appointed with due care.

       Section 9.03. INDIVIDUAL RIGHTS OF TRUSTEE, ETC. The Trustee in its individual or any other capacity may become the owner, custodian or pledgee of Bonds and may otherwise deal with the Issuer, the Bank or with the Company or its affiliates with the same rights it would have if it were not Trustee.

       Section 9.04. TRUSTEE'S DISCLAIMER. Subject to Sections 9.01(b) and 9.01(c):

       (a) the Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Bonds, and (ii) shall not be responsible for any statement in the Bonds or for the perfection of any lien created by this Indenture or otherwise as security for the Bonds;

       (b) the Trustee may construe any of the provisions of this Indenture insofar as the same may appear to be ambiguous or inconsistent with any other provision hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the Bondholders, the Issuer, the Company and the Remarketing Agent;

       (c) the Trustee shall not be responsible for the application of any of the proceeds of the Bonds or any other moneys deposited with it and paid out, withdrawn or transferred hereunder if such application, payment, withdrawal or transfer shall be made in accordance with the provisions of this Indenture;

       (d) the Trustee shall not be under any obligation to see to the recording or filing of this Indenture, the Agreement, any financing statements or any other instrument or otherwise to the giving to any person of notice of the provisions hereof or thereof;

       (e) the Trustee shall not be under any obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Company, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made; and

       (f) the Trustee shall not be personally liable for any claims by or on behalf of any person, firm, corporation or other legal entity arising from the conduct or management of, or from any work or thing done on, the Facilities, and shall have no affirmative duty with respect to compliance of the Facilities under state or federal laws pertaining to the transport, storage, treatment or disposal of

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pollutants, contaminants, waste or hazardous materials, or regulations, permits or licenses issued under such laws.

       Section 9.05. NOTICE OF DEFAULTS. The Trustee shall not have notice, or be deemed to have notice, of any default or Event of Default under this Indenture, other than an Event of Default under Section 8.01(a), (b) or (d), unless specifically notified in writing at such address as set forth in Section
12.01 hereof of such default or Event of Default by Bondholders having, in the aggregate, not less than 25% in principal amount of the Bonds Outstanding, by the Bank, by the Remarketing Agent, by the Issuer, or by the Company.

       If an event occurs that with the giving of notice or lapse of time or both would be an Event of Default, and if the Event of Default is continuing and if the Trustee has notice thereof as herein provided, the Trustee shall mail to each Bondholder, the Remarketing Agent and the Bank notice of the Event of Default upon its having notice of such occurrence. Except in the case of a default in payment or purchase of any Bonds, the Trustee may withhold the notice if and so long as it determines that withholding the notice is in the interests of Bondholders; provided, that in any event such notice shall not be withheld from the Bank or the Remarketing Agent.

       Section 9.06. COMPENSATION AND INDEMNIFICATION OF TRUSTEE. For acting as trustee under this Indenture, the Trustee shall be entitled to compensation (pursuant to a separate written agreement between the Trustee and the Company) by the Company (which shall not be limited by any statute regulating the compensation of a trustee of an express trust) of reasonable fees for the Trustee's services and reimbursement of advances, counsel fees and other expenses reasonably and necessarily made or incurred by the Trustee in connection with its services under this Indenture.

       The Company has also agreed in the Agreement to indemnify the Trustee as provided in Section 7.03 thereof.

       To secure the payment or reimbursement to the Trustee provided for in this Section, the Trustee shall have a senior claim, to which the Bonds are made subordinate, on all money or property held or collected by the Trustee, except moneys held under Article VII or otherwise held in trust to pay the principal of and premium, if any, and interest on or Purchase Price of the Bonds, and except amounts drawn under the Letter of Credit, and Available Moneys on deposit in the Bond Fund.

       Section 9.07. ELIGIBILITY OF TRUSTEE. This Indenture shall always have a Trustee that meets the qualifications set forth in this Section. Each Trustee shall: (i) be a corporation or banking association duly organized under the laws of the United States of America or any state or territory thereof, doing business and, during the period when the Bonds are subject to remarketing, having an office in such location as shall be approved by the Remarketing Agent (which approval shall not be unreasonably withheld or delayed), (ii) have together with its affiliates (herein defined) a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition, (iii) have senior long-term debt securities or outstanding bank deposit obligations, as appropriate, rated "Baa3/P3" or better by Moody's Investors Service, Inc., "BBB-/A3" or better by Standard & Poor's Credit Market Services, a Division of The McGraw-Hill Companies, Inc. or "BBB-/F3" or better by Fitch IBCA, Inc., or be a direct or indirect subsidiary of a bank or bank

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holding company that has senior long-term debt securities or outstanding bank deposit obligations, as appropriate, rated "Baa3/P3" or better by Moody's Investors Service, Inc., "BBB-/A3" or better by Standard & Poor's Credit Market Services, a Division of The McGraw-Hill Companies, Inc. or "BBB-/F3" or better by Fitch IBCA, Inc., or otherwise be acceptable to any Rating Agency then rating the Bonds, and (iv) be authorized by law to perform all the duties imposed upon it by this Indenture. For purposes of this Section, the term "affiliate" of the Trustee shall mean any corporation or other person that, directly or indirectly, controls or is controlled by or is under common control with the Trustee.

       Section 9.08. REPLACEMENT OF TRUSTEE. The Trustee may resign and be discharged of the trust created by this Indenture by notifying the Issuer, the Bank, the Remarketing Agent and the Company; provided, however, that no such resignation shall become effective until the appointment of a successor Trustee, as hereinafter provided. The holders of not less than a majority in principal amount of the Bonds Outstanding may remove the Trustee by notifying the removed Trustee, the Issuer, the Bank and the Company; provided, however, that no such removal shall become effective until the appointment of a successor Trustee, as hereinafter provided. The Issuer shall remove the Trustee if the Trustee is prohibited from acting by law or by regulation, rule or order of any court or administrative body having jurisdiction over the Trustee; provided, however, that no such removal shall become effective until the appointment of a successor Trustee, as hereinafter provided. The Issuer may remove the Trustee at its discretion with the prior written consent of the Company and the Bank and the Issuer shall remove the Trustee upon the written direction of the Company, if the Company is not in default hereunder, and with the written consent of the Bank; provided, however, that no such removal shall become effective until the appointment of a successor Trustee, as hereinafter provided. Upon the removal or replacement of the Trustee for any reason, the Company shall give written notice thereof to the Remarketing Agent and the Bank by first-class mail, postage prepaid.

       If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer, upon the written direction of the Bank, if a Letter of Credit is in effect, and, so long as no Event of Default shall have occurred and be continuing, the Company, shall promptly appoint a successor Trustee. Notice of such appointment shall be given by the Issuer to the Remarketing Agent in writing by first-class mail.

       A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer, the Bank, the Company and the Remarketing Agent. Immediately thereafter, the retiring Trustee shall transfer all property held by it as Trustee hereunder to the successor Trustee, the resignation or removal of the retiring Trustee shall then (but only then) become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall notify the holders of the Bonds of its acceptance of the trusts hereunder by first-class mail promptly following such acceptance.

       If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, the Bank, the Company or the holders of a majority in principal amount of the Bonds Outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

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       If the Trustee fails to comply with Section 9.07, any Bondholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

       Section 9.09. CONCERNING THE REMARKETING AGENT. Wells Fargo Brokerage Services, LLC has been appointed the Remarketing Agent. Any subsequent Remarketing Agent shall be appointed by the Company, with the consent of the Bank (which consent shall not be unreasonably withheld or delayed), and shall meet the qualifications set forth in this Section and Section 9.10 hereof. The Company shall notify the Issuer and the Trustee of the appointment of any subsequent Remarketing Agent. The Remarketing Agent shall designate to the Trustee its Operations Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Bank, the Company and the Trustee. In addition, the Remarketing Agent will agree particularly to:

              (a) compute the Daily Interest Rate, the Weekly Interest Rate, the Monthly Interest Rate, the Quarterly Interest Rate, the Semiannual Interest Rate, the Annual Interest Rate, the Five-Year Interest Rate and the Fixed Interest Rate, as applicable, and give notices of such computations to the Trustee on each applicable Interest Rate Determination Date, all in accordance with this Indenture; and

              (b) keep such records relating to its computations of interest rates for the Bonds as shall be consistent with prudent industry practice and to make such records available for inspection by the Issuer, the Trustee, the Bank and the Company at all reasonable times.

       The Remarketing Agent shall be entitled to advice of legal counsel on any matter relating to the Remarketing Agent's obligations hereunder and shall be entitled to act upon the opinion of such counsel in the exercise of reasonable care in fulfilling such obligations.

       Section 9.10. QUALIFICATIONS OF REMARKETING AGENT. The Remarketing Agent shall have a capitalization of at least $25,000,000, or have a line of credit with a commercial bank in the amount of at least $25,000,000 and shall be authorized by law to perform all the duties imposed upon it by this Indenture. The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least thirty (30) days' notice of such resignation to the Issuer, the Company, the Bank and the Trustee. Notwithstanding the foregoing, the Remarketing Agent shall remain the Remarketing Agent hereunder until a successor is named, so long as the Company is not in default in the payment of any fees or expenses of the Remarketing Agent under the Remarketing Agreement, or the Remarketing Agent is not prohibited by law or regulation from performing the duties of Remarketing Agent hereunder. The Remarketing Agent may be removed at any time by the Company, with the written consent of the Bank which consent shall not be unreasonably withheld. To effect such removal, the Authorized Company Representative shall give at least thirty (30) days' notice of such removal to the Remarketing Agent, the Issuer, the Bank and the Trustee.

       Upon any resignation of the Remarketing Agent, the departing Remarketing Agent shall pay over, assign and deliver any moneys and Bonds held by it in such capacity to its successor or, if there be no successor, to the Trustee.

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       In the event that the Remarketing Agent shall resign, or be removed or dissolved, or if the property or affairs of the Remarketing Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Company shall not have appointed a successor Remarketing Agent, the Trustee, notwithstanding the provisions of the first paragraph of this Section, shall ipso facto be deemed to be the Remarketing Agent until the appointment by the Company of a successor Remarketing Agent; provided, however, that the Trustee shall not remarket Bonds or fix the interest rate for the Bonds, but shall be required only to implement the purchase of Bonds pursuant to a draw on the Letter of Credit as provided for in Section 5.02 hereof.

       The Trustee, within thirty (30) days of the resignation or removal of the Remarketing Agent or the appointment of a successor Remarketing Agent, shall give notice thereof by registered or certified mail to the applicable Rating Service (if the Bonds have been rated), to the Issuer and to the registered Holders of the Bonds.

       Section 9.11. SUCCESSOR TRUSTEE OR AGENT BY MERGER. If the Trustee or the Remarketing Agent consolidates with, merges or converts into, or transfers all or substantially all its assets (or, in the case of a bank or trust company, its corporate trust assets) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee or Remarketing Agent, provided that such corporation or national banking association shall otherwise be eligible to serve in such capacity under this Indenture.

       Section 9.12. APPOINTMENT OF CO-TRUSTEE. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of the State) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Agreement, and in particular in case of the enforcement thereof upon a default or an Event of Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any action that may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section are adapted to these ends.

       Each separate or co-trustee shall: (i) be a corporation or banking association duly organized under the laws of the United States of America or any state or territory thereof, doing business and having an office in such location as shall be approved by the Trustee, (ii) have together with its affiliates (herein defined) a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition, and (iii) be authorized by law to perform all the duties imposed upon it by this Indenture. For purposes of this Section, the term "affiliate" of the separate or co-trustee shall mean any corporation or other person that, directly or indirectly, controls or is controlled by or is under common control with the separate or co-trustee.

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       In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them; provided, however, that no co-trustee shall be liable by reason of any act or omission of any other such co-trustee.

       Should any instrument in writing from the Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new co-trustee or successor to such separate or co-trustee.

       Section 9.13. SEVERAL CAPACITIES. Anything in this Indenture to the contrary notwithstanding, but subject to the provisions of Section 9.14 hereof, the same entity may serve hereunder as the Trustee, the Bank, and the Remarketing Agent and in any other combination of such capacities, to the extent permitted by law.

       Section 9.14. NO CONFLICT. It is the purpose of this provision to provide for the resolution of any potential conflict of interest when the same banking association is acting as the Trustee and the Bank. Accordingly, notwithstanding anything to the contrary in this Indenture, in the event (i) the Trustee (or any affiliate thereof) refuses or willfully fails to draw on the Letter of Credit at the times and in the amounts required under the terms of this Indenture, or (ii) that the Bank refuses or willfully fails to honor its payment obligations thereunder, the Trustee, but only if the Trustee is an affiliate of the Bank, shall resign, such resignation to be effective automatically upon the date of receipt by the Trustee of notice from the successor Trustee evidencing its assumption of the duties of the Trustee hereunder because of such failure or refusal, without notice and without prior approval of any party. Any successor appointed pursuant to the provisions of Section 9.08 hereof shall automatically become the successor Trustee hereunder for all purposes on such effective date if at the time of such succession the successor Trustee is not the Bank or a subsidiary or an affiliate of the Bank or the resigning Trustee. The resigning Trustee will give notice in writing to the Issuer, the Company, the successor Trustee and the Owners of the Bonds of its resignation as soon as possible but in any event not less than ten (10) calendar days after such resignation; provided that, failure to give such notice shall not affect the effectiveness of such resignation.

       Section 9.15. NOTICE TO SUCCESSOR TRUSTEE. In order to induce the successor Trustee to accept its appointment hereunder, the Trustee agrees that it will promptly provide the successor Trustee any notice received by it or given by it pursuant to Article VIII hereof.

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                     ARTICLE X: AMENDMENTS OF AND SUPPLEMENTS TO INDENTURE

       Section 10.01. WITHOUT CONSENT OF BONDHOLDERS. The Issuer and the Trustee may amend or supplement this Indenture or the Bonds without prior notice to or consent of any Bondholder:

       (a) to cure any ambiguity, inconsistency or formal defect or omission;

       (b) to grant to the Trustee for the benefit of the Bondholders additional rights, remedies, powers or authority;

       (c) to subject to this Indenture additional collateral or to add other agreements of the Issuer;

       (d) to modify this Indenture or the Bonds to permit qualification under the Trust Indenture Act of 1939, as amended, or any similar federal statute at the time in effect; to permit the qualification of the Bonds for sale under the securities laws of any state of the United States; or to prevent the application of the Investment Company Act of 1940, as amended, to any of the transactions contemplated by, or any of the parties to this Indenture, the Agreement or the Bonds;

       (e) to provide for uncertificated Bonds or to make any change necessary to give effect to a custody agreement pursuant to Section 2.05(d);

       (f) to evidence the succession of a new Trustee or the appointment by the Trustee of a co-trustee;

       (g) to make any change to reflect any provision in the Code or the interpretations thereof by the Internal Revenue Service provided that the Trustee first receives an Opinion of Bond Counsel to the effect that such change will not have an adverse impact on the exclusion of interest on the Bonds from the gross income of the owners thereof for purposes of federal income taxation;

       (h) to make any change not materially adversely affecting any Bondholder's rights requested by the Rating Agency in order to maintain any rating on the Bonds;

       (i) to make any change not materially adversely affecting any Bondholder's rights to provide for or to implement the provisions of a Letter of Credit;

       (j) to make any other change to provide for or to implement the provisions of a Letter of Credit only if such Letter of Credit and the changes to this Indenture become effective on a Bond Purchase Date in connection with the mandatory tender of the Bonds pursuant to Section 3.08;

       (k) to make any change to be effective on any Bond Purchase Date in connection with the mandatory tender of Bonds pursuant to Sections 3.07 and 3.08, provided that such change has been disclosed to all owners of Bonds who purchase on such date;

       (l) to make any change that does not materially adversely affect the rights of any Bondholder; or

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       (m) to add to this Indenture the obligation of the Trustee, the Issuer or the Company to disclose such information regarding the Bonds, the Facilities, the Issuer, the Trustee, the Company, or the Bank as shall be required or recommended to be disclosed in accordance with applicable regulations or guidelines established by, among others, the American Bankers Association Corporate Trust Committee or the Securities and Exchange Commission.

       Section 10.02. WITH CONSENT OF BONDHOLDERS. If an amendment of or supplement to this Indenture or the Bonds without any consent of Bondholders is not permitted by the preceding Section, the Issuer and the Trustee may enter into such amendment or supplement without prior notice to any Bondholders but with the consent of the holders of at least a majority in principal amount of the Bonds Outstanding. However, without the consent of all Bondholders affected, no amendment or supplement may (a) extend the maturity of the principal of, or interest on, any Bond, (b) reduce the principal amount of, or rate of interest on, any Bond or change the terms of any redemption (except as otherwise provided in Section 3.01), (c) effect a privilege or priority of any Bond or Bonds over any other Bond or Bonds (except as provided herein), (d) reduce the percentage of the principal amount of the Bonds required for consent to such amendment or supplement, (e) impair the exclusion of interest on any Bond from gross income of the owner thereof for federal income tax purposes, (f) eliminate the holders' rights to optionally tender the Bonds, (g) extend the due date for the purchase of Bonds optionally tendered by the holders thereof or reduce the purchase price of such Bonds, (h) create a lien ranking prior to or on a parity with the lien of this Indenture on the property described in the Granting Clause of this Indenture, or (i) deprive any Bondholder of the lien created by this Indenture on such property. In addition, if moneys or U.S. Government Obligations have been deposited or set aside with the Trustee for the payment of Bonds pursuant to Article VII and those Bonds shall not have in fact been actually paid in full, no amendment to the provisions of that Article shall be made without the consent of the holder of each of those Bonds affected.

       Section 10.03. EFFECT OF CONSENTS. After an amendment or supplement becomes effective, it shall bind every Bondholder unless it makes a change described in any of the lettered clauses of the preceding Section. In such case, the amendment or supplement shall bind each Bondholder who consented to it and each subsequent holder of a Bond or portion of a Bond evidencing the same debt as the consenting holder's Bond.

       Section 10.04. NOTATION ON OR EXCHANGE OF BONDS. If an amendment or supplement changes the terms of a Bond, the Trustee may require the holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Bond regarding the changed terms and return it to the holder. Alternatively, if the Trustee, the Issuer and the Company determine, the Issuer in exchange for the Bond shall issue and the Trustee shall authenticate a new Bond that reflects the changed terms. In either event, the cost of placing such notation on the Bond(s) shall be borne by the Company.

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       Section 10.05. SIGNING BY TRUSTEE OF AMENDMENTS AND SUPPLEMENTS. The
Trustee shall sign any amendment or supplement to this Indenture or the Bonds authorized by this Article if the amendment or supplement, in the judgment of the Trustee, does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing an amendment or supplement, the Trustee shall be entitled to receive and (subject to Section 9.01) shall be fully protected in relying on an Opinion of Counsel stating that such amendment or supplement is authorized by this Indenture and is duly authorized, executed and delivered and enforceable in accordance with its terms.

       Section 10.06. COMPANY, BANK, AND REMARKETING AGENT CONSENTS REQUIRED. An amendment or supplement to this Indenture or the Bonds shall not become effective unless the Company, the Remarketing Agent (but only to the extent that such amendment or supplement affects the rights, duties or obligations of the Remarketing Agent hereunder), and the Bank deliver to the Trustee their written consents to the amendment or supplement. In any event, no amendment or supplement hereto shall become effective until the Remarketing Agent acknowledges receipt of a copy of such supplement or amendment.

       Section 10.07. NOTICE TO BONDHOLDERS. The Trustee shall cause notice of the execution of a supplemental indenture to be mailed promptly by first-class mail to each Bondholder at the holder's registered address. The notice shall state briefly the nature of the supplemental indenture and that copies thereof are on file with the Trustee for inspection by all Bondholders.

       Section 10.08. OPINION OF BOND COUNSEL REQUIRED. An amendment or supplement to this Indenture shall not become effective unless the Trustee has received (i) an Opinion of Counsel addressed to the Trustee, the Bank, the Company and the Remarketing Agent to the effect that such amendment or supplement is authorized by this Indenture and does not violate the Act, and
(ii) an Opinion of Bond Counsel addressed to the Trustee, the Bank, the Company and the Remarketing Agent to the effect that such amendment or supplement will not impair the exclusion of interest on the Bonds from the gross income of the owners thereof for purposes of federal income taxation.

                     ARTICLE XI: AMENDMENTS OF AND SUPPLEMENTS TO OTHER
DOCUMENTS

       Section 11.01. WITHOUT CONSENT OF BONDHOLDERS. The Issuer, with the consent of the Company, may enter into, and the Trustee may consent to, any amendment of or supplement to the Agreement, without prior notice to or consent of any Bondholder, if the amendment or supplement is required (a) by the provisions of the Agreement or this Indenture, (b) to cure any ambiguity, inconsistency or formal defect or omission, (c) to identify more precisely the Facilities or, to the extent not in violation of the Act or the Code, to modify the description of the Facilities, (d) in connection with any authorized amendment of or supplement to this Indenture, or (e) to make any change comparable to those described in Section 10.01.

       Section 11.02. WITH CONSENT OF BONDHOLDERS. If an amendment of or supplement to the Agreement without any consent of Bondholders is not permitted by Section 11.01, the Issuer may enter into, and the Trustee may consent to, such amendment or supplement without prior notice to any Bondholder but with the consent of the holders of at least a majority in principal amount of the

Bonds Outstanding. However, without the consent of each Bondholder affected, no amendment or supplement may result in a change comparable to those described in the lettered clauses of Section 10.02.

       Section 11.03. CONSENTS BY TRUSTEE TO AMENDMENTS OR SUPPLEMENTS. The Trustee shall consent to any amendment or supplement to the Agreement authorized by this Article if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, consent to such an amendment or supplement. In consenting to an amendment or supplement, the Trustee shall be entitled to receive and (subject to Section 9.01) shall be fully protected in relying on an Opinion of Counsel stating that such amendment or supplement is authorized by this Indenture and has been duly authorized, executed and delivered and is enforceable in accordance with its terms. An amendment or supplement to the Agreement that affects the rights, duties or obligations of the Trustee shall not become effective without the Trustee's consent, which consent shall not be unreasonably withheld, and no amendment or supplement to the Agreement shall become effective until the Trustee acknowledges receipt of a copy of such supplement or amendment.

       Section 11.04. NOTICE TO BONDHOLDERS. The Trustee shall cause notice of the execution of an amendment or supplement to the Agreement to be mailed promptly by first-class mail to each Bondholder at the holder's registered address. The notice shall state briefly the nature of the amendment or supplement and that copies thereof are on file with the Trustee for inspection by all Bondholders.

       Section 11.05. BANK AND REMARKETING AGENT CONSENT REQUIRED. An amendment or supplement to the Agreement shall not become effective unless the Company, the Remarketing Agent (but only to the extent that such amendment or supplement affects the rights, duties or obligations of the Remarketing Agent hereunder or thereunder) and, when a Letter of Credit is in effect, the Bank, deliver to the Trustee their written consents to the amendment or supplement. In any event, no such amendment or supplement shall become effective until the Remarketing Agent acknowledges receipt of a copy of such amendment or supplement.

                     ARTICLE XII: MISCELLANEOUS

       Section 12.01. NOTICES.

       (a) Any notice, request, direction, designation, consent, acknowledgment, certification, appointment, waiver or other communication required or permitted by this Indenture or the Bonds must be in writing except as expressly provided otherwise in this Indenture or the Bonds.

       (b) Except as otherwise provided herein, any notice or other communication shall be sufficiently given and deemed given when (i) delivered by hand, (ii) sent by a nationally recognized overnight courier, (iii) mailed by first-class mail, postage prepaid, or (iv) unless specifically prohibited under the terms of the Indenture, by telecopy under the provisions of this Indenture, addressed as follows:

              (1)   If to the Issuer:

                    Gulf Coast Waste Disposal Authority
                    910 Bay Area Boulevard
                    Houston, Texas 77058
                    Attention: General Manager
                    Telephone (281) 488-4115
                    Facsimile (281) 488-3331;

              (2)   If to the Company:

                    Waste Corporation of Texas, L.P.
                    One Riverway, Suite 1400
                    Houston, Texas 75220
                    Attention: General Counsel
                    Telephone (713) 292-2400
                    Facsimile (713) 292-2455;

              (3)   If to the Trustee:

                    U.S Bank National Association
                    One U.S. Bank Plaza, SL-MO-T6CT
                    St. Louis, Missouri 63101
                    Attention: Corporate Trust Department
                    Telecopy: (314) 418-2856

              (4)   If to the Remarketing Agent:

                    Wells Fargo Public Finance
                    608 Second Avenue, 9th Floor
                    N9303-095
                    Minneapolis, Minnesota 55479
                    Attention: Laurie Mount
                    Telecopy: (612) 667-9906

              (5)   If to the Bank:

                    Wells Fargo Bank Texas, National Association
                    1445 Ross Avenue, 3rd Floor
                    Dallas, Texas 75202
                    Attention: Daniel T. Brown, Vice President
                    Telecopy: (214) 969-0370

              (6)   If to the Rating Agency:

                    Standard & Poor's Credit Market Services, a division of McGraw Hill Companies, Inc.
                    55 Water Street, 30th Floor
                    New York, New York 10041
                    Attention: Structured Municipal Surveillance
                    Telecopy: (212) 438-2157

       Notice to the Trustee and other information necessary to draw on the Letter of Credit shall be sent by telephone (promptly confirmed by telecopy), telecopy or as may be otherwise designated in writing by the Trustee. Any addressee may designate additional or different addresses or telecopy numbers for purposes of this Section.

       A copy of any notice to any party given hereunder (with the exception of notices required for drawings under any Letter of Credit) shall be provided to the Remarketing Agent and the Trustee in the manner such notice is otherwise given.

       The Beneficial Owner of $1,000,000 or more of Bonds may, by written notice to the Trustee, request that all notices given with respect to such Bonds be given to the registered owner thereof and to a second address provided in such written notice to the Trustee. Upon receipt of such notice described in the preceding sentence, the Trustee shall send all notices relating to the relevant Bonds to the registered owner and the second address so designated.

       Section 12.02. BONDHOLDERS' CONSENTS. Any consent or other instrument required by this Indenture to be signed by Bondholders may be in any number of concurrent documents and may be signed by a Bondholder or by the holder's agent appointed in writing. Proof of the execution of such instrument or of the instrument appointing an agent and of the ownership of Bonds, if made in the following manner, shall be conclusive for any purposes of this Indenture with regard to any action taken by the Trustee under the instrument:

       (a) The fact and date of a person's signing an instrument may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within that jurisdiction that the person signing the writing acknowledged before the officer the execution of the writing, or by an affidavit of any witness to the signing.

       (b) The fact of ownership of Bonds, the amount or amounts, numbers and other identification of such Bonds and the date of holding shall be proved by the registration books kept pursuant to this Indenture.

       In determining whether the holders of the required principal amount of Bonds Outstanding have taken any action under this Indenture, Bonds owned by the Issuer, the Company or any subsidiary or affiliate of either thereof shall be disregarded and deemed not to be Outstanding; provided, however, that Pledged Bonds will not be disregarded and shall be deemed to be Outstanding for such purpose. In determining whether the Trustee shall be protected in relying on any such action, only Bonds that the Trustee knows to be so owned shall be disregarded.

       Section 12.03. NOTICES TO RATING AGENCY. In the event the Bonds are rated by a Rating Agency, the Trustee shall notify each Rating Agency then rating the Bonds in writing of the occurrence of any of the following events prior to the occurrence thereof: (a) any change in the identity of the Trustee or the Remarketing Agent, (b) any amendment or modification of or change to this Indenture, the Agreement, the Reimbursement Agreement (to the extent the Trustee has notice thereof) or the Letter of Credit, (c) any change in the Interest Rate determination method, (d) the expiration, substitution or termination of the Letter of Credit, or any extension thereof, (e) the payment in full of the principal of and interest on the Bonds, and (f) the delivery of any written opinion of Bankruptcy Counsel required to be delivered under the terms of this Indenture.

       Section 12.04. LIMITATION OF RIGHTS. Nothing expressed or implied in this Indenture or the Bonds shall give any person other than the Trustee, the Issuer, the Bank, the Company, the Remarketing Agent and the Bondholders any right, remedy or claim under or with respect to this Indenture.

       Section 12.05. SEVERABILITY. If any provision of this Indenture shall be determined to be unenforceable by a court of law, such holding shall not affect any other provision of this Indenture; provided, no holding or invalidity shall require the Trustee to make any payment from any source except those pledged hereunder.

       Section 12.06. PAYMENTS DUE ON NON-BUSINESS DAYS. If a payment date is not a Business Day at the place of payment, then payment shall be made at that place on the next succeeding Business Day, with the same force and effect as if made on the payment date, and, in the case of any such payment, no interest shall accrue for the intervening period.

       Section 12.07. GOVERNING LAW. THIS INDENTURE AND THE AUTHORITY OF THE ISSUER TO ISSUE THE BONDS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT THE RIGHTS, DUTIES, IMMUNITIES AND STANDARDS OF CARE RELATING TO THE TRUSTEE SHALL BE GOVERNED BY THE LAW OF JURISDICTION IN WHICH THE OPERATIONS OFFICE OF THE TRUSTEE IS LOCATED.

       Section 12.08. NO PERSONAL LIABILITY OF ISSUER OFFICIALS. No provision, covenant or agreement contained in this Indenture or the Bonds shall be deemed to be the covenant or agreement of any member, or any breach thereof, shall constitute or give rise to or impose upon the Issuer or the State of Texas a pecuniary liability or charge upon its general credit or taxing power. No current or former director, officer, agent, employee or member of the Issuer or the State of Texas shall be personally liable on the Indenture or the Bonds, in his individual capacity, nor shall such persons executing this Indenture or the Bonds be liable personally on the Indenture or the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds.

       Section 12.09. COUNTERPARTS. This Indenture may be signed in several counterparts, each of which shall be an original and all of which together shall constitute the same instrument.

       Section 12.10. REFERENCES TO THE BANK. The Bank shall have no rights to enforce any provision of this Indenture during any period in which the Bank has dishonored a draw under any Letter of Credit presented in strict compliance with the terms thereof.

                  [Remainder of page intentionally left blank.]

       IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Indenture to be executed in their respective names and the Issuer has caused its official seal to be hereunto affixed and attested by their respective duly authorized officers, all as of the date first above written.

                                          GULF COAST WASTE DISPOSAL AUTHORITY

                                          By:    /s/ J.M. Schultz
                                                 -------------------------------
                                          Title: Chairman

ATTEST:

By:    /s/ Sam Dell Olio
       --------------------------
Title: Secretary

                                          U.S. BANK, NATIONAL ASSOCIATION,
                                          as Trustee

                                          By:    /s/ James Moll
                                                 -------------------------------
                                          Title: Vice President

                             EXHIBIT A: FORM OF BOND

      THE FOLLOWING TWO PARAGRAPHS ARE TO BE DELETED IF BOND IS NOT BOOK-ENTRY ONLY.

      [UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      AS PROVIDED IN THE INDENTURE REFERRED TO HEREIN, UNTIL THE TERMINATION OF THE SYSTEM OF BOOK-ENTRY-ONLY TRANSFERS THROUGH DTC, AND NOTWITHSTANDING ANY OTHER PROVISION OF THE INDENTURE TO THE CONTRARY, THIS BOND MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR A NOMINEE OF DTC, OR BY DTC OR A NOMINEE OF DTC TO ANY SUCCESSOR SECURITIES DEPOSITORY OR ANY NOMINEE THEREOF.]

      THIS BOND IS SUBJECT TO MANDATORY TENDER FOR PURCHASE AT THE TIME AND IN THE MANNER HEREINAFTER DESCRIBED AND MUST BE SO TENDERED OR WILL BE DEEMED TO HAVE BEEN SO TENDERED UNDER CERTAIN CIRCUMSTANCES AS DESCRIBED HEREIN.

                       GULF COAST WASTE DISPOSAL AUTHORITY
                      ENVIRONMENTAL FACILITIES REVENUE BOND
                   (WASTE CORPORATION OF TEXAS, L.P. PROJECT)
                                   SERIES 2002

No. R-                                                                         $

MATURITY DATE            DATE OF INITIAL DELIVERY                 CUSIP
-------------            ------------------------                 -----
______, 2002                   _______, 2002

REGISTERED OWNER: CEDE & CO.

PRINCIPAL AMOUNT:

      The Gulf Coast Waste Disposal Authority (the "Issuer"), a governmental agency and body politic and corporate created and operating as a conservation and reclamation district and political subdivision of the State of Texas pursuant to Article XVI, Section 59 of the Texas Constitution and the laws of the State of Texas, particularly Chapter 409, Acts of the 61st Legislature of the State of Texas, Regular Session, 1969, as amended (originally codified as Article 7621d-2 Vernon's Texas Civil Statutes) (the "Issuer Act"), for value received, promises to pay to the registered owner specified above or registered assigns, but solely from the sources and in the manner referred to herein, the principal amount specified above on the aforesaid Maturity Date, unless this Bond is called for earlier redemption, and to pay from those sources interest thereon at the rate per annum determined as described herein. This Bond may be redeemed prior to the Maturity Date on the dates and at the prices herein set forth. Initial interest on this Bond shall accrue from the Date of Initial Delivery as shown above. Interest on this Bond is payable on the first Business Day, as hereinafter defined, of each month, as long as the interest rate hereon is calculated pursuant to the Daily Interest Rate, the Weekly Interest Rate, the Monthly Interest Rate or the Quarterly Interest Rate (as such terms are hereinafter defined), commencing the first Business Day of October, 2002, until the principal amount is paid or duly provided for. For any period of time during which this Bond bears interest at the Semiannual Interest Rate, the Annual Interest Rate, the Five-Year Interest Rate or the Fixed Interest Rate (as such terms are hereinafter defined) interest hereon shall be payable on the first day of each May and November. Any date established for the payment of interest as described above is hereinafter referred to as an "Interest Payment Date." The interest payable hereon on each Interest Payment Date shall be for the period commencing on the next preceding Interest Payment Date to and including the day immediately preceding the Interest Payment Date on which payment is made. Interest shall be calculated on the basis of a year of 365 days or 366 days, as applicable, for the number of days actually elapsed, while the interest hereon is payable at the Daily Interest Rate, the Weekly Interest Rate, the Monthly Interest Rate or the Quarterly Interest Rate. Otherwise, interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The term "Business Day," as used herein, means any day of the year, other than a Saturday or Sunday, a day on which commercial banks located in the city or cities in which the Operations Office of the Trustee or the principal office of the Remarketing Agent or the principal office of the Bank, as hereinafter defined, are located are required or authorized to remain closed or a day on which The New York Stock Exchange is closed. This Bond will bear interest from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from its date of initial delivery.

      If any Interest Payment Date, date of maturity of this Bond, Bond Purchase Date (as hereinafter defined) or date fixed for redemption of this Bond, is not a Business Day, then payment of the applicable interest, principal, redemption price or Purchase Price may be made on the next succeeding Business Day with the same force and effect as if such payment were made on such Interest Payment Date, date of maturity, Bond Purchase Date or date fixed for redemption and no interest shall accrue for the period after such date; provided, however, if this Bond bears interest at any of the Daily Interest Rate, the Weekly Interest Rate, the Monthly Interest Rate or the Quarterly Interest Rate, interest shall accrue from the scheduled date of any maturity or redemption due date of this Bond until the Business Day on which such payment is made.

      U.S Bank National Association has been appointed as trustee (together with any successors, the "Trustee") under the hereinafter defined Indenture. The principal of and premium, if any, on this Bond is payable upon presentation and surrender hereof at the Operations Office of the Trustee (which is currently located in St. Paul, Minnesota). Interest is payable on each Interest Payment Date by check or draft mailed to the person in whose name this Bond (or one or more predecessor bonds) is registered (the "Holder") at the close of business on the fifth Business Day preceding such Interest Payment Date while Bonds bear interest at the Variable Rate or on the April 15 or October 15 preceding such Interest Payment Date if Bonds bear interest at a Fixed Interest Rate (the "Record Date") on the registration books for this issue maintained by the Trustee at the address appearing therein. Notwithstanding the foregoing, interest on any Bond, at the request of a Depository (as defined in the Indenture) or its nominee, shall be paid by wire transfer in immediately available funds to the bank account number and address filed with the Trustee by the Depository. Any interest that is not timely paid or duly provided for shall cease to be payable to the Holder hereof (or of one or more predecessor bonds) as of the Record Date, and shall be payable to the Holder hereof (or of one or more predecessor bonds) at the close of business on a Special Record Date to be fixed by the Trustee for the payment of that overdue interest. Notice of the Special Record Date shall be mailed to Holders not less than ten (10) days prior thereto. The principal and redemption price of and interest on this Bond are payable in lawful money of the United States of America, without deduction for the services of the Trustee. Notwithstanding anything herein to the contrary, when this Bond is registered in the name of a Depository or its nominee, the principal and redemption price of and interest on this Bond shall be payable in next day or federal funds delivered or transmitted to the Depository or its nominee.

      NEITHER THE STATE OF TEXAS, NOR ANY OTHER POLITICAL CORPORATION, SUBDIVISION, OR AGENCY OF THE STATE OF TEXAS, NOR THE BOARD OF DIRECTORS OF THE ISSUER, EITHER INDIVIDUALLY OR COLLECTIVELY, SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF THIS BOND, ANY PREMIUM OR PAYMENT WITH RESPECT TO THIS BOND, OR THE INTEREST HEREON; AND NEITHER THE FAITH AND CREDIT, NOR THE TAXING POWER, OF THE STATE OF TEXAS, OR ANY OTHER POLITICAL CORPORATION, SUBDIVISION, OR AGENCY OF THE STATE OF TEXAS, IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF THIS BOND, ANY PREMIUM OR PAYMENT WITH RESPECT TO THIS BOND, OR THE INTEREST HEREON.

      This Bond shall not constitute the personal obligation, either jointly or severally, of the Issuer or of any director, officer, employee or official of the Issuer.

      This Bond shall not be entitled to any security or benefit under the Indenture or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee or the Comptroller's Registration Certificate (in the form provided in the Indenture) shall have been executed by the Comptroller of Public Accounts of the State of Texas.

                               GENERAL PROVISIONS

      This Bond is one of a duly authorized issue of Gulf Coast Waste Disposal Authority Environmental Facilities Revenue Bonds (Waste Corporation of Texas, L.P. Facilities) Series 2002 (the "Bonds"), dated as of August 1, 2002, aggregating in the principal amount of $25,000,000. The

Bonds are being issued for the purpose of paying the cost of the acquisition, construction and improvement of certain solid waste collection and disposal facilities (the "Facilities") to be sold by the Issuer to Waste Corporation of Texas, L.P. (the "Company"),which are located in Harris County, Texas and Walker County, Texas. The Bonds are issued pursuant to an Installment Sale Agreement, dated as August 1, 2002 (the "Agreement"), between the Issuer and the Company and a Trust Indenture, dated as of August 1, 2002 (the "Indenture"), between the Issuer and the Trustee. The Bonds are special obligations of the Issuer, issued or to be issued under and are to be secured and entitled equally and ratably to the protection given by the Indenture. The Bonds are issued pursuant to Chapter 1371, Texas Government Code, as amended, and Chapter 30, Texas Water Code, as amended (collectively, the "Act") and pursuant to a resolution duly adopted by the Issuer.

      Reference is made to the Indenture and the Agreement for a more complete description of the Facilities, the provisions, among others, with respect to the nature and extent of the security for the Bonds, the rights, duties and obligations of the Issuer, the Trustee and the Holders of the Bonds and the terms and conditions upon which the Bonds are issued and secure. Terms used herein with initial capitalization where the rules of grammar or context do not otherwise require shall have the meanings as set forth in the Indenture. Each Holder assents, by its acceptance hereof, to all of the provisions of the Indenture.

      Pursuant to the Agreement, the Company is required to make payments to the Trustee in amounts and at times necessary to pay the principal of and premium (if any) and interest on the Bonds. In the Indenture, the Issuer has assigned to the Trustee, to provide for the payment of the Bonds, the Issuer's right, title and interest in and to the Agreement, except for certain reserved rights.

      Pursuant to the Agreement, the Company has caused to be issued and delivered to the Trustee by Wells Fargo Bank Texas, National Association (the "Bank"), an irrevocable letter of credit (the "Letter of Credit"), pursuant to which the Trustee is entitled to draw up to (a) the principal amount of the Bonds outstanding to enable the Trustee to pay (i) the principal amount of the Bonds when due at maturity or upon redemption or acceleration on the occurrence of an event of default, and (ii) an amount equal to the principal portion of the Purchase Price of any Bonds duly tendered by the Holders thereof for purchase pursuant to the Indenture, plus (b) the amount of interest accruing on the Bonds, but not to exceed 45 days' accrued interest at the maximum rate of 10% per annum, or such higher rate covered by a Letter of Credit or Substitute Letter of Credit (the "Maximum Rate"), provided that the Maximum Rate shall be limited to an amount that shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of Texas, or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable Texas laws, that could lawfully be contracted for, charged or received, to enable the Trustee to pay interest when due on the Bonds and the interest portion (if any) of the Purchase Price of any Bonds duly tendered by the Holders thereof for purchase pursuant to the Indenture. To provide for the issuance of the Letter of Credit, the Company and WCA Waste Systems, Inc. has entered into a Reimbursement Agreement dated of even date with the Indenture (the "Reimbursement Agreement"), with the Bank. The Letter of Credit shall expire, subject to provisions for earlier termination or extension, on September 30, 2005.

      Copies of the Indenture, the Agreement, the Letter of Credit and the Reimbursement Agreement are on file in the Operations Office of the Trustee.

      The Bonds are payable solely from the Trust Estate, as defined and as provided for in the Indenture (being, generally, the Installment Sale Payments payable under the Agreement, any unexpended proceeds of the Bonds and amounts deposited in the Bond Fund as defined and provided for in the Indenture, including amounts drawn pursuant to the Letter of Credit), and are an obligation of the Issuer only to the extent of the Trust Estate. The Bonds are not secured by a pledge of the faith and credit or the taxing power of the Issuer, the State of Texas or any political subdivision thereof.

      The Bonds are special, limited obligations of the Issuer and shall be payable solely from and secured by a pledge of certain of the rights of the Issuer under the Agreement, including Installment Sale Payments required to be made by the Company in amounts and at times intended to be sufficient to pay the principal of and interest on the Bonds when due.

      No recourse under or upon any obligation, covenant, acceptance or agreement contained in the Indenture, or in any of the Bonds, or under any judgment obtained against the Issuer or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute or otherwise, or under any circumstances, shall be had against any member or officer, as such, past, present, or future, of the Issuer, for the payment for or to the Issuer or any receiver thereof, or for or to any Holder of any Bond, or otherwise, of any sum that may be due and unpaid by the Issuer upon any of the Bonds. Any and all personal liability of every nature, whether at common law or in equity, or by statute or by constitution or otherwise, of any such member or officer, as such, to respond by reason of any act or omission on his or her part, or otherwise, for, directly or indirectly, the payment for or to the Issuer or any receiver thereof, or for or to the owner or any Holder of any Bond, or otherwise, of any sum that may remain due and unpaid upon any Bond, shall be deemed to be and is hereby expressly waived and released as a condition of and consideration for the execution and delivery of the Indenture and the issuance of the Bonds.

      The Bonds are issuable only as fully registered bonds in the denominations of $100,000 or any integral multiple of $5,000 in excess thereof while Bonds bear interest at a Variable Rate or a Fixed Rate, provided that while bonds bear interest at a Fixed Rate they may be issued in denominations of any integral multiple of $5,000 if, immediately following the conversion, the Bonds will have an Investment Grade Rating. The Bonds shall be originally issued only to a Depository to be held in a book-entry system and: (a) the Bonds shall be registered in the name of the Depository or its nominee, as Bondholder, and immobilized in the custody of the Depository; (b) unless otherwise requested by the Depository, there shall be a single Bond certificate; and (c) the Bonds shall not be transferable or exchangeable, except for transfer to another Depository or another nominee of a Depository, without further action by the Issuer. The Beneficial Owners of Beneficial Ownership Interests in the Bonds shall not have any right to receive Bonds in the form of physical certificates. If any Depository determines not to continue to act as a Depository for the Bonds for use in a book-entry system, the Issuer may attempt to have established a securities depository/book-entry system relationship with another qualified Depository under the Indenture. If the Issuer does not or is unable to do so, the Issuer and the Trustee, after the Trustee has made provision for notification to the owners of book entry interests by the then Depository, shall permit withdrawal of the Bonds from the Depository, and authenticate and deliver Bond certificates in fully registered form (in authorized denominations) to the assignees of the Depository or its nominee.

      While a Depository is the sole holder of the Bonds, delivery or notation of partial redemption or tender for purchase of Bonds shall be effected in accordance with the provisions of the Letter of Representations, as defined in the Indenture.

      In addition to the words and terms defined elsewhere in this Bond, the following terms shall have the following meanings:

      "Beneficial Owner" means, with respect to the Bonds, a Person owning a Beneficial Ownership Interest therein, as evidenced to the satisfaction of the Trustee.

      "Beneficial Ownership Interest" means the beneficial right to receive payments and notices with respect to the Bonds that are held by the Depository under a book-entry system.

      "Book-entry form" or "book-entry system" means, with respect to the Bonds, a form or system, as applicable, under which (a) the Beneficial Ownership Interests may be transferred only through a book entry and (b) physical Bond certificates in fully registered form are registered only in the name of a Depository or its nominee as Holder, with the physical Bond certificates "immobilized" in the custody of the Depository. The book-entry system maintained by and the responsibility of the Depository and not maintained by or the responsibility of the Issuer or the Trustee is the record that identifies, and records the transfer of the interests of, the owners of beneficial (book entry) interests in the Bonds.

      "Depository" means any securities depository that is a clearing agency under federal law operating and maintaining, with its participants or otherwise, a book-entry system to record ownership of book entry interests in Bonds, and to effect transfers of book entry interests in Bonds, and includes and means initially The Depository Trust Company (a limited purpose trust company), New York, New York.

      "Direct Participant" means a Participant as defined in the Letter of Representations.

      The Indenture permits certain amendments or supplements to the Agreement and the Indenture not prejudicial to the Holders to be made without the consent of or notice to the Holders, and other amendments or supplements thereto to be made with the consent of the Bank and the Holders of at least a majority in aggregate principal amount of the Bonds outstanding.

                         DETERMINATION OF INTEREST RATE

      The initial interest rate on this Bond shall be the Weekly Interest Rate as provided in the Indenture.

      On any Interest Period Reset Date on or after the first Interest Payment Date, subject to the conditions set forth in the Indenture, including being subject to veto by the Issuer (which veto may not be unreasonably exercised), the interest rate on the Bonds may be converted to a different Interest Rate Mode upon receipt by the Trustee and the Remarketing Agent of a written direction from the Authorized Company Representative, to convert the interest rate on the Bonds to an Interest Rate Mode other than the Interest Rate Mode then in effect.

      On each Interest Rate Determination Date, the Remarketing Agent shall give the Trustee telephonic notice (immediately confirmed in writing) of the interest rate to be borne by the Bonds for the following Interest Rate Period; provided that if the interest rate is determined pursuant to clause (b) of the definition of the applicable Interest Rate Mode, on the Interest Rate Determination Date, the Trustee shall give notice to the Company and the Bank as above provided.

      If the interest rate on the Bonds is converted to a different Interest Rate Mode, at least thirty (30) days prior to the Interest Period Reset Date the Trustee shall notify the Bank and the Holders of all outstanding Bonds by first-class mail to all Holders, that upon such Interest Period Reset Date the Bonds shall be converted to a different Interest Rate Mode and that all Bonds shall be subject to a mandatory tender.

      Any calculation of the interest rate to be borne by the Bonds that is not in an integral multiple of one-eighth of one percent (0.125%) shall be rounded to the nearest one-hundredth of one percent (0.01%). The computation of the interest rate on the Bonds by the Remarketing Agent or the Trustee, as applicable, shall be binding and conclusive upon the Holders of the Bonds.

      "Annual Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the lowest interest rate for the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date, and ending on and including the last day of February or August nearest to but not later than the date that is one year from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) at which, as of such Interest Rate Determination Date, the Bonds could be remarketed at par, plus the accrued interest (if any) on the Interest Rate Adjustment Date for that Interest Rate Period or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Annual Interest Rate for whatever reason, or the Annual Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Annual Interest Rate exceed the Maximum Rate.

      "Daily Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent on the Interest Rate Adjustment Date, to be the lowest interest rate for the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date, and remaining in effect to, but not including, the next succeeding Business Day, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) at which rate, as of such Interest Rate Determination Date, the Bonds could be remarketed at par, plus the accrued interest (if any) on the Interest Rate Adjustment Date for that Interest Rate Period or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Daily Interest Rate for whatever reason, or the Daily Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Daily Interest Rate exceed the Maximum Rate.

      "Five-Year Interest Rate" (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the lowest interest rate for the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date and ending on and including the last day of February or August nearest to but not later than the date that is five years from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) at which, as of such Interest Rate Determination Date, the Bonds could be remarketed at par, plus the accrued interest (if any) on the Interest Rate Adjustment Date for that Interest Rate Period or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed or the Remarketing Agent has failed to determine the Five-Year Interest Rate for whatever reason, or the Five-Year Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Five-Year Interest Rate exceed the Maximum Rate.

      "Fixed Interest Rate" means the fixed rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the Fixed Interest Rate Conversion Date, to be the lowest interest rate from the Fixed Interest Rate Conversion Date to the final maturity date of the Bonds, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) at which, as of such Interest Rate Determination Date, the Bonds could be remarketed at par, plus the accrued interest (if any) on the Fixed Interest Rate Conversion Date without credit enhancement.

      "Interest Payment Date" or "Interest Payment Dates" means (a) while the Bonds bear interest at the Semiannual Interest Rate, the Annual Interest Rate, the Five-Year Interest Rate or the Fixed Interest Rate, the first day of each May and October, and (b) while the Bonds bear interest at the Daily Interest Rate, the Weekly Interest Rate, the Monthly Interest Rate, or the Quarterly Interest Rate, the first Business Day of each month, commencing the first Business Day of October, 2002.

      "Interest Period Reset Date" means the date on which the interest rate on the Bonds converts from the Interest Rate Mode applicable to the Bonds prior to such date to a new Interest Rate Mode. An Interest Period Reset Date shall be an Interest Rate Adjustment Date for the Interest Rate Mode in effect prior to such conversion.

      "Interest Rate Adjustment Date" means any date on which the interest rate on the Bonds is adjusted, either as the result of (i) the conversion of the interest rate on the Bonds to a different Interest Rate Mode, or (ii) the adjustment of the interest rate on the Bonds within the applicable Interest Rate Mode. For the initial Interest Rate Period of an Interest Rate Mode, the initial Interest Rate Adjustment Date shall be the Interest Period Reset Date and thereafter, for each succeeding Interest Rate Period, the first day of the first month of the next Interest Rate Period if the Bonds bear interest at the Semiannual, Annual or Five-Year Interest Rate, the first Business Day of the first month of the next Interest Rate Period if the Bonds bear interest at the Quarterly Interest Rate; the first Business Day of a month if the Bonds bear interest at the Monthly Rate; Thursday of each week if the Bonds bear interest at the Weekly Interest Rate; and on each Business Day if the Bonds bear interest at the Daily Interest Rate.

      "Interest Rate Determination Date" means (a) with respect to the Quarterly Interest Rate, the Semiannual Interest Rate, the Annual Interest Rate, the Five-Year Interest Rate and the Fixed Interest Rate, the tenth Business Day preceding an Interest Rate Adjustment Date, (b) with respect to the Monthly Interest Rate, the seventh Business Day preceding an Interest Rate Adjustment Date, and (c) with respect to the Weekly Interest Rate, not later than 2:00 p.m. according to local time at the Operations Office of the Trustee on Wednesday of each week, or the next preceding Business Day if such Wednesday is not a Business Day; provided that upon any conversion to the Weekly Interest Rate from a different Interest Rate Mode, the first Interest Rate Determination Date shall mean not later than 2:00 p.m. according to the local time at the Operations Office of the Trustee on the Business Day preceding the Interest Period Reset Date; and (d) with respect to the Daily Interest Rate, not later than 10:30 a.m., New York City time, and provided to the Trustee by the Remarketing Agent by electronic notice by 12:00 noon, New York City time, on that same day; provided that no notice need be given if the Daily Rate then in effect is to be the Daily Rate for the next Daily Rate Period.

      "Interest Rate Mode" means any of those modes of interest with respect to the Bonds permitted by the Indenture, specifically, the Daily Interest Rate, the Weekly Interest Rate, the Monthly Interest Rate, the Quarterly Interest Rate, the Semiannual Interest Rate, the Annual Interest Rate, the Five-Year Interest Rate and the Fixed Interest Rate.

      "Interest Rate Period" means that period of time during which the interest rate with respect to the Bonds has been determined by the Remarketing Agent or otherwise as provided in the definition of the applicable Interest Rate Mode, commencing on the applicable Interest Rate Adjustment Date, and terminating on the day immediately preceding the following Interest Rate Adjustment Date, if any.

      "Monthly Interest Rate" (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the lowest interest rate for the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date to and including the day preceding the first Business Day of the next month, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) at which, as of such Interest Rate Determination Date, the Bonds could be remarketed at par, plus the accrued interest (if any) on the Interest Rate Adjustment Date for that Interest Rate Period or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Monthly Interest Rate for whatever reason, or the Monthly Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Monthly Interest Rate exceed the Maximum Rate.

      "Quarterly Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable

Interest Rate Adjustment Date, to be the lowest interest rate for the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date to and including the day preceding the first Business Day of March, June, September or December nearest to but not later than the date that is three months from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) at which, as of such Interest Rate Determination Date, the Bonds could be remarketed at par, plus the accrued interest (if any) on the Interest Rate Determination Date for that Interest Rate Period or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Quarterly Interest Rate for whatever reason, or the Quarterly Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Quarterly Interest Rate exceed the Maximum Rate.

      "Remarketing Agent" means, initially, Wells Fargo Brokerage Services, LLC and any successor Remarketing Agent appointed pursuant to the Indenture.

      "Semiannual Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date and ending on and including the last day of February or August nearest to but not later than the date that is six months from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) at which, as of such Interest Rate Determination Date, the Bonds could be remarketed at par, plus the accrued interest (if any) on the Interest Rate Determination Date for that Interest Rate Period or or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Semiannual Interest Rate for whatever reason, or the Semiannual Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Semiannual Interest Rate exceed the Maximum Rate.

      "Weekly Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period of one week (or less in the case of any such Interest Rate Period commencing on an Interest Period Reset Date that is not a Thursday, or ending on the day preceding an Interest Period Reset Date) commencing on the applicable Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) at which, as of such Interest Rate Determination Date, the Bonds could be remarketed at par, plus the accrued interest (if any) on the Interest Rate Determination Date for that Interest Rate Period or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Weekly Interest

Rate for whatever reason, or the Weekly Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Weekly Interest Rate exceed the Maximum Rate.

                                  TENDER OPTION

      (a) Tender Option While Bonds Bear Interest at a Variable Rate Other Than the Daily Interest Rate or the Weekly Interest Rate. While the Bonds bear interest at the Monthly Interest Rate, the Quarterly Interest Rate, the Semiannual Interest Rate, the Annual Interest Rate or the Five-Year Interest Rate, on each Interest Rate Adjustment Date (each a "Bond Purchase Date"), each Holder shall have the option to tender for purchase, at the Purchase Price (a "Bond Purchase Date"), all of the Bonds owned by such Holder, or such lesser principal amount thereof (in denominations of $100,000 or integral multiples of $5,000 in excess thereof, provided that the untendered portion of any Bond shall be $100,000 or more in principal amount) as such Holder may specify in accordance with the terms, conditions and limitations hereinafter set forth. The Purchase Price for each such Bond shall be payable in lawful money of the United States of America and shall be paid in full on the applicable Bond Purchase Date.

      (b) Tender Option While Bonds Bear Interest at the Daily Interest Rate or the Weekly Interest Rate. While the Bonds bear interest at the Daily Interest Rate or the Weekly Interest Rate, on each Interest Rate Adjustment Date (each a "Bond Purchase Date"), each Holder has the option to tender for purchase, at the Purchase Price (a "Bond Purchase Date"), all of the Bonds owned by such Holder, or such lesser principal amount thereof (in denominations of $100,000 or integral multiples of $5,000 in excess thereof, provided that the untendered portion of any Bond shall be $100,000 or more in principal amount) as such Holder may specify in accordance with the terms, conditions and limitations hereafter set forth. The Purchase Price for each such shall be payable in lawful money of the United States of America and shall be paid in full on the applicable Bond Purchase Date.

      To exercise the option granted in paragraph (a) above, the Holder shall
(i) no earlier than fifteen (15) days before the Bond Purchase Date and no later than 11:00 a.m. according to the local time at the Operations Office of the Trustee on the eighth Business Day prior to the Bond Purchase Date, or in the event the Bonds bear interest at the Monthly Interest Rate, the fifth Business Day prior to the Bond Purchase Date, give notice to the Remarketing Agent and the Trustee by telecopy or in writing, that states (A) the name and address of the Holder, (B) the principal amount and, if the Bonds are not held pursuant to a book-entry system, the CUSIP number and Bond numbers of the Bonds to be purchased, (C) the Bond Purchase Date on which such Bonds are to be purchased pursuant to the terms of the Indenture, and (D) that such notice is irrevocable, and (ii) if the Bonds are not held pursuant to a book-entry system, no later than 10:00 a.m. according to the local time at the Operations Office of the Trustee on the seventh day immediately preceding the applicable Bond Purchase Date (or the next preceding Business Day if such seventh day is not a Business
Day), or in the event the Bonds bear interest at the Monthly Interest Rate, the fourth day preceding such Bond Purchase Date (or the next preceding Business Day if such fourth day is not a Business Day), deliver to the Operations Office of the Trustee the Bonds to be purchased in proper form, accompanied by fully completed and executed Instructions to Sell; and (iii) in the case of a Beneficial Owner, no later than 10:00 a.m. (according to the local time at the principal time at the Operations Office of the

Trustee) on the Bond Purchase Date, cause the transfer of the Beneficial Owner's Beneficial Ownership on the records of the Depository. In the case of a Bond or portion thereof to be purchased prior to an Interest Payment Date and after the Record Date in respect thereof, the Holder shall deliver a due-bill check, in form satisfactory to the Trustee, for interest due on such Interest Payment Date.

      To exercise the option granted in paragraph (b) above, the Holder shall
(i) no later than 8:00 a.m. according to the local time at the Operations Office of the Trustee on the second Business Day prior to the Bond Purchase Date (or, when the Bonds bear interest at the Daily Interest Rate, by 12:00 noon according to the local time at the Operations Office of the Trustee on the Bond Purchase
Date) give notice to the Trustee and the Remarketing Agent by telecopy or in writing that states (A) the name and address of the Holder, (B) the principal amount, CUSIP number and Bond numbers of the Bonds to be purchased, (C) that such Bonds are to be purchased on such Bond Purchase Date and, if the Bonds are not held pursuant to a book-entry system, the CUSIP number and Bond numbers of the Bonds to be purchased, (D) that such notice is irrevocable; (ii) if the Bonds are not held pursuant to a book-entry system, no later than 10:00 a.m. according to the local time at the Operations Office of the Trustee on such Bond Purchase Date, deliver to the Operations Office of the Trustee the Bonds to be purchased in proper form, accompanied by fully completed and executed Instructions to Sell, the form of which shall be printed on the Bonds; and (iii) in the case of a Beneficial Owner, no later than 10:00 a.m. (according to the local time at the Operations Office of the Trustee) on such Business Day, cause the transfer of the Beneficial Owner's Beneficial Ownership Interest on the records of the Depository. In the case of a Bond or portion thereof to be purchased prior to an Interest Payment Date and after the Regular Record Date in respect thereof, the Holder shall deliver a due-bill check, in form satisfactory to the Trustee, for interest due on such Interest Payment Date.

      If the Bonds are not held pursuant to a book-entry system, and if less than all of a Bond so delivered is to be purchased, the Trustee shall authenticate one or more Bonds in exchange therefor, registered in the name of such Holder, having the aggregate principal amount being retained by such Holder, and shall deliver such authenticated Bond or Bonds to such Holder.

      Any Bonds not delivered by Holders who have elected to tender their Bonds pursuant to the foregoing tender options shall be deemed tendered for remarketing. Subject to the right of such nondelivering Holders to receive the Purchase Price of such Bonds, such Bonds shall be null and void, and the Trustee shall authenticate and deliver new Bonds in replacement thereof pursuant to the remarketing of such Bonds. After the giving of a notice of tender, Beneficial Owners shall be obligated to transfer the Beneficial Ownership Interests or the records of the Depository.

      The tender options granted to the Holders and all mandatory Bond tenders are subject to the additional condition that any tendered Bonds (or the applicable portions thereof) will not be purchased if such Bonds (or applicable portions thereof) mature or are redeemed on or prior to the applicable Bond Purchase Date.

                                MANDATORY TENDER

      (a) If at any time the Issuer at the direction of the Company shall convert the interest rate on the Bonds to a different Interest Rate Mode, on the Interest Period Reset Date upon which such conversion is effective, all Bonds shall be subject to mandatory tender for purchase on the Interest Period Reset Date (a "Bond Purchase Date") at the Purchase Price.

      (b) The Bonds are subject to mandatory tender in whole on the Interest Payment Date that next precedes the Letter of Credit Termination Date (a "Bond Purchase Date"), at the Purchase Price unless, at least forty-five (45) days prior to any such Bond Purchase Date, the Bank shall have agreed to an extension or further extension of the Letter of Credit Termination Date to a date not earlier than one year from the Letter of Credit Termination Date being extended.

      At least thirty (30) days prior to such respective Bond Purchase Date described, the Trustee shall notify the Holders of all outstanding Bonds by first-class mail of the occurrence of the event causing such mandatory tender and shall and advise the Holders that all Bonds shall be subject to mandatory tender on such Bond Purchase Date.

      Bonds not tendered for purchase as required by the preceding paragraph shall be deemed to have been tendered without further notice or action by the Holders, subject to the right of the Holders of such Bonds to receive the Purchase Price of such Bonds, including interest accrued thereon to the Bond Purchase Date.

                                   REDEMPTION

      The Bonds are subject to redemption prior to stated maturity pursuant to first class mailed notice thereof by the Trustee at least thirty (30) days prior to the redemption date (except in the case of a redemption of Variable Rate Bonds described in paragraph (b) below, in which case notice shall be given at least five (5) days prior to the redemption date), as follows:

            (a) Mandatory Sinking Fund Redemption Upon Conversion to a Fixed Interest Rate. If the Bonds are converted to a Fixed Interest Rate, the Bonds are subject to mandatory redemption pursuant to mandatory sinking fund requirements, at a redemption price of 100% of the principal amount redeemed plus accrued interest, if any, thereon to the redemption date, on each September 1, in the amounts and years as determined pursuant to the Indenture.

            (b) Optional Redemption. Unless previously redeemed, the Bonds are subject to redemption (from funds other than those deposited in accordance with the mandatory sinking fund requirements of Section 3.01(a) of the Indenture), at the option of the Issuer upon the direction of the Company, (subject to compliance with Section 3.03 of the Indenture), (i) if the Bonds do not bear interest at the Fixed Interest Rate, in whole or in part (in integral multiples of $5,000, provided that the unredeemed portion of any Bond redeemed in part shall be $100,000 or more) on any Interest Rate Adjustment Date (except in the case of Bonds bearing interest at the Daily Interest Rate or the Weekly Interest Rate, only on the first Business Day of each month) at the redemption price of 100% of the principal amount redeemed plus accrued interest, if any, thereon to the redemption date, and (ii) after the Fixed Interest Rate Conversion Date and on or after the First Optional Redemption Date, in whole or in part (in integral multiples of $5,000) at any time at a redemption price equal to the following percentages of the principal amount redeemed, plus in each case accrued interest to the date fixed for redemption (if the maturity date of the Bonds is prior to the First Optional Redemption Date, then the Bonds bearing interest at a Fixed Interest Rate shall not be subject to optional redemption prior to maturity).

         Redemption Date                          Optional Redemption Price
         ---------------                          -------------------------
First Optional Redemption Date, through                      102%
the following last day of August

First Anniversary of the First Optional                      101
Redemption Date, through the following
last day of August

Second Anniversary of the First Optional                     100
Redemption Date, through the following
last day of August

            "First Optional Redemption Date" means the first Interest Payment Date that is at least thirty (30) days after the date that is the midpoint of the Fixed Rate Period; provided however, that in no event shall the First Optional Redemption Date be less than five years or greater than ten years after the commencement of the Fixed Interest Rate Period (and which date may be modified in accordance with the terms of the Indenture).

            "Fixed Interest Rate Conversion Date" means the Interest Period Reset Date from and after which the Bonds shall bear interest at the Fixed Interest Rate, as that date shall be established as provided in the Indenture.

            (c) Extraordinary Optional Redemption Upon the Occurrence of Certain Events Affecting the Facilities. The Bonds are subject to redemption, in whole or in part, at a redemption price equal to the principal amount thereof plus accrued interest to, but not including, the redemption date, without premium, on the earliest date for which notice of redemption can be given to the extent the Company has exercised its option to make prepayments pursuant to Section 5.04(b) of the Agreement.

            (d) Mandatory Redemption of Bonds on Determination of Taxability. The Bonds are also subject to mandatory redemption at a redemption price equal to the principal amount thereof plus accrued interest to, but not including, the redemption date in whole (or in part as provided below), without premium (except as provided below with respect to Bonds that bear interest at a Fixed Interest Rate), on the first day of a month within 180 days after the Company receives written notice from a Bondholder or former Bondholder or the Trustee that a Determination of Taxability (as defined in Section 3.01(d) of the Indenture) has occurred, or if such date is not a Business Day, on the next succeeding Business Day;

      provided that with respect to any Bonds that bear interest at a Fixed Interest Rate, the redemption price in the event of a redemption pursuant to this Section shall be the same as if the Bonds had been optionally redeemed on such date pursuant to (b) above. If the redemption of fewer than all of the Bonds would, in the Opinion of Bond Counsel, result in the interest on the Bonds outstanding following such redemption not being includable in the gross income for federal income tax purposes of the holders of such Bonds Outstanding, then fewer than all of the Bonds may be redeemed in the amount specified in such opinion.

      If fewer than all Bonds are to be redeemed at one time, the selection of Bonds, or portions thereof (in integral multiples of $5,000, provided that the unredeemed portion of any Bond bearing interest at a Variable Rate redeemed in part shall be $100,000 or more) to be redeemed shall be made by lot by the Trustee; provided, however, Bonds (or book entry interests in Bonds) pledged to the Bank pursuant to the Reimbursement Agreement shall be selected for redemption prior to the selection of any other Bonds. If Bonds or portions thereof are called for redemption and if on the redemption date moneys for the redemption thereof are held by the Trustee, thereafter those Bonds or portions thereof to be redeemed shall cease to bear interest, and shall cease to be secured by, and shall not be deemed to be outstanding under, the Indenture.

      It is certified and recited that there have been performed and have happened in regular and due form, as required by law, all acts and conditions necessary to be done or performed by the Issuer or to have happened (i) precedent to and in the issuing of the Bonds in order to make them legal, valid and binding special obligations of the Issuer, and (ii) precedent to and in the execution and delivery of the Indenture; that payment in full for the Bonds has been received; and that the Bonds do not exceed or violate any constitutional or statutory limitation.

      NEITHER THE ISSUER, THE COMPANY, THE BANK, NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY DIRECT PARTICIPANT, INDIRECT PARTICIPANT OR ANY BENEFICIAL OWNER OR ANY OTHER PERSON NOT SHOWN ON THE REGISTRATION BOOKS OF THE TRUSTEE AS BEING A HOLDER WITH RESPECT TO: (I) THE BONDS; (II) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT; (III) THE TIMELY EXERCISE BY DTC OR ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT OF ANY DIRECTION BY A BENEFICIAL OWNER IN RESPECT OF ITS ELECTION TO TENDER ITS INTEREST IN THE BONDS; (IV) THE TIMELY OR ULTIMATE PAYMENT BY DTC OR ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PURCHASE PRICE OF TENDERED BONDS OR THE PRINCIPAL OR REDEMPTION PRICE OF OR INTEREST ON THE BONDS; (V) THE DELIVERY BY ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER THAT IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO HOLDERS; (VI) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE BONDS; OR (VI) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS HOLDER.

                 [Remainder of page intentionally left blank.]

      IN WITNESS OF THE ABOVE, the Issuer has caused this Bond to be executed in the name of the Issuer by the manual or facsimile signature of the Chairman or Vice Chairman of the Board of Directors, and attested by the manual or facsimile signature of the Secretary or Assistant Secretary of the Board of Directors, and the manual or facsimile seal of the Issuer placed thereon, as of the date shown above.

                                         GULF COAST WASTE DISPOSAL AUTHORITY

                                         By: __________________________________
                                             Chairman

ATTEST:

By: ________________________________
    Secretary

                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                          CERTIFICATE OF AUTHENTICATION

      This Bond is one of the Bonds issued under the provisions of the within-mentioned Indenture.

                                           U.S. BANK NATIONAL ASSOCIATION,
                                                as Trustee

                                           By: _________________________________
                                                 Authorized Representative

Date of Authentication: ____________________

                [FORM OF COMPTROLLER'S REGISTRATION CERTIFICATE]

            COMPTROLLER'S REGISTRATION CERTIFICATE           REGISTER NO. _____
                      (To be attached to Initial Bond only)

      I hereby certify that this Bond has been examined, certified as to validity, and approved by the Attorney General of the State of Texas, and that this Bond has been registered by the Comptroller of Public Accounts of the State of Texas.

      Witness my signature and seal this

                                             ___________________________________
                                             Comptroller of Public Accounts
                                             of the State of Texas

                              [FORM OF ASSIGNMENT]

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________

________________________________________________________________(Please print or type the name and address, including the zip code of the transferee, and the Federal Taxpayer Identification or Social Security Number) the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints _______________ Attorney to transfer the within Bond on the books kept for registration and transfer thereof, with full power of substitution in the premises.

Dated:_________________________________   By:___________________________________

NOTICE: The signature of the Registered Owner above must correspond with the name of the Registered Owner as it appears on the registration books maintained by the Trustee.

Signature Guaranteed

By:_____________________________________
NOTICE: Signature(s) must be guaranteed by a
member firm of the STAMP, SEMP or MSP signature
guaranty medallion program.

                  [FORM OF NOTICE OF EXERCISE OF TENDER OPTION
                              INSTRUCTIONS TO SELL]

                       NOTICE OF EXERCISE OF TENDER OPTION
                              INSTRUCTIONS TO SELL

To:  U.S Bank National Association, as Trustee
     1000 Louisiana, 6th Floor
     MAC T5001-061
     Houston, Texas 77002
     Attention: Corporate Trust and Escrow Services

       RE: GULF COAST WASTE DISPOSAL AUTHORITY ENVIRONMENTAL FACILITIES REVENUE BONDS (WASTE CORPORATION OF TEXAS, L.P.PROJECT) SERIES 2002

Gentlemen:

      The undersigned, as the Holder of the Bond referred to below ("Bond"), hereby elects the option available to the undersigned pursuant to the Trust Indenture (the "Indenture") relating to the above-captioned bond issue. In accordance with such option, the undersigned hereby tenders:

[ ]      check the
         appropriate box:                 the entire Bond
[ ]

                                          (increments of $5,000 with a
                                           minimum of $100,000)

for purchase on the first Bond Purchase Date (as defined in the Bond) after the date hereof, pursuant to the referenced Indenture. In accordance with such tender, the undersigned hereby irrevocably sells, assigns and transfers such Bond or portion thereof at the Purchase Price set forth in the Indenture, and does hereby irrevocably constitute and appoint the Trustee as attorney to transfer such Bond or portion thereof on the books of the Trustee, with full power of substitution in the premises.

Dated: _____________________        __________________________________________
                                               Signature

Signature Guaranteed:

NOTICE: To exercise the option available to the Holder pursuant to the referenced Indenture, the Holder must notify the Trustee of such exercise and deliver this Bond to the Trustee at the times and in the manner set forth in this Bond. The signature to these Instructions to Sell must correspond with the name as written upon the face of this Bond in every particular, without alteration or enlargement, or any change whatsoever.

                                 TRUST INDENTURE

                                     Between

                       GULF COAST WASTE DISPOSAL AUTHORITY

                                       and

                         U.S. BANK NATIONAL ASSOCIATION
                                   as Trustee

                           Dated as of August 1, 2002

                              Securing $25,000,000
                        in aggregate principal amount of

                       GULF COAST WASTE DISPOSAL AUTHORITY
                     ENVIRONMENTAL FACILITIES REVENUE BONDS
                   (WASTE CORPORATION OF TEXAS, L.P. PROJECT)
                                   SERIES 2002

                                TABLE OF CONTENTS

ARTICLE I:  DEFINITIONS AND RULES OF CONSTRUCTION...............................................................     3
         Section 1.01.  Definitions.............................................................................     3
         Section 1.02.  Rules of Construction...................................................................    16

ARTICLE II:  THE BONDS..........................................................................................    17
         Section 2.01.  Issuance of Bonds; Form; Dating.........................................................    17
                        (a)      Authorization..................................................................    17
                        (b)      Details of Bonds...............................................................    17
                        (c)      Delivery.......................................................................    18
         Section 2.02.  Interest on the Bonds...................................................................    18
                        (a)      General; Initial Interest Rate.................................................    19
                        (b)      Conversion to Different Variable Rate Interest Rate Mode.......................    19
                        (c)      Conversion to Fixed Interest Rate.............................................     20
                        (d)      Determination of Rates Conclusive..............................................    20
                        (e)      Notice of Interest Rate Determinations and Conversions to Different Modes......    20
                        (f)      Interest Calculations..........................................................    21
         Section 2.03.  Execution and Authentication............................................................    21
         Section 2.04.  Bond Register...........................................................................    22
         Section 2.05.  Registration and Exchange of Bonds; Persons Treated as Owners;
                        Book-Entry System.......................................................................    22
         Section 2.06.  Mutilated, Lost, Stolen, Destroyed or Undelivered Bonds.................................    24
         Section 2.07.  Cancellation of Bonds...................................................................    25
         Section 2.08.  Temporary Bonds.........................................................................    25

ARTICLE III:  REDEMPTION, PURCHASE AND REMARKETING..............................................................    25
         Section 3.01.  Terms of Redemption of Bonds............................................................    25
                  (a)   Mandatory Sinking Fund Redemption Following Conversion to a Fixed Interest Rate.........    25
                  (b)   Optional Redemption.....................................................................    26
                  (c)   Extraordinary Optional Redemption Upon the Occurrence of Certain Events
                        Affecting the Facilities................................................................    26
                  (d)   Mandatory Redemption of Bonds on Determination of Taxability............................    26
                  (e)   Use of Certain Funds to Redeem Bonds....................................................    27
         Section 3.02.  Partial Redemption......................................................................    27
         Section 3.03.  Election to Redeem......................................................................    28
         Section 3.04.  Notice of Redemption....................................................................    28
         Section 3.05.  Payment of Redeemed Bonds...............................................................    30
         Section 3.06.  Tender Options..........................................................................    31
                        (a)   Optional Tender While Bonds Bear Interest at
                              the Monthly Interest Rate, the Quarterly
                              Interest Rate, the Semiannual Interest Rate,
                              the Annual Interest Rate or the Five-Year
                              Interest Rate.....................................................................    31

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

                        (b)   Optional Tender While Bonds Bear Interest at Daily Interest Rate or Weekly
                              Interest Rate....................................................................     31
                        (c)   Notification of Optional Tender..................................................     31
                        (d)   Bonds Deemed Tendered.............................................................    32
         Section 3.07.  Mandatory Tender Upon Conversion to a New Interest Rate Mode............................    33
         Section 3.08.  Mandatory Tender Upon Expiration of Letter of Credit....................................    33
         Section 3.09.  Remarketing of Bonds....................................................................    34
         Section 3.10.  Delivery of Purchased Bonds and Remarketing of Pledged Bonds............................    35

ARTICLE IV:  PAYMENT OF BONDS AND CREATION OF FUNDS.............................................................    36
         Section 4.01.  Payment of Bonds........................................................................    36
         Section 4.02.  Creation of Bond Fund...................................................................    37
         Section 4.03.  Payments Into Bond Fund.................................................................    37
         Section 4.04.  Use of Moneys in Bond Fund..............................................................    38
         Section 4.05.  Custody of Bond Fund....................................................................    39
         Section 4.06.  Creation of Construction Fund...........................................................    39
         Section 4.07.  Payments Into the Construction Fund; Disbursements......................................    39
         Section 4.08.  Completion of Facilities and Disposition of Construction Fund Balance...................    40
         Section 4.09.  Moneys To Be Held in Trust..............................................................    40
         Section 4.10.  Payment to Company From Bond Fund or Construction Fund..................................    40
         Section 4.11.  Investment of Moneys....................................................................    40
         Section 4.12.  Creation of Rebate Fund.................................................................    42
         Section 4.13.  Limitation on Trustee's and Issuer's Responsibilities Respecting Arbitrage..............    44

ARTICLE V:  LETTER OF CREDIT....................................................................................    44
         Section 5.01.  Requirements for Letter of Credit.......................................................    44
         Section 5.02.  Draws on Letter of Credit; Extensions...................................................    44
         Section 5.03.  Substitute Letter of Credit.............................................................    45
         Section 5.04.  Enforcement of the Letter of Credit.....................................................    47

ARTICLE VI:  COVENANTS..........................................................................................    47
         Section 6.01.  Payment of Bonds; Limited Obligations...................................................    47
         Section 6.02.  Further Covenants and Representations of Issuer.........................................    48
         Section 6.03.  Further Assurances......................................................................    48
         Section 6.04.  Tax Covenant............................................................................    48

ARTICLE VII:  DISCHARGE OF INDENTURE............................................................................    48
         Section 7.01.  Bonds Deemed Paid; Discharge of Indenture...............................................    48
         Section 7.02.  Application of Trust Money..............................................................    50

ARTICLE VIII:  DEFAULTS AND REMEDIES............................................................................    50
         Section 8.01.  Events of Default.......................................................................    50
         Section 8.02.  Acceleration and Duty to Draw on Letter of Credit.......................................    50
         Section 8.03.  Disposition of Amounts Drawn on Letter of Credit; Assignment of Rights to Contest.......    51
         Section 8.04.  Other Remedies; Rights of Bondholders...................................................    52
         Section 8.05.  Right of Bondholders to Direct Proceedings..............................................    52

         Section 8.06.  Application of Moneys...................................................................    53
         Section 8.07.  Remedies Vested in Trustee..............................................................    54
         Section 8.08.  Limitations on Suits....................................................................    54
         Section 8.09.  Termination of Proceedings..............................................................    55
         Section 8.10.  Waivers of Events of Default............................................................    55
         Section 8.11.  Notice of Defaults; Opportunity of Company to Cure Defaults.............................    56
         Section 8.12.  Unconditional Right to Receive Principal, Premium and Interest .........................    56
         Section 8.13.  Bonds Outstanding.......................................................................    56
         Section 8.14.  Bank Deemed Owner.......................................................................    57
         Section 8.15.  Subrogation Rights of the Bank..........................................................    57
         Section 8.16.  Rights and Duties of the Issuer.........................................................    57
                        (a)      Remedies of the Issuer.........................................................    58
                        (b)      Limitations on Actions.........................................................    58
                        (c)      Responsibility.................................................................    58
         Section 8.17.  Expenses of the Issuer..................................................................    59
         Section 8.18.  Actions by Issuer.......................................................................    59

ARTICLE IX:  TRUSTEE AND REMARKETING AGENT......................................................................    59
         Section 9.01.  Duties of Trustee.......................................................................    59
         Section 9.02.  Rights of Trustee.......................................................................    60
         Section 9.03.  Individual Rights of Trustee, Etc.......................................................    61
         Section 9.04.  Trustee's Disclaimer....................................................................    61
         Section 9.05.  Notice of Defaults......................................................................    62
         Section 9.06.  Compensation and Indemnification of Trustee.............................................    62
         Section 9.07.  Eligibility of Trustee..................................................................    62
         Section 9.08.  Replacement of Trustee..................................................................    63
         Section 9.09.  Concerning the Remarketing Agent........................................................    64
         Section 9.10.  Qualifications of Remarketing Agent.....................................................    64
         Section 9.11.  Successor Trustee or Agent by Merger....................................................    65
         Section 9.12.  Appointment of Co-Trustee...............................................................    65
         Section 9.13.  Several Capacities......................................................................    66
         Section 9.14.  No Conflict.............................................................................    66
         Section 9.15.  Notice to Successor Trustee.............................................................    66

ARTICLE X:  AMENDMENTS OF AND SUPPLEMENTS TO INDENTURE..........................................................    67
         Section 10.01.  Without Consent of Bondholders.........................................................    67
         Section 10.02.  With Consent of Bondholders............................................................    68
         Section 10.03.  Effect of Consents.....................................................................    68
         Section 10.04.  Notation on or Exchange of Bonds.......................................................    68
         Section 10.05.  Signing by Trustee of Amendments and Supplements.......................................    69
         Section 10.06.  Company, Bank, and Remarketing Agent Consents Required.................................    69
         Section 10.07.  Notice to Bondholders..................................................................    69
         Section 10.08.  Opinion of Bond Counsel Required.......................................................    69

ARTICLE XI:  AMENDMENTS OF AND SUPPLEMENTS TO OTHER DOCUMENT....................................................    69
         Section 11.01.  Without Consent of Bondholders.........................................................    69
         Section 11.02.  With Consent of Bondholders............................................................    69
         Section 11.03.  Consents by Trustee to Amendments or Supplements.......................................    70
         Section 11.04.  Notice to Bondholders..................................................................    70

         Section 11.05.  Bank and Remarketing Agent Consent Required............................................    70

ARTICLE XII:  MISCELLANEOUS.....................................................................................    70
         Section 12.01.  Notices................................................................................    70
         Section 12.02.  Bondholders' Consents..................................................................    72
         Section 12.03.  Notices to Rating Agency...............................................................    73
         Section 12.04.  Limitation of Rights...................................................................    73
         Section 12.05.  Severability...........................................................................    73
         Section 12.06.  Payments Due on Non-Business Days......................................................    73
         Section 12.07.  Governing Law..........................................................................    73
         Section 12.08.  No Personal Liability of Issuer Officials..............................................    74
         Section 12.09.  Counterparts...........................................................................    74
         Section 12.10.  References to the Bank.................................................................    74

EXHIBIT A:  FORM OF BOND........................................................................................   A-1

                                      -iv-